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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-192628

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to the notes has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement is not an offer to sell the notes and it is not soliciting an offer to buy the notes in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated December 2, 2013

Preliminary prospectus supplement
(To prospectus dated December 2, 2013)

$125,000,000

GT Advanced Technologies Inc.

$125,000,000

        % Convertible Senior Notes due 2020

Interest payable June 15 and December 15

           We are offering $125,000,000 principal amount of our        % Convertible Senior Notes due 2020. The notes will bear interest at a rate of         % per year, payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2014. The notes will mature on December 15, 2020.

           Holders may convert their notes at their option at any time prior to the close of business on the business day immediately preceding June 15, 2020 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2014 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the "measurement period") in which the trading price (as defined in this prospectus supplement) per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after June 15, 2020 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at any time, regardless of the foregoing circumstances. Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in this prospectus supplement.

           The conversion rate will initially be                shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $                per share of common stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event in certain circumstances as described in this prospectus supplement.

           We may not redeem the notes prior to the maturity date, and no sinking fund is provided for the notes.

           If we undergo a fundamental change, holders may require us to repurchase for cash all or part of their notes at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

           The notes will be our general unsecured obligations and will rank equal in right of payment with any existing and future senior unsecured indebtedness of ours; senior in right of payment to any indebtedness that is contractually subordinated to the notes; structurally subordinated to the claims of our subsidiaries' creditors, including trade creditors and including amounts payable by and obligations of our subsidiaries under certain agreements with Apple Inc.; and effectively subordinated to any secured indebtedness to the extent of the value of the collateral securing such indebtedness.

           Concurrently with this offering of notes, we are offering 12,000,000 shares of our common stock (or 13,800,000 shares of our common stock if the underwriters of that offering exercise their option to purchase additional shares in full), in an underwritten offering pursuant to a separate prospectus supplement. The closing of this offering of notes is not contingent upon the closing of the concurrent offering of common stock, and the closing of the concurrent offering of common stock is not contingent upon the closing of this offering of notes.

           We do not intend to apply to list the notes on any securities exchange or any automated dealer quotation system. Our common stock is listed on The NASDAQ Global Select Market under the symbol "GTAT." The last reported sale price of our common stock on The NASDAQ Global Select Market on November 29, 2013 was $9.81 per share.

           Investing in the notes involves a high degree of risk. See "Risk Factors" beginning on page S-8 of this prospectus supplement.

	Per note	Total

Public offering price(1)	$	$

Underwriting discounts and commissions	$	$

Proceeds, before expenses, to us	$	$

(1)
Plus accrued interest, if any, from December     , 2013.

           We have granted the underwriters the right to purchase, exercisable within a 30-day period from the date of this prospectus supplement, up to an additional $18,750,000 principal amount of notes.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

           We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company on or about December             , 2013.

Joint Book-Running Managers
Morgan Stanley	Goldman, Sachs & Co.

Co-Manager
Canaccord Genuity

December     , 2013

PRESENTATION OF INFORMATION

        These offering materials consist of two documents: (1) this prospectus supplement, which describes the terms of the convertible senior notes that we are currently offering, and (2) the accompanying prospectus, which provides general information about us. The information in this prospectus supplement supersedes any inconsistent information included or incorporated by reference in the accompanying prospectus.

        Neither we nor the underwriters have authorized anyone to provide you with any additional information or any information that is different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus provided in connection with this offering. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the underwriters are making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. This prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference are accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any free writing prospectus or of any sale of our notes. Our business, operating results, financial condition and prospects may have changed since that date.

        It is important for you to read and consider all the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus provided in connection with this offering before making your investment decision.

        This prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus provided in connection with this offering contain various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our expectations or beliefs concerning future events. See "Note Regarding Forward Looking Statements" in the accompanying prospectus.

        Unless stated otherwise or the context otherwise requires, we use the terms "GT Advanced Technologies" "our company," "we," "us" and "our" in this prospectus supplement to refer to GT Advanced Technologies Inc. and its subsidiaries. When we refer to "you" or "yours" we mean the holders of convertible notes offered hereby.

S-i

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        We incorporate by reference in this prospectus supplement and the accompanying prospectus the documents listed below and any future filings we make with the Securities and Exchange Commission, or the SEC, under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until we have sold all of the securities to which this prospectus supplement relates. Any statement in a document incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement in a document incorporated by reference in this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus supplement, the accompanying prospectus or any subsequently filed document that is incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes such statement.

        We incorporate by reference in this prospectus only the documents set forth below that have been previously filed with the SEC:

  •
  our Transition Report on Form 10-K for the transition period from April 1, 2012 to December 31, 2012 filed with the SEC on March 1, 2013;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 30, 2013, June 29, 2013 and September 28, 2013, filed with the SEC on May 9, 2013, August 8, 2013 and November 7, 2013, respectively;

  •
  our Current Reports on Form 8-K filed with the SEC on January 4, 2013, January 10, 2013 (and amended on February 28, 2013), January 18, 2013, February 7, 2013, April 19, 2013, May 20, 2013, June 7, 2013, August 2, 2013, August 23, 2013, September 9, 2013 and November 4, 2013;

  •
  our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 26, 2013 to the extent incorporated by reference into our Transition Report on Form 10-K for the transition period from April 1, 2012 to December 31, 2012 filed with the SEC on March 1, 2013; and

  •
  the description of our common stock, par value $0.01 per share, included under the caption "Description of Capital Stock" in the Prospectus forming a part of the Company's Registration Statement on Form S-1, initially filed with the SEC on April 26, 2007 (File No. 333-142383), including exhibits, and as amended, which description has been incorporated by reference in Item 1 of our Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, on July 23, 2008 (File No. 001-34133).

        We will provide without charge to each person to whom a copy of this prospectus supplement is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (other than exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents). Requests should be directed to Investor Relations, GT Advanced Technologies Inc., 243 Daniel Webster Highway, Merrimack, New Hampshire 03054 or may be made by phone by calling (603) 883-5200.

S-ii

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information and reporting requirements of the Exchange Act, under which we file periodic reports, proxy and information statements and other information with the SEC. Copies of the reports, proxy statements and other information may be examined without charge at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549, or on the Internet at http://www.sec.gov. Copies of all or a portion of such materials can be obtained from the Public Reference Room of the SEC upon payment of prescribed fees. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.

        We have filed a Registration Statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus supplement. This prospectus supplement and the accompanying prospectus omit certain information contained in the Registration Statement on Form S-3, as permitted by the SEC. Refer to the Registration Statement on Form S-3, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus supplement. Statements in this prospectus supplement and the accompanying prospectus regarding the provisions of documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above and through the SEC's website.

S-iii

SUMMARY

        This summary highlights selected information included or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all of the information that may be important to you. You should carefully review this entire prospectus supplement and the accompanying prospectus, including the risk factors and financial statements included and incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our Business

        GT Advanced Technologies Inc. (referred to as "we," "us" and "our") is a leading diversified technology company producing advanced materials and innovative crystal growth equipment for the global consumer electronics, power electronics, solar and LED industries. Our technical innovations accelerate the use of advanced materials, enabling a new generation of products across this diversified set of global markets.

        We operate through three business segments: our sapphire business, our polysilicon business and our photovoltaic, or PV, business.

Sapphire Business

        Our sapphire business manufactures and sells sapphire material, sapphire growth equipment and certain other related sapphire technologies. We produce high-quality sapphire materials for a wide variety of markets including optical, photonics, point-of-sale and titanium- sapphire laser materials and consumer electronics. We manufacture sapphire material using our advanced sapphire crystal growth furnace, or ASF system, at our facility in Salem, Massachusetts and expect to commence manufacturing of sapphire material in the near future at our leased facility in Arizona. We recently entered into an agreement to supply sapphire material to Apple Inc., or Apple. We expect that proposed sapphire material production operations in Arizona will principally be used to satisfy our obligations under this supply agreement. We expect that our sapphire material operations will constitute a larger portion of our business going forward than in the past as a result of our supply arrangement with Apple.

        We intend to continue to sell our ASF systems to sapphire manufacturers in certain select markets, including the LED industry, subject to certain exclusivity rights that we have granted Apple.

Polysilicon Business

        Our polysilicon business manufactures and sells silicon deposition reactors, or SDRs, used to react gases at high temperatures to produce polysilicon, the key raw material used in silicon-based solar wafers and cells, while also offering engineering services and related equipment. In addition, our polysilicon business sells hydrochlorination technology and equipment which is utilized to convert silicon tetrachloride into trichlorosilane, or TCS, which is used as seed material in the manufacture of high purity silicon. Hydrochlorination technology is designed to improve the efficiency and lower the costs of polysilicon production.

Photovoltaic Business

        Our PV business manufactures and sells directional solidification, or DSS, crystallization furnaces and ancillary equipment used to cast crystalline silicon ingots by melting and cooling polysilicon in a precisely controlled process. These ingots are used to make photovoltaic wafers which are, in turn, used to make solar cells.

        In addition, we are currently developing an equipment offering based on the continuously-fed Czochralski, or HiCz™, growth technology which is targeted at improving the ingot performance compared to that of multicrystalline silicon materials. We have not yet, however, commercialized the HiCz™ monocrystalline equipment offering.

Recent Developments

Agreements with Apple Inc.

        On October 31, 2013, GTAT Corporation, our wholly-owned subsidiary, and Apple entered into a Master Development and Supply Agreement and related Statement of Work, or the MDSA, pursuant to which we have agreed to supply sapphire material to Apple for use in certain of their products. We have granted Apple exclusive rights with respect to the sapphire materials generated with the ASF units operated by GTAT Corporation, subject to certain limited exceptions, and certain intellectual property rights in connection with its sapphire growth and related technologies, including a right to acquire new sapphire technologies created by us. While the MDSA specifies our minimum and maximum supply commitments, Apple has no purchase requirements under the terms of the MDSA.

        On the same date, GTAT Corporation also entered into a Prepayment Agreement with Apple pursuant to which we will receive approximately $578 million, which we refer to as the Prepayment Amount, in four separate installments, as payment in advance for the purchase by Apple of sapphire material. The Prepayment Amount must be used to purchase ASF systems and related equipment principally for use at our Arizona facility. We received the first installment of $225 million on November 15, 2013 and we are required to repay the Prepayment Amount ratably over a five-year period beginning in January 2015, either as an offset to amounts due from Apple for the purchase of sapphire material under the MDSA or as a direct cash payment to Apple. Our obligation to repay the Prepayment Amount may be accelerated under certain circumstances. Our obligations under the Prepayment Agreement are secured by the assets of and our equity interests in GTAT Corporation, our primary domestic operating subsidiary. We expect that in connection with the completion of this offering and our concurrent offering of shares of our common stock, this security interest will be released and our obligations under the MDSA, related Statement of Work and the Prepayment Agreement will continue to be secured by the ASF units purchased with the Prepayment Amount as well as the equity interests in our subsidiary, GT Advanced Equipment Holding LLC, that owns those ASF units. See "Risk Factors."

        In connection with the MDSA, GTAT Corporation entered into a lease agreement with an affiliate of Apple in order to lease a facility in Mesa, Arizona that we will use for the purpose of manufacturing the sapphire material under the MDSA.

Termination of Credit Agreement

        On October 30, 2013, we terminated our Credit Agreement with Bank of America N.A. and certain other lenders, or the Credit Agreement. As of September 28, 2013, there was approximately $96 million outstanding under the Credit Agreement's term loan facility which was paid in full on October 30, 2013 by using available cash. As of October 30, 2013, there were no amounts outstanding or stand-by letters of credit under the revolving credit facility component of the Credit Agreement. In connection with the termination of the Credit Agreement, we expect to recognize a charge in the fourth quarter of 2013 of approximately $3.6 million relating to deferred issuance costs.

Risk Factors

        Our business is subject to risk, including those described in Item IA. Risk Factors beginning on page S-8 of this prospectus supplement.

Our Principal Executive Offices

        Our principal executive offices are located at 243 Daniel Webster Highway, Merrimack, New Hampshire 03054 or may be made by phone by calling (603) 883-5200. Our website address is www.gtat.com. The information found on our website, or that may be accessed by links on our website, is not part of this prospectus supplement or the accompanying prospectus.

 The Offering

        The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of Notes" section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes. As used in this section, "we," "our," and "us" refer to GT Advanced Technologies Inc. and not to its consolidated subsidiaries.

Issuer	GT Advanced Technologies Inc., a Delaware corporation.
Securities

$125,000,000 principal amount of        % Convertible Senior Notes due 2020 (plus up to an additional $18,750,000 principal amount of notes if the underwriters' option to purchase additional notes is exercised in full).

Maturity	December 15, 2020, unless earlier converted or repurchased.
Interest

        % per year. Interest will accrue from December    , 2013 and will be payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2014. We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under "Description of Notes—Events of Default."

Conversion rights

Holders may convert their notes at their option prior to the close of business on the business day immediately preceding June 15, 2020, in multiples of $1,000 principal amount, only under the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on March 31, 2014 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

•

during the five business day period after any five consecutive trading day period (the "measurement period") in which the "trading price" (as defined under "Description of Notes—Conversion Rights—Conversion upon Satisfaction of Trading Price Condition") per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such trading day; or

• upon the occurrence of specified corporate events described under "Description of Notes—Conversion Rights—Conversion upon Specified Corporate Events."
On or after June 15, 2020 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.

The conversion rate for the notes is initially      shares per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $      per share of common stock), subject to adjustment as described in this prospectus supplement.

Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and number of shares of our common stock, if any, due upon conversion will be based on a daily conversion value (as described herein) calculated on a proportionate basis for each trading day in a 40 trading day observation period (as described herein). See "Description of Notes—Conversion Rights—Settlement upon Conversion."

In addition, following certain corporate events that occur prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event in certain circumstances as described under "Description of Notes—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change."

You will not receive any additional cash payment or additional shares representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed to be paid by the cash, shares of our common stock or a combination of cash and shares of our common stock paid or delivered, as the case may be, to you upon conversion of a note.

No redemption	We may not redeem the notes prior to the maturity date and no "sinking fund" is provided for the notes, which means that we are not required to redeem or retire the notes periodically.
Fundamental change

If we undergo a "fundamental change" (as defined in this prospectus supplement under "Description of Notes—Fundamental Change Permits Holders to Require us to Purchase Notes"), subject to certain conditions, holders may require us to repurchase for cash all or part of their notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See "Description of

Notes—Conversion Rights—Fundamental Change Permits Holders to Require us to Purchase Notes."
Ranking	The notes will be our general unsecured obligations and will rank:
• equal in right of payment with any existing and future senior unsecured indebtedness of ours;
• senior in right of payment to any indebtedness that is contractually subordinated to the notes;
• structurally subordinated to the claims of our subsidiaries' creditors, including trade creditors and amounts payable by and obligations of our subsidiaries under our agreements with Apple; and
• effectively subordinated to any secured indebtedness to the extent of the value of the collateral securing such indebtedness.

As of September 28, 2013 our total consolidated indebtedness was approximately $261 million (which amount excludes the portion of our 3.00% Convertible Senior Notes due 2017, or the 2017 notes, allocated to the conversion feature). Subsequently, on October 30, 2013, we repaid all amounts outstanding under our senior secured credit facility and on November 15, 2013, we received our first installment payment of $225 million pursuant to our Prepayment Agreement with Apple. Pursuant to the Prepayment Agreement, Apple was granted a senior security interest in all of the assets and capital stock of GTAT Corporation, our primary domestic operating subsidiary. In connection with the receipt of proceeds from the notes and the concurrent common stock offering, we expect that these liens will be released and Apple will continue to hold a security interest in our ASF units purchased pursuant to the Prepayment Agreement as well as in the equity interests of our subsidiary that owns those units to secure our payment obligations under the Prepayment Agreement and supply obligations to Apple. As a result of the repayment of the senior secured credit facility and the receipt of our first installment payment of $225 million under the Prepayment Agreement, our total consolidated indebtedness as of the date of this prospectus supplement is approximately $338 million (which excludes the portion of our 2017 notes allocated to the conversion feature). After giving effect to the issuance of the notes (assuming no exercise of the underwriters' option to purchase additional notes), our total consolidated indebtedness would have been approximately $420 million (which excludes the estimated portion of the notes and the 2017 notes allocated to the conversion feature).

The indenture governing the notes does not limit the amount of debt that we or our subsidiaries may incur.

Use of proceeds

The net proceeds from this offering are estimated to be approximately $          million (or $          million if the underwriters exercise their option to purchase additional notes in full), after deducting fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering and the concurrent common stock offering for working capital and general corporate purposes, which may include the acquisition of companies or businesses and capital expenditures. See "Use of Proceeds."

Book-entry form

The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Absence of a public market for the notes

The notes are new securities and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes without notice. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.

U.S. federal income tax consequences

For certain material U.S. federal income tax and estate tax consequences of the holding, disposition and conversion of the notes, and the holding and disposition of shares of our common stock, see "Material U.S. Federal Income and Estate Tax Considerations."

NASDAQ Global Select Market symbol for our common stock	Our common stock is listed on The NASDAQ Global Select Market under the symbol "GTAT."
Trustee, notes registrar, paying agent and conversion agent	U.S. Bank National Association.
Concurrent offering of common stock

Concurrently with this offering of our notes, we are offering 12,000,000 shares of our common stock (13,800,000 shares if the underwriters of that offering exercise their option to purchase additional shares in full) pursuant to a separate prospectus supplement in an underwritten public offering. Through this offering and our concurrent common stock offering we intend to raise gross proceeds of approximately $242.7 million, based on an assumed common stock offering price of $9.81 per share (the closing price of our common stock on November 29, 2013) (up to $279.1 million if the underwriters in the concurrent common stock offering exercise in full their option to purchase additional shares and the underwriters in this offering exercise in full their option to purchase additional notes), although there can be no assurance that such amount will be raised or the allocation of such amount between this offering and our concurrent common stock offering. This offering is not contingent upon our common stock offering and our common stock offering is not contingent upon this notes offering. We cannot assure you that our common stock offering will be completed. See "Concurrent Common Stock Offering."

RISK FACTORS

        An investment in our notes involves risks. You should carefully consider the risks described below, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. In addition, please read "Presentation of Information" in this prospectus supplement and "Note Regarding Forward-Looking Statements" in the accompanying prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to Our Business

Our business should change as providing sapphire material is expected to constitute an increased portion of our operations, and if we are unable to successfully transition our business and establish our sapphire material operations our business will be harmed.

        Pursuant to a contract we entered into on October 31, 2013 with Apple, we have agreed to supply sapphire materials that Apple expects to incorporate into certain of its products. Historically, we have been a provider of crystal growth equipment, with very limited operations supplying sapphire material produced at our Salem, Massachusetts facility. Pursuant to the supply arrangement with Apple, we have agreed to commit significant resources to the growth of our sapphire material operations and have undertaken material obligations related thereto. We expect that the sapphire material-producing operations at our Arizona facility, which is still under development, will, if successful, constitute a significant part of our overall business. We have very limited experience operating a material manufacturing operation of this scale, and if we are unable to timely establish and maintain operations of the scale contemplated, our business and results of operations would be significantly impacted and we may be unable to perform some or all of the obligations we have undertaken as part of our agreement with Apple. Among the risks we face are: (i) hiring and maintaining a workforce necessary to operate the facility, (ii) the facility consistently complying with the specifications necessary to operate the ASF systems and that these specifications will be consistently be adhered to, including adequate supply of power and water (some of which are beyond our control) and (iii) ensuring that the components and parts necessary to generate sapphire and operate and maintain the ASF systems are available in time and quantity from our suppliers necessary to meet our expected delivery schedules.

        In addition, we must supply sapphire material that meets agreed upon specifications by agreed upon deadlines and we must have available an adequate supply for expected, although not committed, demand. If we are unable to comply with each of these requirements, we will be subject to significant warranty claims and/or liquidated damages. We may be unable to make these liquidated damage payments or satisfy our warranty obligations and any such failure will have material adverse consequences for our business and results of operations.

        Through the remainder of 2013 and the first quarter of 2014, we expect that we will sell a very limited number of ASF units to our customers as we ramp up our sapphire material operations. For this same reason, we expect to convert very limited amounts in our sapphire equipment backlog into revenue during this period.

Apple has no minimum purchase obligation and if Apple does not purchase sufficient quantities of sapphire material, our revenues will suffer and we may be unable to meet our obligations to repay advances that were provided to us.

        We have granted certain exclusivity rights to Apple with respect to the sapphire material generated with our ASF systems. Therefore, our sapphire material business will depend, to a large extent, on purchases of sapphire material by Apple. Although we have significant minimum supply obligations,

Apple has no purchase obligations or requirement to purchase sapphire materials only from us under our arrangements and if Apple purchases no sapphire material, or limited sapphire material, our anticipated sapphire business revenues would be materially and adversely affected.

        Apple has committed to make a $578 million prepayment, or the Prepayment Amount, to us in four installments, the first of which we have already received. We must repay the Prepayment Amount ratably over a five year period beginning in January 2015, either as a credit against Apple purchases of sapphire material or as a direct cash payment to Apple. Without significant sapphire revenue from Apple, we would still be required to repay in cash (on a quarterly basis) significant amounts of the Prepayment Amount beginning in 2015, which would limit our ability to invest in or operate other portions of our business, including our equipment operations, or to repay indebtedness at the time of maturity of such indebtedness. In addition, these repayments may exhaust all of our cash and, if we are unable to make a payment when due (or we fail to meet our supply obligations), we will be in default and Apple will have the right to acquire control and possession of the ASF systems and/or our subsidiary (GT Advanced Equipment Holding LLC) that owns these systems (and to be paid in cash for any deficiency). In addition, in order to secure payment of a portion of the prepayment, we have also granted Apple a security interest in all of the assets of GTAT Corporation (our principal U.S. subsidiary) and in the equity interests of GTAT Corporation. In connection with the receipt of proceeds from our concurrent offerings of notes and common stock on the date hereof, we expect that these liens will be released. The prepayment installments from Apple may also be cancelled prior to payment, or repayment accelerated, under certain circumstances, including if the ASF systems do not generate sapphire material to specification prior to an agreed upon date or we are unable to comply with certain financial requirements. Finally, if the repayment of the Prepayment Amount were to be accelerated, it would likely produce a cross-default under our 3.00% Convertible Senior Notes due 2017, or the 2017 notes, and the notes offered in this offering (correspondingly, an acceleration of the 2017 notes and the notes offered in this offering would likely produce a cross-default under the Prepayment Agreement), and we may not have sufficient resources at such time to satisfy these obligations.

        Even if Apple does purchase adequate amounts of sapphire material, the margins related to this business (even when operating at expected capacity) will be much lower than those of our equipment business.

We have granted Apple certain exclusivity rights with respect to our sapphire growth technologies; such rights include an agreement that we will not sell our ASF systems to customers that generate sapphire material for use in certain products, and if our ASF customers were to generate sapphire for use in those restricted applications we could be subject to significant penalties which would harm our business.

        In connection with our agreements to supply sapphire material to Apple, we also agreed that we would not directly or indirectly provide sapphire material, sell ASF systems to customers that would generate sapphire, or provide licenses or services pertaining to our sapphire technology or related intellectual property to any company other than Apple in each case for use in certain applications, including consumer electronics (subject to certain limited exceptions). If we were to breach this provision, or our ASF customers were to produce sapphire for these restricted applications, we would be subject to penalties under our agreement with Apple, including significant monetary penalties. While we intend that all of our future ASF equipment contracts will place restrictions on the use of the ASF-generated material, there is no guarantee that our customers will honor this restriction or that, if they were to breach such contractual provision, that we would be able to collect (and we expect that we would be very unlikely to collect) sufficient amounts to off-set the monetary damages that we would owe Apple. Any violation of this exclusivity provision by us or by our customers, over which we will exercise very limited control, would have a material impact on our business and if we were required to pay damages to Apple, the amounts would likely be material and require significant amounts of our cash.

We have granted certain intellectual property rights with respect to our sapphire growth technology to Apple, and Apple may be able to acquire additional rights in the future under certain circumstances, and Apple may be able to transfer this intellectual property to others, including our competitors.

        We have granted Apple certain intellectual property rights pertaining to our sapphire growth technology, including rights to certain existing and future developments. These rights are not restricted to Apple's use of this technology and Apple has the right to license this technology to third parties, including our current and future sapphire material competitors. Therefore, under certain circumstances, Apple would have the ability to use our technology to generate sapphire material for its use, or to engage one or more third parties to manufacture sapphire for Apple using our technology. If Apple were to exercise its right to use our sapphire growth technology (or grant that right to a third party), our business would be harmed, and we may be unable to meet our obligations under the Prepayment Agreement through the delivery of sapphire material to Apple. In addition, if a third party were to receive a license to our technology, it may replace us as a supplier of sapphire material to Apple and that third party may have access to technology that would otherwise allow it to compete with us for sales of sapphire material and sapphire growth equipment. Any of the foregoing would harm our business and results of operations.

We expect to build inventory of sapphire material and if it is not purchased by Apple, our business could be harmed and we may be required to take a charge for this inventory.

        We are required to maintain significant inventory of sapphire material under our agreements with Apple, although Apple has no purchase commitment to us. If Apple does not purchase sapphire materials in the amounts we expect it would have a material adverse effect on our cash flows, results of operations and financial condition. In addition, due to certain restrictions in our supply agreement on the sale of sapphire material, we may not be able to sell that material to other parties, which would result in increases in our inventory that we cannot otherwise sell and would have a negative impact on our margins and our operations and may require that we take a charge for that inventory if it becomes excess or obsolete.

If our sapphire equipment and material do not achieve market acceptance, prospects for our sapphire business would be limited.

        The customers to whom we sell ASF systems are, we believe, largely manufacturing for the LED industry and, in more limited cases, other industrial markets. Potential customers for sapphire equipment and sapphire-based LED materials manufactured with the ASF system may be reluctant to adopt these offerings as an alternative to existing sapphire materials and lighting technology or sapphire manufacturing processes. In addition, many of the customers who purchase our equipment, we believe, will utilize the material for LED lighting. However, LED lighting is currently more expensive than traditional lighting and if the price does not decrease in the near future, our customers may not have a market in the near term for the material they produce with our ASF systems, which would reduce the demand for our ASF systems.

        In addition, potential customers may have substantial investments and know-how related to their existing sapphire, LED and lighting technologies, and may perceive risks relating to the complexity, reliability, quality, usefulness and cost-effectiveness of our sapphire equipment and sapphire material products compared to alternative products and technologies available in the market or that are currently under development. For example, companies are developing general lighting technologies that utilize silicon-based material (in lieu of sapphire) and assert that the production costs are significantly lower than the costs to produce sapphire-based lighting materials. If acceptance of sapphire material and sapphire-based LEDs, particularly in general illumination, do not increase significantly, opportunities to increase the sapphire equipment portion of our business and revenues would be limited.

        In addition, the price of sapphire-based LED material has recently experienced a marked drop due, in part, to the readily available supply of such material. If the price of LED material, which is driven, in large part due to the supply that is generally available, drops, we would expect that our materials and equipment business would be negatively impacted.

        Any of the foregoing factors could have an adverse impact on the growth of the sapphire portion of our business. Historically, the sapphire industry has experienced volatility in product demand and pricing. Changes in average selling prices of sapphire material as a result of competitive pricing pressures, availability of material, increased sales discounts and new product introductions by competitors could have an adverse impact on our results of operations.

Crystal growth using the ASF system requires a consistent supply of power and any interruption in the supply of power may result in sapphire material that has reduced or no sales value.

        The process for growing sapphire boules using the ASF system technology requires that the system be supplied with a consistent supply of power during the cycle required to grow a boule. If there are certain types of power interruptions, which we have experienced at our Salem and Merrimack facilities, even for a brief period of time, the sapphire boule being generated by that system will be of inferior quality and we would likely be unable to sell that sapphire material to a customer. Our Arizona sapphire material facility will have a number of ASF systems operating and the power demand will be significant, in particular, at that location and if the power were not consistent, we may breach our material delivery commitments and the consequences could include accelerated repayment of advances made to us and payment of damages to our customer. Such power interruptions at our facilities could also delay and impair our research and development efforts with respect to sapphire material and ASF systems. In addition, if customers of our ASF system do not have consistent power supplies, our system would not gain market acceptance because it will not create boules of the quality that may be expected by our customers and we would likely not meet the required contractual criteria necessary to receive the final installment payment.

Production and sale of sapphire growth systems for producing materials is a new industry and we have limited operating history, which makes it difficult to evaluate the business prospects for this business segment.

        Because of our limited operating history in the sapphire industry it is difficult to evaluate our business and prospects. While we have gained contractual acceptances on our ASF systems, our sapphire equipment business, however, presents the difficulties frequently encountered by those businesses that are in the early stage of development, coupled with the risks and uncertainties encountered in new and evolving markets such as the market for sapphire growth technology. We may not be able to successfully address these challenges. If we fail to do so, we may incur losses and our business would be negatively impacted.

        While we have commissioned ASF systems at customer sites, our customers generally lack experience in operating the ASF systems. Our sapphire furnaces require a skilled and trained employee base to properly operate and efficiently maintain the systems. While we offer training in connection with the sale of ASF systems, at certain customer sites, we have discovered that those customers have not yet hired the personnel or instituted the operations procedures necessary to properly run the ASF system they purchased. As a result of these factors, we believe that certain ASF systems have generated sapphire material that is not salable. Additionally, even in those cases where the sapphire boule was to specification, the boule has not always been properly oriented by the customer and some or all of the value of the sapphire boule was lost as it was sliced and cored. If our customers do not have the manufacturing expertise to operate the ASF systems, they may be delayed in ramping up their operations and sapphire manufacturing operations, we may not recognize revenue from the sale of these systems (or such recognition may be delayed) and the ASF systems may not gain wider market acceptance, all of which would harm our reputation and the results of our sapphire business segment.

We expect that oversupply of, or limited demand for, polysilicon, solar panels and sapphire material, including LED quality material, may have an adverse impact on our equipment business and, unless such oversupplies are reduced or demand increases in the near future due to development of new technologies or otherwise, the negative impact on our equipment business could last for an extended period.

        Our equipment sales are principally to customers that manufacture polysilicon (which is a key component for making solar wafers and cells), silicon ingots (which are, through various cutting and finishing processes, used for making solar cells, modules and wafers) and sapphire boules (which are, through various cutting and finishing processes, used for making, among other things, LED wafers). Each of the polysilicon, solar wafer, modules and cell and LED wafer markets are currently experiencing significant oversupply and/or significant decreased demand. For example, our PV business experienced a 52% decrease in revenue for the nine months ended September 28, 2013 as compared to the same period in the prior year. The consequence of this oversupply and decreased demand is that those who sell into these markets (many of whom are customers for our equipment) are either required to sell at very low prices (including sometimes selling at a loss) or are unable to sell at all. Many customers are experiencing large inventories. As a consequence of these conditions, demand for all of our equipment, particularly our polysilicon reactors, DSS furnaces and ASF units, has dropped significantly in the past few quarters. We have in the past recorded significant de-bookings for our PV, polysilicon and sapphire equipment. In the future, we may continue to have material amounts of contract de-bookings. This has had an adverse impact on our business and will continue to have such an effect, including requiring that we sell products at prices below what we usually charge or resulting in the absence of any meaningful new sales.

        In addition, certain customers have requested that we delay delivery of equipment or reduce the number of equipment units they are required to purchase under existing contracts (and we expect that we may receive similar requests in the future). If the existing inventories of polysilicon, solar, modules cells/wafers and LED/sapphire materials are not reduced in the near future or demand increases, as a result of new solar or sapphire technologies that increase demand for end-products incorporating polysilicon, solar cells or sapphire material or due to other reasons, we expect that our business and results of operations will be significantly and materially impacted.

We depend on a small number of customers in any given fiscal period for a substantial part of our sales and revenue.

        In each fiscal period, we depend on a small number of customers for a substantial part of our sales and revenue. We expect that our success in the sapphire material business, which will be very important to our overall business, will be tied to Apple. The failure of Apple to place orders for sapphire material, the failure of our other major customers to place orders or to make payments for equipment, the loss of existing orders or lack of new orders in the future, or a change in product acceptance schedules could significantly reduce our revenues and have a material adverse effect on our financial condition, results of operations, business and/or prospects. While we have sought to diversify our business and customer base, including a larger sapphire materials operation, we anticipate that our dependence on a limited number of customers will continue for the foreseeable future.

        There is a risk that existing customers will elect not to do business with us in the future, particularly as we face increased competition in each of our business segments, and/or that our equipment customers will experience financial difficulties. Furthermore, due to the cost of our equipment products, our equipment customers are often dependent on the equity capital markets and debt markets to finance their purchases. As a result of on-going turmoil in the capital and debt markets, these equipment customers could experience financial difficulties and become unable to fulfill their contracts with us. There is also a risk that these customers will attempt to impose new or additional requirements on us that reduce the gross margins that we are able to generate through sales to such customers. If we do not develop relationships with new customers, we may not be able to increase, or even maintain, our revenue, and our financial condition, results of operations, business and/or prospects may be materially adversely affected.

Our Photovoltaic business segment has historically depended upon the Directional Solidification System (DSS) furnace for its revenue and we expect that there will be very limited, if any, revenue attributable to DSS sales in the future. Additionally, we do not expect to commercially launch our next photovoltaic tool until late in 2014.

        The global solar industry has continued to experience a significant downturn that has negatively impacted the growth of the industry and the profitability of PV producers and the companies who supply the equipment and materials used in the production of PV products such as wafers, cells and modules. The principal product line of our PV business has been the DSS family of casting furnaces that are used to produce multicrystalline ingots and MonoCast™ ingots.

        Because of the high level of PV manufacturing overcapacity, we expect very limited investment in additional generation capital equipment for 2013 and 2014. While we have sold a significant amount of DSS furnaces that we held in inventory, we do have some DSS furnaces that remain in inventory and we will endeavor to sell any DSS furnaces that we have in our inventory, but expect that demand for these will be limited and prices will be lower than we have historically charged. Our next generation PV equipment offering, our HiCz tool, is still under development and is projected to be commercially available late in 2014. Therefore, we do not expect to have any meaningful sales or revenue from our PV segment in 2013 and 2014. If our HiCz tool does not gain market acceptance in 2014, our PV business segment could experience prolonged periods without contributing any meaningful revenue to the business. In addition, with the idling of our facility in Hazelwood, Missouri earlier in 2013, we will no longer sell HiCz material generated by our HiCz™ tools and, while the revenue from the sale of this material was minimal, we no longer expect to have this as a source of revenue in the future.

Impairment charges negatively impacted our financial results in recent fiscal periods and additional charges, of comparable or greater magnitude, may be required in the future as a result of the prolonged downturn in the markets we serve.

        We assess our goodwill and other intangible assets and our long-lived assets for impairment when required by U.S. generally accepted accounting principles. These accounting principles require that we record an impairment charge if circumstances indicate that the asset carrying values exceed their estimated fair values. The estimated fair value of these assets is impacted by general economic conditions in the markets we serve. Deterioration in general economic conditions may result in, among other things: declining revenue which can lead to excess capacity and declining operating cash flow; reductions in management's estimates for future revenue and operating cash flow growth. All of these factors negatively impacted our PV business during the quarter ended December 31, 2012 and, as a result, we recorded a goodwill impairment charge of $57.0 million, an intangible asset charge of $0.5 million, asset impairments of $29.3 million, inventory write downs of $60.2 million and vendor advance impairments of $8.4 million. More recently, during the nine months ended September 28, 2013, we recorded $1.9 million of additional charges related to the Hazelwood facility's lease exit costs, $0.6 million of other contract termination costs related to this facility and $4.0 million of impairment charges related to the fair value of the HiCz fixed assets, respectively. If the PV market were to continue to deteriorate or our PV products, including our HiCz™ tool, were to not generate significant sales in the future, we could be required to take further charges and they may be material.

        If our other business segments, polysilicon and sapphire, were to face the same conditions as our PV segment, we may be required to take significant impairment charges for these segments as well. Any future impairment charges may have a material adverse impact on our business and results of operations. In addition, we may be unable to adequately and timely realign our cost structure with softening demand, which would also negatively impact our results.

China has recently experienced decreased growth rates and certain of the solar and sapphire manufacturers in China, and in Asia generally, have been unwilling or unable to continue to invest in capital equipment purchases.

        The rate of growth of the Chinese economy has experienced decreases recently. Since Chinese companies, including solar and LED producers, ship their products to Europe, the decreased growth experienced in China is due, in part we believe, to the adverse economic situation in Europe. The negative impact of this reduced rate of growth is compounded by the fact that the solar industry, including solar and wafer, module and cell manufacturers and polysilicon manufacturers, are confronting markets that are either experiencing decreased demand or are generating more capacity than the industry requires. These market conditions are making it difficult for these companies to generate adequate returns and many such companies are not making any capital investments in their operations, which results in much lower demand for our equipment products. For several years, Chinese solar manufacturers relied on, we believe, easily available credit and companies were increasing rates of investment in capital equipment. These companies utilized these financial resources to build up their manufacturing capacity. We believe that Chinese companies have incurred some of the highest levels of debt in the solar industry. Now, however, in many cases, lenders to Chinese solar companies, in particular, are no longer extending credit on favorable terms, or at all. Some of this debt is maturing and certain of these companies are unlikely to be able to make payments when due. As a result, we expect that the demand for our equipment products will continue to remain limited for the short-term amongst our Chinese customer base (which are among our largest equipment customers). Also, it may be the case that customers with orders in our backlog are unable to accept delivery of our equipment or may re-negotiate terms, including requests for reduced prices, delayed delivery and decreases in the number of units shipped. Any of the foregoing would have a negative impact on our business and results of operations. These circumstances are making competition among equipment suppliers to sell to a limited number of purchasers very challenging. As competition increases, it may be the case that our competitors engage in business practices that we will not engage in (or are legally prohibited from engaging in) in order to gain business, including providing incentives or benefits that are prohibited under the U.S. Foreign Corrupt Practices Act.

Current or future credit and financial market conditions could materially and adversely affect our business and results of operations in several ways.

        Over the past few years, financial markets in the United States, Europe and Asia experienced disruption, including, among other things, volatility in security prices, tightened liquidity and credit availability, rating downgrades of certain investments and declining valuations of others and increased bankruptcy filings by companies in a number of industries (including several companies in the solar industry). These economic developments adversely affect businesses such as ours in a number of ways. The tightening of credit in financial markets for solar companies and sapphire companies has resulted in reduced funding worldwide, including China (where many of our equipment customers are located), and a higher level of uncertainty for solar cell, wafer and module manufacturers and manufacturers incorporating sapphire material into their products. As a result, some of our equipment customers have been delayed in securing, or prevented from securing, funding adequate to honor their existing contracts with us or to enter into new contracts to purchase our equipment products. We believe a reduction in the availability of funding for new manufacturing facilities and facility expansions in the solar and sapphire industries, or reduction in demand for solar panels or sapphire material has caused, and may continue to cause, a decrease in orders for our products.

        We currently require most of our equipment customers to prepay a portion of the purchase price of their orders and to provide letters of credit prior to shipping equipment. We use these customer deposits to prepay our suppliers in order to reduce the need to borrow to cover our cash needs for working capital. This practice may not be sustainable if the recent market disruptions continue or grow worse. Some of our customers who have become financially distressed have failed to provide letters of credit or make payments in accordance with the terms of their existing contracts. If customers fail to post letters of credit or make payments, and we do not agree to revised contract terms, it could have a significant impact on our business, results of operations and financial condition. The impact of these disruptions are increasingly being felt in China, and by certain of our customers which are located in China and other countries in Asia, and accounts in part for the decline in our total revenue and order backlog for the nine-month period ended September 28, 2013 as compared to the same period in the prior year.

        We may experience further revenue and backlog reductions in the future. Credit and financial market conditions may similarly affect our suppliers. We may lose advances we make to our suppliers in the event they become insolvent because our advances are not secured or backed by letters of credit. The inability of our suppliers to obtain credit to finance development or manufacture our products could result in delivery delays or prevent us from delivering our products to our customers.

Ongoing trade disputes with China may adversely impact the businesses of our Chinese customers, which could harm our business and our stock price.

        The current limited demand for our equipment products and the excess capacity in the end markets our equipment customers serve is exacerbated by trade tensions between China and the U.S. In October 2012, the U.S. Commerce Department issued a final ruling and levied anti-dumping duties on billions of dollars of solar panels and cells from China (and set countervailing duties as well). This final ruling has negatively impacted our equipment customers in China and we expect that this effect will continue in the future. In July 2013, the Chinese Ministry of Commerce imposed preliminary anti-dumping duties on U.S. and Korean polysilicon makers, and for certain manufacturers these duties were above 50%. And in September 2013, the Chinese Ministry of Commerce imposed an additional 6.5% "anti-subsidy" trade duty, over and above the duty imposed in July 2013 on U.S. polysilicon companies who received government subsidies. We believe that certain of our equipment customers are delaying any purchasing or expansion plans until these various trade matters are resolved and we do not expect such resolution to take place in the near term and, in fact, expect that they will grow more adversarial. Retaliatory tariffs and trade tensions with China, on the one hand, and the U.S. and Europe (as well as South Korea, where some of our equipment customers are located) on the other hand, is causing uncertainty in the industry and is having a material adverse impact on our business since we sell into China and our equipment customers sell end products into Europe and the U.S. Our business and results of operations would be negatively affected if further anti-dumping or other duties were imposed or a trade war was to occur with China (or if the duties already imposed are not removed). In addition, we expect that any further announcements about or imposition of duties by the U.S. government or E.U. on solar cells imported from China or relating to duties imposed on polysilicon manufacturers by the Chinese government (or similar actions) could negatively impact our stock price and may have a material adverse effect on our business and results of operations.

Servicing our debt, including our repayment obligations to Apple, and other payment obligations requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

        Our ability to make scheduled payments, or to refinance, our obligations under the Prepayment Agreement (if not recouped through delivery of sapphire material) or our 2017 notes or the notes offered in this offering and any other indebtedness depends on our future performance and available cash, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not generate cash flow from operations in the future sufficient to service our debt, our other repayment obligations and make necessary capital expenditures (particularly if there were to be a default under either or all of the MDSA or the Prepayment Agreement, 2017 notes or the notes offered in this offering that would accelerate the payments due thereunder). If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt or repayment obligations.

        Our Prepayment Agreement with Apple contains certain "trigger events" which would require that we repay the full amount advanced to us through such time, including "trigger events" related to maintaining adequate financial metrics such as cash holdings. Payment of these amounts may require the use of substantial amounts of our cash and if we do not have such cash (or cannot timely raise sufficient amounts) to make this payment, we would be in default, which would likely cause a cross default under our other debt obligations. Our obligation to repay the Prepayment Amount is secured by our ownership of the equity interests of our subsidiary that owns the ASF units in Arizona and the ASF units and if Apple were to foreclose on such interests and equipment, our business and results of operations would be substantially harmed.

If our customers delay or cancel equipment purchases, we may be required to modify or cancel contractual arrangements with our suppliers which may result in the loss of deposits or pre-paid advances, which losses have been significant in the past.

        As a result of our customer delays or contract terminations, we reschedule or cancel, from time to time, purchase orders with our vendors to procure materials and, in certain cases, we are required to forfeit deposits and/or reimburse the vendor for costs incurred to the date of termination plus predetermined profits. We have recorded significant losses resulting from rescheduled and/or canceled commitments to our vendors as a result of customer delays, contract modifications and terminations. For example, we expect to terminate purchase commitments for DSS inventory components in the fourth quarter of fiscal 2013 and beyond. The gross amount outstanding under the purchase orders was $14.3 million at September 28, 2013 and we will negotiate with our vendors to determine the amount payable upon termination. Certain of the vendors from whom we purchased materials have been unable to deliver the ordered components because economic conditions had an adverse impact on their ability to operate their businesses and we were unable to recover advances paid to those vendors for components that were not delivered and, in some cases, these lost advances were significant amounts. In cases where we are not able to cancel or modify vendor purchase orders due to customer delays or terminations, our purchase commitments may exceed our order backlog requirements and we may be unable to redeploy the undelivered equipment. In addition, we expect that we may be required to pay advances to vendors in the future without being able to recover that advance if the vendor is placed in bankruptcy, becomes insolvent or otherwise experiences financial distress.

        Delays in deliveries, or cancellations of orders, for equipment products of all of our segments could cause us to have inventories in excess of our short-term needs and may delay our ability to recognize, or prevent us from recognizing, revenue on contracts in our order backlog. Alternatively, we may be required to sell products below our historical selling prices, which was the case for certain recent DSS equipment sales.

Amounts included in our order backlog may not result in actual revenue or translate into profits.

        Our order backlog is primarily based on signed purchase orders or other written contractual commitments. We cannot guarantee that our order backlog will result in actual revenue in the originally anticipated period, or at all. Beginning with the three-month period ended December 31, 2012, we identified certain contracts in our order backlog that have not been terminated or modified, however, we expect that certain customers will not fulfill their obligations under these respective contacts. During the nine-month period ended September 28, 2013, we removed contracts which had not been terminated or modified from our reported order backlog resulting in a $358 million reduction. Almost 99% of the reduction was attributable to two contracts that have not been terminated or modified, but we have removed amounts from our reported backlog. In addition, the contracts included in our order backlog may not generate margins equal to our historical operating margins. Our customers may experience project delays or default on the terms of their contracts with us as a result of external market factors and economic or other factors beyond our or their control. If a customer fails to perform its contractual obligations and we do not reasonably expect such customer to perform its obligations, we may terminate the contract, which would result in a decrease in our reported order backlog. In addition, our backlog is at risk to varying degrees to the extent customers request that we extend the delivery schedules and make other modifications under their contracts in our order backlog. Any contract modifications that we negotiate could likely include an extension of delivery dates, and could result in lower pricing or in a reduction in the number of units deliverable under the contract, thereby reducing our order backlog and resulting in lesser (or no) revenue recognized from such contracts. Our order backlog includes contracts with customers to whom we have sent notices of breach for failure to provide letters of credit or to make payments when due. If we cannot come to an agreement with these customers, it could result in a further reduction of our order backlog. Other customers with contracts, however, may approach us with requests for delays in the future, or may fail to make payments when due, which could further reduce our order backlog. If our order backlog fails to result in revenue in a timely manner, or at all, we could experience a reduction in revenue, profitability and liquidity.

We face competition in each of our business segments, and if our competitors are able to manufacture products that employ newer technologies or are otherwise more widely used than our products, and if we are unable to modify our products to adapt to such future changes, we may be unable to attract or retain customers.

        The PV energy and sapphire industries are both highly competitive and continually evolving as participants strive to increase their market share and new entrants strive to capture market share. In addition, the PV energy industry (which includes polysilicon and solar wafer, module and cell manufacturers) also has to compete with the larger conventional electric power industry. The PV energy and sapphire industries are also rapidly evolving and are highly competitive. Particularly with respect to the solar cell industry, new technologies are leading to rapid improvements in cell efficiencies and performance. Technological advances are, we believe, also resulting in lower manufacturing costs for these products. These developments may render existing products and/or product manufacturing equipment sold by our PV energy and sapphire businesses obsolete. We will therefore need to keep pace with technological advances in these industries in order to compete effectively in the future, which may require significant expenditures on research and development or investments in acquisition of other businesses and technologies. For example, our success in the sapphire equipment market depends on our ability to expand into new applications that are based on continued advancement in the design and manufacture of sapphire and LEDs (including sapphire and non-sapphire- based LEDs) and lighting technology by others, as well as the continued demand for sapphire in the LED market (while we believe sapphire is currently one of the preferred substrate materials for certain LED applications in certain markets, the use of silicon substrates and substrates incorporating other materials in LED applications is currently developing). In addition, we have agreed that we will no longer sell ASF systems for use in generating sapphire in certain select markets (so we will no longer be able to sell sapphire equipment into those certain markets). Our success in the PV market will depend on our success in commercializing our monocrystallization, or HiCz™, technology offering. Our failure to further refine our technologies and/or develop and introduce new solar power and sapphire products could cause our products to become uncompetitive or obsolete, which could adversely affect demand for our products, and our financial condition, results of operations, business and/or prospects. Many of our competitors, in each of our business segments, have, and future competitors may also have, substantially greater financial, technical, manufacturing and other resources than we do. These resources may provide our competitors with an advantage because they can realize economies of scale, synergies and purchase certain raw materials, commodities and key components at lower prices. Current and potential competitors of ours may also have greater brand name recognition, more established distribution networks and larger customer bases, and may be able to devote more resources to the research, development, promotion and sale of their products or to respond more quickly to evolving industry standards and changes in market conditions. In addition, given the ability of other parties to access our equipment, we also face low-cost competitors who may be able to offer similar products at very competitive prices.

        We may not be able to maintain our current share of the market in our respective business segments as competitive intensity increases and particularly as our customers are targeted by local low-cost competitors in China and other countries. In addition, these overall markets are shrinking as demand drops and/or capacity increases. We believe that certain PV customers have already begun purchasing our competitors' equipment and installing it in their facilities. Our efforts to capitalize on technological developments in the markets in which we operate, such as the HiCz tool (which is in development), may not result in increased market share and require that we make substantial capital investments without any corresponding increase in revenues. In addition, customers may place orders to supply equipment for new facilities or future expansions with our competitors, and we believe the likelihood that our customers and others will go to competitors has increased over time. Our failure to adapt to changing market conditions and to compete successfully with existing or new competitors and/or new technological developments may have a material adverse effect on our financial condition, results of operations, business and/or prospects.

        In relation to our polysilicon business, we are not the only provider of polysilicon production equipment to the market based on a Siemens-type CVD reactor design. Although we believe our SDR reactor to be re-designed and distinct from the competing products offered by our competitors, there can be no assurance that our SDR reactor will compete successfully with their products which would have a material adverse effect on our financial condition, results of operations, business and or prospects. In addition, alternative technologies for producing polysilicon exist and, to the extent that they become more widely available, the demand for our SDR reactor may also be adversely effected. Furthermore, we believe that companies that currently produce polysilicon for their internal use and consumption compete indirectly with our polysilicon business, as any increase in the supply of polysilicon may have an adverse effect of the demand for our SDR reactor.

We intend to pursue business and technology acquisition and investment opportunities in the future as part of our business plan to grow and diversify our business and we expect that one or more of these acquisitions or investments will expand our product offerings into markets we have not previously served.

        Our business plan is focused on growing and diversifying our product and technology offerings. Acquiring Crystal Systems, a sapphire manufacturer, was part of this business plan to extend our offerings beyond polysilicon and PV markets. We expect that achieving these goals of growth and diversification will include the acquisition of businesses and technologies from third parties or investments in third parties (that may lead to future acquisitions or rights to technology) and expect that in the future we will continue to engage in negotiations for such acquisitions, investments or joint venture arrangements. In order to achieve our objective of diversifying our business to technologies outside of polysilicon, photovoltaic and sapphire, we expect that some of these acquisitions will be in markets or industries that may be unrelated to those markets we currently serve. This business diversification plan involves risks. Our stock may be valued differently depending on what markets we serve in the future. Diversification may also require significant time and resource commitments from our senior management, which will limit the amount of time these individuals will have available to devote to our existing operations. This diversification may also involve the complexities in managing an employee base that is already located in several different locations and in effectively deploying, operating and utilizing our internal systems, including those related to financial reporting, and other systems we depend on.

        We may also have very little experience in dealing with these new markets and products. Any failure or any inability to effectively manage and integrate new businesses and technologies could have a material adverse effect on our business, financial condition and results of operations. In addition, and amounts that we invest may not generate any returns for us and we could lose the entire amount of the investment.

        Finally, we may not be successful in acquiring any new businesses or technologies, despite our efforts to do so, and there can be no certainty that we will acquire any other companies or technologies that allow us to diversify. If we do not close acquisitions in accordance with our business plan or make successful investments, we may not be able to diversify revenue and our performance will be tied to the polysilicon, PV and sapphire equipment markets (as well as demand for sapphire material from Apple, and if any of these experience difficulties, our business, financial condition and results of operations would be negatively impacted.

General economic conditions may have an adverse impact on demand for our equipment products and result in charges for excess or obsolete inventory.

        Purchasing our equipment products requires significant capital expenditures, and demand for such products is affected by general economic conditions. A downturn in the global construction market has reduced demand for solar panels in new residential and commercial buildings, which in turn reduces demand for our products that are used in the manufacture of PV wafers, cells and modules and polysilicon for the solar power industry (including our DSS units and SDR reactors). In addition, a downturn or lack of growth in the sapphire material market, and the sapphire-based LED and general illumination markets in particular, have resulted in reduced demand for our ASF systems. Uncertainties about economic conditions, negative financial news, potential defaults by or rating downgrades of debt issued by governmental entities and corporate entities, tighter credit markets and declines in asset values have, in the recent past, caused our customers to postpone or cancel making purchases of capital equipment and materials. We believe that increasing governmental budgetary pressures will likely result in the reduction, or the elimination of, government subsidies and economic incentives for on-grid solar electricity applications. A prolonged downturn in the global economy, combined with decreased governmental incentives for solar power usage, would have a material adverse effect on our business in a number of ways, including decreased demand for our PV and polysilicon equipment products, which would result in lower sales, reduced backlog and contract terminations.

        Uncertainty about future economic conditions makes it challenging for us to: forecast demand for our equipment products and our operating results, make business decisions and identify the risks that may affect our business. For example, our equipment inventory balances have increased substantially recently and, during the three month period ended December 31, 2012, we determined that we were unable to deploy certain of our PV inventory and had to take a significant impairment charge. If our remaining PV inventory, or the inventory we have built up for polysilicon or sapphire equipment, cannot be sold or utilized in our operations and becomes excess or obsolete, we could be required to take another write down or multiple write downs and the amount or amounts may be material. If we are not able to timely and appropriately adapt to changes resulting from the difficult macroeconomic environment, including by maintaining appropriate inventory levels, our business, results of operations and financial condition may be materially and adversely affected.

Our success depends on the sale of a limited number of products.

        A significant portion of our operating profits has historically been derived from sales of DSS units, SDR reactors, STC converters, hydrochlorination equipment and ASF units, which sales accounted for

68% of our revenue for the three months ended September 28, 2013. There can be no assurance that sales of this equipment will increase beyond, or be maintained at, past levels or that any sales of sapphire materials (or any other future product offering) will offset any decrease in sales of DSS furnaces, ASF systems or SDR reactors (or result in any revenue). Additionally, we have already experienced decreased demand for all of our equipment products, and specifically sales of our STC converters and DSS furnaces are substantially lower than in prior periods due to changes in technology and decreased demand, and further changes in technology will also, we expect, result in a further reduction in demand and decreased average selling prices for our DSS multicrystalline furnace, if we are able to sell any of these DSS furnaces at all. Due to these circumstances, we intend to discontinue any significant additional investments in our DSS product line and will only be selling furnaces that we have in inventory. Many factors affecting the level of future sales of our products are beyond our control, including, but not limited to, demand for solar products and sapphire material (including sapphire-based LED material and sapphire use in general illumination and in consumer electronics), development and/or use of alternatives to sapphire in LED applications (including in general illumination) and competing product offerings by other equipment manufacturers. We may be unable to diversify our product offerings and thereby increase or maintain our revenue and/or maintain our profits in the event of a decline in ASF systems and SDR reactors sales and to off-set the discontinuation of our DSS product line.

        If sales of our PV, polysilicon or sapphire products continue to decline, our financial condition, results of operations, business and/or prospects could be materially adversely affected.

We depend on a limited number of third party suppliers.

        We use certain component parts supplied by either a single or a small number of third party suppliers in our polysilicon, PV and sapphire equipment products and ancillary equipment and in our manufacture of sapphire material, and certain of these components are critical to the manufacture and operation of certain of our products. For example, we use specialist manufacturers to provide vessels and power supplies which are essential to the manufacture and operation of our polysilicon products. In addition, certain of our products consist entirely of parts and components supplied by third party suppliers, and in these instances filling orders depends entirely upon parties over which we exercise little or no control, and if these contractors were unable to supply, or refused to supply, the parts and components, we would be unable to complete orders which would have a negative impact on our reputation and our business.

        Our sapphire materials businesses, as well as the customers for our ASF units, also depend on suppliers of raw materials and components that are utilized during the manufacturing process. For example, the supply of qualified meltstock crucibles used to grow sapphire materials, as well as helium, is limited and we expect demand will increase as we sell more ASF units and as we expand our operations in Arizona, and as a result, there may be an insufficient availability of these items for our sapphire materials business and sapphire research and development as currently operated or available for the purchasers of our ASF systems, which would prevent us from growing our sapphire equipment and materials business. This risk is exacerbated as we intend to expand our sapphire materials business and will be requiring significantly more raw materials and components than in the past (and we could face monetary and other penalties under our sapphire material supply agreement if we are unable to deliver sapphire material pursuant to our supply arrangements with Apple). In addition, we will require our suppliers to our sapphire material business to deliver materials in a timely manner in order to meet our supply obligations and any delay in delivery may result in our failure could result in a breach of our obligations under our agreement with Apple, which could result in significant penalties.

        Further, our agreements with raw material and equipment component suppliers are typically short term in nature, which leaves us vulnerable to the risk that our suppliers may change the terms on which they have previously supplied products to us or cease supplying products to us at any time and for any reason.

        There is no guarantee that we will maintain relationships with our existing suppliers or develop new relationships with other suppliers. We are also dependent on our suppliers to maintain the quality of the raw materials, components and equipment we use and if the quality were to be below our standards, our equipment offerings may not function as designed or our sapphire material may not meet the specifications required by Apple (which could result in significant monetary penalties). We may be unable to identify replacement or additional suppliers or qualify their products in a timely manner and on commercially reasonable terms, or at all. Raw materials and component parts supplied by new suppliers may also be less suited to our products than the raw materials and component parts supplied by our existing suppliers. Certain of the component parts used in our products have been developed, made or adapted specifically for us. Such parts are not generally available from other vendors and could be difficult or impossible to obtain elsewhere. As a result, there may be a significant time lag in securing an alternative source of supply. In addition, the inability of our suppliers to support our demand could be indicative of a marketwide scarcity of the materials, which could result in even longer interruptions in our ability to supply our products.

We utilize raw materials in manufacturing our sapphire materials and all of our equipment and the prices for these materials fluctuate significantly and any increases in price or decrease in availability will harm our business.

        In the ordinary course of business, we are exposed to market risk from fluctuations in the price of raw materials and commodities necessary in the manufacture of our products, such as graphite, steel, copper, helium and molybdenum. We experience similar commodity risks in connection with the consumable materials utilized in our equipment products, and in certain cases, there is very limited access to these commodities. We may not be able to pass along fluctuations in our costs of materials to our equipment customers or material customer customers. The increase in the price of these commodities, due to further limitations of availability or to greater demand, will make our products less attractive and will harm our sapphire material and all of our equipment businesses (and the margins we achieve in connection with the sale of sapphire materials may drop even further or may be negative). If we bring more entrants into the photovoltaic, polysilicon and sapphire equipment markets, these commodity risks increase. Any significant increase in these prices would increase our expenses, decrease demand for our products and hurt our profitability (or prevent us from being profitable). In addition, demand for our products will be negatively impacted if the prices of raw materials that are used to create polysilicon, PV materials and sapphire materials were to increase.

        Our failure to obtain sufficient raw materials, commodities, component parts for our equipment (or to generate sapphire material) and/or third party equipment that meet our requirements in a timely manner and on commercially reasonable terms could interrupt or impair our ability to assemble our products, and may adversely impact our goal of expanding our business, as well as result in a loss of market share. Further, such failure may prevent us from delivering our products as required by the terms of our contracts with our customers (including our obligations to deliver sapphire material), and may harm our reputation and result in breach of contract and other claims being brought against us by our customers (including damages we could be required to pay if we fail to timely deliver sapphire material in accordance with specifications). Any changes to our current supply arrangements, whether to the terms of supply from existing suppliers or a change in our suppliers, may also increase our costs in a material amount.

The prices for polysilicon and sapphire material, as well as silicon ingots, have, in the past, dropped as a result of either increased supply or decreased demand, and, at the same time, the prices for the inputs to create this output has either remained consistent or increased, which has resulted in decreased margins for polysilicon and sapphire and PV manufacturers, and if these circumstances were to continue or dampen the demand for our PV, polysilicon and sapphire equipment business would be negatively impacted.

        The prices for polysilicon, sapphire and PV materials have decreased due, in part, to either excess supply or decreasing demand for these materials. At certain times, these price drops were accompanied by an increase in the costs (or the costs have remained stable) for the consumable materials that are used in our equipment to make polysilicon, sapphire boules and PV ingots and wafers. These two factors, operating in tandem, result in decreased margins for the manufacturers selling polysilicon, sapphire boules and PV ingots and wafers, and, depending on circumstances, could result in negative margins. If this situation were to persist, we would expect that the demand for our polysilicon reactors, ASF units and our PV equipment and sapphire material would drop and may hamper the adoption of any new technologies we introduce (including our proposed HiCz™ equipment offering, which is still currently in development). The on-going global economic uncertainty and tightened credit markets may exacerbate these circumstances.

We may face product liability claims and/or claims in relation to third party equipment.

        It is possible that our equipment and materials products could result in property damage and/or personal injury (or death), whether due to product malfunctions, defects, improper use or installation or other causes. We cannot predict whether or not product liability claims will be brought against us or the effect of any resulting negative publicity on our business, which may include the loss of existing customers, failure to attract new customers and a decline in sales. The successful assertion of product liability claims against us could result in potentially significant monetary damages being payable by us, and we may not have adequate resources to satisfy any judgment against us. Furthermore, it may be difficult or impossible to determine whether any damage or injury was due to product malfunction, operator error, failure of the product to be operated and maintained in accordance with our specifications or the failure of the facility in which our equipment products are used to comply with the facility specifications provided to our customers or other factors beyond our control. For example, one of our significant equipment customers experienced chamber leakage involving a number of DSS units in its facilities which we believe was the result of their facility failing to conform to specifications. We nonetheless agreed to replace certain chambers at our cost. Other customers may experience similar issues in the future as a result of product defects, facilities not complying with specifications or other reasons. To date, we have not received any product liability or other claims with respect to these or any other accidents.

        In addition, we have provided third party equipment in connection with our equipment product sales (or incorporated third party components into our equipment offerings). There can be no guarantee that such third party equipment will function in accordance with our intended or specified purpose or that the customer's personnel, in particular those who are inexperienced in the use of the specialized equipment sold by us, will be able to correctly install and operate it, which may result in the return of products and/or claims by the customer against us. In the event of a claim against us due to third party equipment, we may be unable to recover all or any of our loss from the third party equipment or component provider. The bringing of any product liability claims against us, whether ultimately successful or not, could have a material adverse effect on our financial condition, results of operations, business and/or prospects.

Our future success depends on our management team and on our ability to attract and retain key technical employees and to integrate new employees into our management team successfully.

        We are dependent on the services of our management team and our technical personnel. Although certain members of our management team are subject to agreements with us, any and all of them may choose to terminate their employment with us on thirty or fewer days' notice. The loss of any member of the management team could have a material adverse effect on our financial condition, results of operations, business and/or prospects. There is a risk that we will not be able to retain or replace these or other key employees. Integrating new employees into our management team could prove disruptive to our daily operations, require a disproportionate amount of resources and management attention and ultimately prove unsuccessful. In addition, we are implementing succession planning measures for our management, key staff and skilled employees. However, if we fail to successfully implement these succession plans for management and key staff when necessary, our operating results would likely be harmed.

        We also depend on our technical personnel to grow our business. Recruiting and retaining capable personnel, particularly those with expertise in the polysilicon, PV and the sapphire industry, is vital to our success. There is substantial competition for qualified technical personnel, and qualified personnel are currently, and for the foreseeable future are likely to remain, a limited resource. Locating candidates with the appropriate qualifications can be costly, time-consuming and difficult. There can be no assurance that we will be able to attract new, or retain existing, technical personnel. We may need to provide higher compensation or increased training to our personnel. If we are unable to attract and retain qualified personnel, or are required to change the terms on which our personnel are employed, our financial condition, results of operations, business and/or prospects may be materially adversely affected. In addition, we expect that we will need to hire a significant number of employees to operate our expanded sapphire material operations in Arizona, and, if we are unable to hire sufficient qualified personnel, our sapphire materials business could be harmed and we may be unable to deliver sapphire material as required by our customer which may result in monetary penalties and a breach under our contractual commitments.

New technologies we deploy may not gain market acceptance which could result in decreased cash resources and harm our results of operations.

        We have expended significant financial resources and technical expertise in developing new products and services that we expect will improve our product portfolio and result in increased revenues. These investments, however, may not result in increased revenues and may require that we incur expenses that result in decreasing our cash balances. For example, we have already spent in excess of $60 million as of September 28, 2013 (and may have additional significant capital spending) in connection with our acquisition of Confluence Solar, which we ultimately expect will result in a PV equipment offering, or HiCz™, that is to be designed to produce high efficiency monocrystalline solar ingots, and which is expected to lower PV production costs. In addition, we have purchased certain select assets and intellectual property from a third party related to the Hyperion ion implant technology and have invested significant amounts in our internal research and development efforts for other technologies, including silicon carbide growth technologies.

        The HiCz, Hyperion ion implantation and silicon carbide development efforts, which are among the new product offerings we are in the process of developing, require that we expend significant cash and time resources. If we are not successful in commercializing one or more of these new product lines, we would lose the significant investments we made in our internal development efforts and in the acquisitions we have made. In addition, certain of these proposed products, such as the Hyperion ion implantation tool, may take years to bring to market and we may be unable to timely generate revenue from these projects, if we are able to generate any revenue at all.

        We also have no experience in manufacturing and selling HiCz equipment, the Hyperion ion implantation equipment and silicon carbide manufacturing equipment, and we may be unable to commercialize these products or ensure they gain wide-spread market acceptance. We may also have issues with installing these products in customer facilities or in training customers to properly operate this equipment, which would likely prevent us from recognizing revenue on sales of this equipment. If we are unable to bring any of these products to market and generate substantial sales, we may be unable to recover any or all of the investments we have made in them. Given the pace of technological advancements in the PV equipment industry, it is possible that monocrystalline production may not gain meaningful market share as other companies develop products that generate solar cells offering even higher efficiency. Alternatively, there are competing monocrystalline production techniques that may result in a more efficient solar wafer and/or equipment that can make comparable quality silicon at equipment prices below what we charge or at which our equipment makes ingots. We face similar challenges and competition with respect to any ion implantation, silicon carbide or other equipment product we may bring to market. Any of the foregoing would have a significant and negative impact on our business and results of operation.

We may be unable to protect our intellectual property adequately and may be required to initiate litigation to enforce our intellectual property rights.

        Our ability to compete effectively against our competitors in the PV, polysilicon and sapphire markets will depend, in part, on our ability to protect our current and future proprietary technologies, product designs, product uses and manufacturing processes under relevant intellectual property laws including, but not limited to, laws relating to patents and trade secrets. We own various patents and patent applications in the United States and other countries relating to our products, product uses and manufacturing processes. To the extent that we rely on patent protection, our patents may provide only limited protection for our technology and may not be sufficient to provide competitive advantages to us. For example, competitors could develop similar or more advantageous technologies or design around our patents or otherwise employ alternative products, equipment or processes that may successfully compete with our products and technology. In addition, patents are of limited duration. Any issued patents may also be challenged, invalidated or declared unenforceable. If our patents are challenged, invalidated or declared unenforceable, other companies will be better able to develop products that compete with ours, which could adversely affect our competitive business position, business prospects and financial condition. Further, we may not have, or be able to obtain, effective patent protection in all of our key sales territories. Our patent applications may not result in issued patents and, even if they do result in issued patents, the patents may not include rights of the scope that we seek. The patent position of technology-oriented companies, including ours, is uncertain and involves complex legal and factual considerations. Accordingly, we do not know what degree of protection we will obtain from our proprietary rights or the breadth of the claims allowed in patents issued to us or to others. Further, given the costs of obtaining patent protection, we may choose not to protect certain innovations that later turn out to be important to our business.

        Third parties may infringe, misappropriate or otherwise violate our proprietary technologies, product designs, manufacturing processes and our intellectual property rights therein, which could have a material adverse effect on our financial condition, results of operations, business and/or prospects. For example, we have filed a lawsuit in the Hillsborough County Superior Court (Southern District) in New Hampshire against Advanced Renewable Energy Company, LLC ("ARC"), Kedar Gupta, its Chief Executive Officer and Chandra Khattak, an ARC employee, for the misappropriation of trade secrets relating to sapphire crystallization processes and equipment. Because the laws and enforcement mechanisms of various countries that we seek protection in may not allow us to adequately protect our intellectual property rights, the strength of our intellectual property rights will vary from country to country. Litigation to prevent, or seek compensation for such infringement, misappropriation or other violation, such as the ARC lawsuit described above, may be costly and may divert management attention and other resources away from our business without any guarantee of success.

        Further, we conduct significant amounts of business in China, yet enforcement of Chinese intellectual property related laws (including trade secrets) has historically been weak, primarily because of ambiguities in Chinese laws and difficulties in enforcement. Accordingly, the intellectual property rights and confidentiality protections available to us in China may not be as effective as in the United States or other countries.

        We also rely upon proprietary manufacturing expertise, continuing technological innovation and other know-how or trade secrets to develop and maintain our competitive position. While we generally enter into confidentiality and non-disclosure agreements with our employees and third parties to protect our intellectual property, such confidentiality and non-disclosure agreements could be breached and are limited, in some instances, in duration and may not provide meaningful protection for the trade secrets or proprietary manufacturing expertise that we hold. We have had in the past and may continue to have certain of our employees terminate their employment with us to work for one of our customers or competitors. Adequate or timely remedies may not be available in the event of misappropriation, unauthorized use or disclosure of our manufacturing expertise, technological innovations and trade secrets. In addition, others may obtain knowledge of our manufacturing expertise, technological innovations and trade secrets through independent development or other legal means and, in such cases, we may not be able to assert any trade secret rights against such a party.

We may face claims in relation to the infringement or misappropriation of third-party intellectual property rights.

        We may be subject to claims that our products, processes or product uses infringe the intellectual property rights of others. These claims, even if meritless, could be expensive and time consuming to defend. In addition, if we are not successful in our defense of such claims, we could be subject to injunctions and/or damages, or be required to enter into licensing arrangements requiring royalty payments and/or use restrictions. In some instances, licensing arrangements may not be available to us or, if available, may not be available on acceptable terms.

        Due to the competitive nature of the industries in which we participate, we may face potential claims by third parties of infringement, misappropriation or other violation of such third parties' intellectual property rights. From time to time we have received and may in the future receive notices or inquiries from other companies suggesting that we may be infringing their patents or misappropriating their intellectual property rights. Such notices or inquiries may, among other things, threaten litigation against us. Furthermore, the issuance of a patent to us does not guarantee that we have the right to practice the patented invention. Third parties may have blocking patents that could be used to prevent us from marketing our own patented product and practicing our own patented technology. In addition, third parties could allege that our products and processes make use of their unpatented proprietary manufacturing expertise and/or trade secrets, whether in breach of confidentiality and non-disclosure agreements or otherwise. If an action for infringement, misappropriation, or other violation of third party rights were successfully brought against us, we may be required to cease our activities on an interim or permanent basis and could be ordered to pay compensation, which could have a material adverse effect on our financial condition, results of operations, business and/or prospects. Additionally, if we are found to have willfully infringed certain intellectual property rights of another party, we may be subject to treble damages and/or be required to pay the other party's attorney's fees. Alternatively, we may need to seek to obtain a license of the third party's intellectual property rights or trade secrets, which may not be available, whether on reasonable terms or at all, and such technology may be licensed to other parties thereby limiting any competitive advantage to us. In addition, any litigation required to defend such claims brought by third parties may be costly and may divert management attention and other resources away from our business, without any guarantee of success. Moreover, we may also not have adequate resources to devote to our business in the event of a successful claim against us.

        From time to time, we hire personnel who have obligations to preserve the secrecy of confidential information and/or trade secrets of their former employers. Some former employers monitor compliance with these obligations. While we have policies and procedures in place that are intended to guard against the risk of breach by our employees of confidentiality obligations to their former employers, there can be no assurance that a former employer of one or more of our employees will not allege a breach and seek compensation for alleged damages. If such a former employer were to successfully bring such a claim, our know-how and/or skills base could be restricted and our ability to produce certain products and/or to continue certain business activities could be affected, to the detriment of our financial condition, results of operations, business and/or prospects.

The international nature of our business subjects us to a number of risks, including unfavorable political, regulatory, labor and tax conditions in foreign countries.

        We have substantial marketing and distribution operations that take place outside the United States, primarily in China, and much of our historical sales are to customers outside the United States. We also have contracts with customers in Europe and expect to recognize revenue from sales to customers in Asia and Europe in the future. In addition, we have transitioned our global operations center to Hong Kong, further increasing our exposure to the risks of operating in Asia. As a result, we are subject to the legal, political, social and regulatory requirements and economic conditions of many jurisdictions other than the United States. Risks inherent to maintaining international operations, include, but are not limited to, the following:

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  trade disputes between the United States and countries where we deliver our products to our customers, as well as trade disputes between countries in which our equipment customers manufacture and those countries in which our customers sell end-products, including their sales of solar wafers, cells and modules, and sapphire materials produced with our furnaces or reactors, which could result in government or trade organization actions that have the effect of increasing the price for our and our customers' products which would have a corresponding decrease in the demand for our products;

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  withholding taxes or other taxes on our foreign income, and tariffs or other restrictions on foreign trade and investment, including currency exchange controls imposed by or in other countries;

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  the inability to obtain, maintain or enforce intellectual property rights in other jurisdictions, at a reasonable cost or at all;

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  difficulty with staffing and managing widespread and growing international operations;

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  complying with regulatory and legal requirements in the jurisdictions in which we operate and sell products;

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  effectively operating and maintaining our internal controls and financial reporting processes across multiple countries;

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  trade barriers such as export requirements, tariffs, taxes and other restrictions and expenses, which could increase the prices of our products and make our product offering less competitive in some countries; and

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  establishing ourselves and becoming tax resident in foreign jurisdictions.

        Our business in foreign markets requires us to respond to rapid changes in market conditions in these countries. Our overall success as a global business depends, in part, on our ability to succeed under differing legal, regulatory, economic, social and political conditions. There can be no assurance that we will be able to develop, implement and maintain policies and strategies that will be effective in each location where we do business. As a result of any of the foregoing factors, our financial condition, results of operations, business and/or prospects could be materially adversely affected.

We are a global corporation with significant operations in Asia, and challenges by various tax authorities to our global operations could, if successful, increase our effective tax rate and adversely affect our earnings.

        We are a Delaware corporation that operates through various subsidiaries in a number of countries throughout the world, including in Asia. We established our global operations center in Hong Kong and have significant operations in Asia. Our income taxes are based upon the applicable tax laws, treaties, and regulations in the many countries in which we operate and earn income as well as upon our operating structures in these countries. While we believe that we carefully analyze and account for the tax risks and uncertainties under the applicable rules, multiple tax authorities could contend that a greater portion of our and our subsidiaries' income should be subject to income or other tax in their respective jurisdictions. If successful, these challenges could result in an increase to our effective tax rate. In addition, if we continue to generate revenue in higher tax jurisdictions, as was the case during the nine-month period ended December 31, 2012, our effective tax rate may continue to increase.

        We continue to monitor the impact of various international tax proposals and interpretations of the tax laws and treaties in the countries where we operate, including those in the United States, China, Hong Kong, and other countries. If enacted, certain changes in tax laws, treaties, regulations, or their interpretation could result in a higher tax rate on our earnings, which could result in a significant negative impact on our earnings and cash flow from operations.

Compliance with the legal systems of the countries in which we offer and sell our products could increase our cost of doing business.

        We offer and sell our products internationally, including in some emerging markets. As a result, we are and/or may become subject to the laws, regulations and legal systems of the various jurisdictions in which we carry on business and/or in which our customers or suppliers are located. Among the laws and regulations applicable to our business are health and safety and environmental regulations, which vary from country to country and from time to time. We must therefore design our products and ensure their manufacture so as to comply with all applicable standards. Compliance with legal and regulatory requirements, including compliance with any change in existing legal and regulatory requirements, may cause us to incur material costs and may be difficult, impractical or impossible. In addition, China's legal system, where we do a significant amount of business, is rapidly evolving and, as a result, the interpretation and enforcement of many laws (including intellectual property laws), regulations and rules are not always uniform and legal proceedings in China often involve uncertainties and legal protections afforded are uncertain and may be limited. In addition, any litigation brought by or against us in China may be protracted and may result in substantial costs and diversion of resources and management attention and the anticipated outcome would be highly uncertain.

        Accordingly, foreign laws and regulations which are applicable to us may have a material adverse effect on our financial condition, results of operations, business and/or prospects. As a result of the procedural requirements or laws of the foreign jurisdictions in which we carry on business and/or in which our customers or suppliers are located, we may experience difficulty in enforcing supplier or customer agreements or certain provisions thereof, including, for example, the limitations on the product warranty we typically include in our equipment sales contracts. In some jurisdictions, enforcement of our rights may not be commercially practical in light of the duration, cost and unpredictability of such jurisdiction's legal system. Any inability by us to enforce, or any difficulties experienced by us in enforcing, our contractual rights in foreign jurisdictions may have a material adverse effect on our financial condition, results of operations, business and/or prospects.

We are subject to export restrictions and laws affecting trade and investments, and the future sale of our products may be further limited or prohibited in the future by a government agency or authority.

        As a global company headquartered in the United States, our products and services are subject to U.S. laws and regulations that may limit and/or restrict the export (and re-export from other countries) of some of our products, services and related product and technical information. We are also subject to the export and import laws of those foreign jurisdictions to which we sell or from which we re-export our products. Compliance with these laws and regulations could significantly limit our operations and our sales in the future and failure to comply, even indirectly, could result in a range of penalties, including restrictions on exports of all of our products for a specified time period, or forever, and severe monetary penalties.

        In certain circumstances, these restrictions may affect our ability to interact with our foreign subsidiaries and otherwise limit our trade with third parties (including vendors and customers) operating inside and outside the U.S. In addition, as we introduce new products, we may need to obtain licenses or approvals from the US and other governments to ship them into foreign countries. Failure to receive the appropriate approvals may mean that our development efforts (and expenses related to such development) may not result in any revenue, particularly as most of our customers are located in foreign jurisdictions. This would have a material and adverse impact on our business and our development efforts.

        In addition, certain customers of our sapphire materials business operate in the defense sector or are subcontractors of companies in the defense industry, and our products may be incorporated in, among other things, missiles, military aircraft and aerospace systems. In addition, Crystal Systems has received funding from the U.S. government in connection with certain research work for certain U.S. government agencies. Certain work performed pursuant to certain of these contracts is not commercially available, but we may make it available commercially in the future. The State Department, the Commerce Department or other government agencies may, however, determine that our sapphire material or other products, including our ASF systems, PV furnaces and/or polysilicon reactors, are important to the military potential of the U.S. If so, we may be subject to more stringent export licensing requirements or prohibited from selling certain of our sapphire materials (for certain applications or end uses), ASF systems, PV furnaces and/or polysilicon reactors to any customer outside the U.S. or to customers in certain jurisdictions. The U.S. government has, and will likely continue to, vigorously enforce these laws in light of continuing security concerns. If the export or sale of any of our current or future products outside the U.S. are limited or restricted by the U.S. government or any foreign government, our operations and results of operations would be negatively impacted.

We face particular political, market, commercial, jurisdictional and legal risks associated with our business in China.

        We have had significant equipment sales in China. Further, we have significant facilities and operations in China. Accordingly, our financial condition, results of operations, business and/or prospects could be materially adversely affected by economic, political and legal conditions or developments in China.

        In November 2012, China selected a new leadership group to run the government of the country. In China, the government has significant impact on what industries will receive financial and government assistance. At this point, the new government's economic priorities are unclear, but it may be the case that they will not be supportive of alternative energy industries, such as solar manufacturing, or of sapphire manufacturing. The Chinese government is able to exercise such control through its direct control over capital investments or changes in tax regulations that may be applicable to us. In addition, a substantial portion of the productive assets in China remain government owned. The Chinese government also exercises significant control over Chinese economic growth through the allocation of resources, controlling payment of foreign currency denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. If the solar and/or sapphire industries are not a priority, our customers will likely have a difficult time expanding their operations and may have difficulty continuing their operations (particularly if direct and indirect financial support for our customers is reduced). This would have a negative impact on all of our business segments and, we expect, our results of operations.

        Any factors that result in slower (or decreased) growth in China could result in decreased capital expenditures by solar and sapphire product manufacturers, which in turn could reduce demand for our equipment products. Additionally, China has historically adopted laws, regulations and policies which impose additional restrictions on the ability of foreign companies to conduct business in China or otherwise place them at a competitive disadvantage in relation to domestic companies. Any adverse change in economic conditions or government policies in China could have a material adverse effect on our overall growth and therefore have an adverse effect on our financial condition, results of operations, business or prospects.

        We have expanded our presence in China, including in the areas of customer service, certain manufacturing services, administrative functions, sales and research and development. As we adopt a greater presence in China, we are increasingly exposed to the economic, political and legal conditions and developments in China, which could further exacerbate these risks, including the risk that we may not be able to obtain adequate legal protection in connection with any technological developments resulting from our research and development conducted in China.

We have entered into business combinations and acquisitions that may be difficult to integrate, disrupt our business, expose us to litigation or unknown liabilities, dilute stockholder value and divert management attention.

        In the past we have entered into, and may in the future enter into business combinations or purchases. Acquisitions and combinations are accompanied by a number of risks, including the difficulty of integrating the operations and personnel of the acquired company, disruption of our ongoing business, distraction of management, expenses related to the acquisition and potential unknown liabilities and claims associated with acquired businesses. We may be subject to (i) liability for activities of the acquired company prior to the acquisition, including environmental and tax and other known and unknown liabilities and (ii) litigation or other claims in connection with the acquired company, including claims brought by terminated employees, customers, former stockholders or other third parties.

        In addition, there may, in particular, be risks and uncertainties in connection with the intellectual property rights and ownership of technology of an acquired company or any assets we may acquire, including (i) the nature, extent and value of the intellectual property and technology assets of an acquired company (or of the acquired assets), (ii) the rights that an acquired company (or company selling assets) has to utilize intellectual property and technology that it claims to have developed or to have licensed, and (iii) actions by third parties against the acquired company (or company selling assets) for intellectual property and technology infringement and the extent of the potential loss relating thereto. Third parties may also be more likely to assert claims against the acquired company (or acquired assets), including claims for breach of intellectual property rights, once the company or assets have been acquired by us.

        Any inability to integrate completed acquisitions or combinations in an efficient and timely manner or the inability to properly assess and utilize the intellectual property and technology portfolio without infringing the rights of a third party could have an adverse impact on our results of operations. In addition, we may not be able to recognize any expected synergies or benefits in connection with a future acquisition, combination or asset purchase or we may be unable to effectively implement the business plan for the acquired company or assets, which would prevent us from achieving our financial and business goals for the business.

        If we are not successful in completing acquisitions or combinations that we may pursue in the future, we may incur substantial expenses and devote significant management time and resources without a successful result. In addition, future acquisitions could require use of substantial portions of our available cash or result in the incurrence of debt or dilutive issuances of securities. If we were to incur additional debt in the future in connection with an acquisition, or otherwise, it may contain covenants restricting our future activities, may incur significant interest rates or penalties for breach and we may be unable to generate sufficient cash to pay the principal or interest. Also, any issuance of equity securities may be dilutive.

        Acquisitions and combinations also frequently require the acquiring company to recognize significant amounts of intangible assets, such as goodwill, patents and trademarks and customer lists, in an acquisition, which amounts may be subject to a future impairment if we are unable to successfully implement the operating strategy for the acquired company or acquired assets.

We may, in the future, make investments in third party businesses or enter into joint development or similar agreements with third parties and these may require significant expenses and may not result in any technological or financial benefits.

        We may in the future enter into arrangements in which we invest in another business without owning all of the voting control of the entity or without the ability to control the decision-making of the entity or we may enter into joint development or similar arrangements for the development of technology or sale of products. Investments of this nature can require a significant commitment of our time, attention, cash and financial resources and technology sharing. If we do not have a controlling stake in these companies, it is likely that such entities may make their own business decisions that may not always align with our interests. In addition, some of the entities that we invest in, or enter into development projects with, will very likely have the right to manufacture or distribute their own products or certain products of our competitors. If we are unable to provide an appropriate mix of incentives to the companies that we invest in or in which we enter joint venture or similar arrangements, these other parties, through a combination of pricing and marketing and advertising support or otherwise, may take actions that, while maximizing their own short-term profits, may be detrimental to us or our brands, or they may devote more of their energy and resources to business opportunities or products other than those that generate a return for us. Such actions could, in the long run, have an adverse effect on our financial results. In addition, these types of investments may not ultimately generate the returns that we expect when we entered into the arrangements, which could result in a decrease in our anticipated liquidity and loss of our entire investment.

Our ability to supply a sufficient number of products to meet demand could be severely hampered by natural disasters or other catastrophes.

        Currently, a portion of our operations are located in Asia and we increased our presence in Asia with our global operations center in Hong Kong. Additionally, a significant portion of our revenue is generated from customers that install our equipment in Asia and many of our suppliers are also located in Asia. In addition, we expect that we will have a sapphire material manufacturing operation at one location in Arizona. These areas are subject to natural disasters such as earthquakes, floods, drought and hazardous weather conditions. A significant catastrophic event such as earthquakes, floods, war, acts of terrorism or global threats, including, but not limited to, the outbreak of epidemic disease, could disrupt our operations and impair distribution of our products, damage inventory or facilities, interrupt critical functions, cause our suppliers to be unable to meet our demand for parts and equipment, reduce demand for our products, prevent our customers from honoring their contractual obligations to us or otherwise affect our business negatively. Any event that is significantly disruptive to our power supply could impact our ability to meet our supply obligations under our sapphire materials contracts. To the extent that such disruptions or uncertainties result in delays or our inability to fill orders (particularly to meet our obligations to provide sapphire material to our customer that purchases sapphire from our Arizona facility), causes cancellations of customer orders, or results in our inability to manufacture or ship of our products, we may not be excused from performance under our supply agreements and our business, operating results and financial condition could be materially and adversely affected.

Our level of indebtedness may limit our financial flexibility.

        As of September 28, 2013, our total consolidated indebtedness was approximately $261 million (which amount excludes the portion of our 2017 notes allocated to the conversion feature), or approximately $338 million after giving effect to the repayment of all amounts outstanding under our senior secured credit facility and the receipt of the first installment of $225 million under our Prepayment Agreement with Apple, and our unrestricted cash was approximately $258 million. Our level of indebtedness affects our operations in several ways, including the following:

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  a portion of our cash flows from operating activities must be used to service our indebtedness or our repayment obligations and is not available for other purposes;

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  we may be at a competitive disadvantage as compared to similar companies that have less debt;

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  the covenants contained in the agreements governing our outstanding indebtedness and future indebtedness may limit our ability to borrow additional funds, pay dividends and make certain investments and may also affect our flexibility in planning for, and reacting to, changes in the economy and in our industry; and

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  additional financing in the future for working capital, capital expenditures, acquisitions, general corporate or other purposes may have higher costs and more restrictive covenants, or may not be available to us.

        Many of these factors are beyond our control. Factors that will affect our ability to raise cash through an offering of our capital stock, convertible debt or a refinancing of our debt include financial market conditions, the value of our assets and our performance at the time we need capital. In addition, our failure to comply with the financial and other covenants relating to our indebtedness (or Prepayment Agreement) could result in a default under that indebtedness (or Prepayment Agreement) and acceleration of amounts due, which could adversely affect our business, financial condition and results of operations.

We may face significant warranty claims.

        All of our equipment and materials are sold with certain warranties. The warranty is typically provided on a repair or replace basis, and is not limited to products or parts manufactured by us. As a result, we bear the risk of warranty claims on all products we supply, including equipment and component parts manufactured by third parties. There can be no assurance that we will be successful in claiming under any warranty or indemnity provided to us by our suppliers or vendors in the event of a successful warranty claim against us by a customer or that any recovery from such vendor or supplier would be adequate. There is a risk that warranty claims made against us will exceed our warranty reserve and could have a material adverse effect on our financial condition, results of operations, business and/or prospects.

We have been subject to securities class action lawsuits. Potential similar or related litigation could result in substantial damages and may divert management's time and attention from our business.

        In 2008, the Company, its directors and certain affiliates were defendants in class action suits that alleged certain violations under various sections of the Securities Act of 1933, in connection with our initial public offering. In March 2011, these class actions were settled and we were required to pay $10.5 million into a settlement fund. Of this amount, we contributed $1.0 million and our liability insurers contributed the remaining $9.5 million. Our contribution represented the contractual indemnification obligation to the underwriters.

        As a publicly traded company, we may be subject to additional lawsuits relating to violations of the securities laws. Any such litigation would be expensive, time consuming to defend and, if we were unsuccessful in defending such claims, could result in the payments of significant sums. We do maintain insurance, but the coverage may not be sufficient and may not be available in all instances.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, our stockholders could lose confidence in our financial reporting, which could harm our business and the trading price of our common stock.

        We have complied with Section 404 of the Sarbanes-Oxley Act of 2002 by assessing, strengthening and testing our system of internal controls. Even though we concluded our system of internal controls was effective as of December 31, 2012, we need to continue to maintain our processes and systems and adapt them to changes as our business evolves and we acquire new business and technologies. This continuous process of maintaining and adapting our internal controls and complying with Section 404 is expensive and time-consuming, and requires significant management attention. We cannot be certain that our internal control measures will continue to provide adequate control over our financial processes and reporting and ensure compliance with Section 404. Furthermore, as our business changes and if we expand through acquisitions of other companies or make significant investments in other companies or enter into joint development (and similar arrangements), our internal controls may become more complex and we will require significantly more resources to ensure our internal controls remain effective. In addition, if we reduce a portion of our workforce, as we have done in the past, our ability to adequately maintain our internal controls may be adversely impacted. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our independent registered public accounting firm identify material weaknesses, the disclosure of that fact, even if quickly remediated, could reduce the market's confidence in our financial statements and harm our stock price.

Interpretations of existing accounting standards or the application of new standards could affect our revenue recognition and other accounting policies, which could have an adverse effect on the way we report our operating results.

        Generally accepted accounting principles in the United States are subject to interpretations by the Financial Accounting Standards Board, or FASB, the American Institute of Certified Public Accountants, the SEC and various other organizations formed to promulgate and interpret accounting principles. A change in these accounting principles or their interpretations could affect the reporting of transactions that were completed before the announcement of a change in principles or interpretations. In October 2009, the FASB issued authoritative guidance that provides amendments to the revenue recognition criteria for separating consideration in multiple-deliverable revenue arrangements. This guidance prescribes a methodology for determining the fair value, or best estimated selling price, of deliverables on an individual element basis, including elements for which objective reliable evidence of fair value previously did not exist. As noted in Note 2 to our financial statements included in our most recently filed Transition Report on Form 10-K, under the current revenue guidance, for arrangements containing products considered to be "established," the majority of our revenue is recognized upon delivery of the product. For arrangements containing products considered to be "new," or containing customer acceptance provisions that are deemed more than perfunctory, revenue is recorded upon customer acceptance.

        If we make incorrect estimates or judgments in applying our revenue recognition policies, for example, if we incorrectly classify a product as "established" when it should have been "new," it may impact the timing of recognizing that revenue and may result in failing to meet guidance provided by us or require that we restate our prior financial statements. Additional errors in applying estimates or judgments in accounting policies may also adversely impact our operating results and may, in certain cases, require us to restate prior financial statements.

If we are unable to adopt and implement adequate data security procedures, we could lose valuable proprietary information, third parties may be able to access information about the operations of our equipment at customer sites and employee data, any of the foregoing may harm our reputation and our results of operations.

        While we have implemented data security measures, a third party may still gain unauthorized access to our servers, laptops or employee mobile devices. We store our important proprietary information on our servers, including equipment specifications, and our employees may access this data remotely. This information is also shared via e-mail and we rely on industry standard encryption tools for transmitting data (which has been attacked in the past). If a competitor were able to access this information, we would lose the competitive advantages we believe we have and we could also lose the benefits that are or could be realized from our research and development efforts. Access to this information may be the result of a third-party by-passing our security measures, third-party encryption tools not providing adequate protection or inadvertent error by an employee that results in this information being accessed by unauthorized users.

        In addition, the risks of unintended disclosure of information, proprietary or otherwise, following an acquisition is increased until such time as we can implement proper protection measures. During the time, prior to implementing safeguards, third parties may be able to obtain information about the acquired entity or about our business technology and operations.

        Some of our servers containing our proprietary and confidential product and customer information are located in foreign jurisdictions, such as China and Hong Kong, and the governments in these jurisdictions may be able to access, review, retain and use the information contained on these servers without any legal recourse on our part or the right to compensation.

        In a very limited number of cases, we are able to monitor the operations of our equipment in our customers' facilities. If a third party were able to access this information, they would be able to view important data about the operations of our equipment and use this customer information to their benefit. In addition, it is very likely that our reputation would be harmed among our customers and they could prevent our remote access in the future or even cease purchasing equipment from us.

        Finally, we also store financial reporting information and employee data on our computer systems. If our financial information were tampered with, the results we report may not be accurate and/or we may be required to re-state previous released financial results and investors could lose confidence in our reported financial results. If our employee information were accessed, our employees may lose confidence in our operations, we may confront challenges attracting new employees and may face government penalties if we were found to have taken inadequate measures to protect employee information.

We could be adversely affected by violations of applicable anti-corruption laws or violations of our internal policies designed to ensure ethical business practices.

        We operate in a number of countries throughout the world, including in countries that do not have as strong a commitment to anti-corruption and ethical behavior that is required by U.S. laws or by corporate policies. We are subject to the risk that we, our U.S. employees or our employees located in other jurisdictions or any third parties that we engage to do work on our behalf in foreign countries may take action determined to be in violation of anti-corruption laws in any jurisdiction in which we conduct business, including the U.S. Foreign Corrupt Practices Act of 1977 (or the "FCPA"). In addition, we operate in certain countries in which the government may take an ownership stake in an enterprise and such government ownership may not be readily apparent (thereby increasing potential FCPA violations). Any violation of the FCPA or any similar anti-corruption law or regulation could result in substantial fines, sanctions, civil and/or criminal penalties and curtailment of operations in certain jurisdictions and might adversely affect our business, results of operations or financial condition. In addition, we have internal ethics policies that we require our employees to comply with in order to ensure that our business is conducted in a manner that our management deems appropriate. If these anti-corruption laws or internal policies were to be violated, our reputation and operations could also be substantially harmed. Further, detecting, investigating, and resolving actual or alleged violations is expensive and can consume significant time and attention of our senior management.

Risks Relating to Our Polysilicon Business

The market for polysilicon has been cyclical, resulting in periods of insufficient or excess production capacity and could result in variation in demand for our products.

        The market for polysilicon has been cyclical. In the recent past, polysilicon supply had increased due principally to expansion by existing manufacturers. This factor, among others, resulted in increased supply and declining prices in polysilicon. An excess in production capacity for polysilicon has, and in the future may, adversely affect demand for our SDR reactors. There can be no certainty that the increased demand during the periods of expansion in polysilicon manufacturing capacity will persist for an extended period of time, or at all. A lack of demand for our SDR reactors could have a material adverse effect on our financial condition, results of operations, business and/or prospects. Conversely, if there are shortages of polysilicon in the future, the PV industry may be unable to continue to grow and/or may decline, and, as a result, demand for our PV products may decrease or may be eliminated.

We license and do not own certain components of the technology underlying our SDR reactor and STC converter products.

        Certain components of the technology underlying our SDR reactor and STC converter products are not owned by us, but are licensed under a ninety-nine year license agreement that could be terminated in the event of a material breach by us of such agreement that remains uncured for more than thirty days, or upon our bankruptcy or insolvency. To the extent such components are deemed to be incorporated into our current or future products, any termination of our rights to use such technology could have a material adverse effect on our ability to offer our polysilicon products and therefore on our financial condition, results of operations, business and/or prospects if we were unable to secure these rights in a different manner or from an alternative arrangement.

Risks Relating to Our Photovoltaic Business

Government subsidies and economic incentives for on-grid solar electricity applications could be reduced or eliminated.

        Demand for PV equipment, including on-grid applications, has historically been dependent in part on the availability and size of government subsidies and economic incentives. Currently, the cost of solar electricity exceeds the retail price of electricity in most major markets in the world. As a result, federal, state and local governmental bodies in many countries, most notably Germany, Italy, Spain, South Korea, Japan, China and the United States, have provided subsidies in the form of feed-in tariffs, rebates, tax write-offs and other incentives to end-users, distributors, systems integrators and/or manufacturers of PV products to promote the use of solar energy in on-grid applications and to reduce dependency on other forms of energy. Many of these government incentives have expired or are due to expire in time, phase out over time, cease upon exhaustion of the allocated funding and/or are subject to cancellation or non-renewal by the applicable authority. The reduction, expiration or elimination of relevant government subsidies or other economic incentives may result in the diminished competitiveness of solar energy relative to conventional and other renewable sources of energy, and adversely affect demand for PV equipment (and polysilicon equipment) or result in increased price competition, all of which could cause our sales and revenue to decline and have a material adverse effect on our financial condition, results of operations, business and/or prospects. Further, any government subsidies and economic incentives could be reduced or eliminated altogether at any time and for any reason. We believe that government subsidies and incentives will be eliminated in the near future. Also, relevant statutes or regulations may be found to be anti-competitive, unconstitutional or may be amended or discontinued for other reasons. Some government subsidies and incentives have been subject to challenge in courts in certain foreign jurisdictions. New proceedings challenging minimum price regulations or other government incentives in other countries in which we conduct our business or in which our customers conduct business, may be initiated, and if successful, could cause a decrease in demand for our polysilicon and PV equipment products.

Existing regulations and policies and changes to these regulations and policies may present technical, regulatory and economic barriers to the purchase and use of photovoltaic products.

        The market for electricity generation products is heavily influenced by government regulations and policies concerning the electric utility industry, as well as policies promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of user-owned electricity generation. In the United States and in a number of other countries, these regulations and policies are currently being modified and may be modified again in the future. These regulations and policies could deter end-user purchases of PV products (and polysilicon products) and investment in the research and development of PV technology. For example, without a mandated regulatory exception for PV systems, utility customers are often charged interconnection or standby fees for putting distributed power generation on the electric utility grid. These fees could increase the cost to end-users of PV systems and make such systems less attractive to potential customers, which may have a material adverse effect on demand for our polysilicon and PV products and our financial condition, results of operations, business and/or prospects.

The photovoltaic industry may not be able to compete successfully with conventional power generation or other sources of renewable energy.

        Although the PV industry has experienced advances in recent years, it still comprises a relatively small component of the total power generation market and competes with other sources of renewable energy, as well as conventional power generation. Many factors may affect the viability of widespread adoption of PV technology and thus demand for solar wafer manufacturing equipment, including the following:

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  cost-effectiveness of solar energy compared to conventional power generation and other renewable energy sources;

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  performance and reliability of solar modules compared to conventional power generation and other renewable energy sources and products;

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  availability and size of government subsidies and incentives to support the development of the solar energy industry;

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  success of other renewable energy generation technologies such as hydroelectric, wind, geothermal and biomass; and

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  fluctuations in economic and market conditions that affect the viability of conventional power generation and other renewable energy sources, such as increases or decreases in the prices of oil, natural gas and other fossil fuels.

        As a result of any of the foregoing factors, our financial condition, results of operations, business and/or prospects could be materially adversely affected.

Risks Relating to Our Common Stock

Future sales of our common stock, or the perception in the public markets that these sales may occur, could depress our stock price.

        Future sales of substantial amounts of our common stock in the public market or the perception that these sales could occur, could adversely affect the price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. In addition, future equity financings could also result in dilution to our stockholders and new securities could have rights, preferences and privileges that are senior to those of our common shares.

        Our certificate of incorporation currently authorizes us to issue up to 500 million shares of common stock, and as of September 28, 2013, we had approximately 124 million shares of common stock outstanding. All of these shares are freely tradable, in the public market under a registration statement or an exemption under the securities laws. Moreover, at September 28, 2013, 10.6 million shares of our common stock were issuable upon the exercise of outstanding vested and unvested options and upon vesting of outstanding restricted stock units.

Our certificate of incorporation and by-laws contain provisions that could discourage another company from acquiring us and may prevent attempts by our stockholders to replace or remove our current management.

        It is possible that companies in our industries or certain other investors may consider making a friendly or hostile attempt to gain control of a majority (or all) of our common stock. Some provisions of our certificate of incorporation and by-laws may have the effect of delaying, discouraging or preventing a merger or acquisition that our stockholders may consider favorable, including transactions in which stockholders may receive a premium for their shares. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace or remove our board of directors. These provisions include:

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  the removal of directors only by the affirmative vote of the holders of two-thirds of the shares of our capital stock entitled to vote;

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  any vacancy on our board of directors, however occurring, including a vacancy resulting from an enlargement of the board, may only be filled by vote of the directors then in office;

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  inability of stockholders to call special meetings of stockholders or take action by written consent;

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  advance notice requirements for board nominations and proposing matters to be acted on by stockholders at stockholder meetings; and

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  authorization of the issuance of "blank check" preferred stock without the need for action by stockholders.

We are a technology-oriented company and, as such, we expect that the price of our common stock may fluctuate substantially.

        We operate in industries where there are rapid changes in technologies and product offerings. Broad market, industry and economic factors may adversely affect the market price of our common stock, regardless of our actual operating performance. Factors that could cause fluctuations in our stock price may include, among other things:

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  actual or anticipated variations in quarterly operating results;

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  changes in market prices for our products or for raw materials;

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  changes in our financial guidance or estimates made by us or by any securities analysts who may cover our stock or our failure to meet the estimates made by securities analysts;

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  changes in the market valuations of other companies operating in our industry;

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  announcements by us or our competitors of, or developments relating to, significant acquisitions, strategic partnerships, customer contracts or arrangements, divestitures or other significant contracts;

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  changes in governmental policies with respect to energy;

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  additions or departures of key personnel; and

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  sales of our common stock, including sales of our common stock by our directors and officers or by our larger stockholders.

Announcements of contract awards or bankruptcies of solar-related companies could have a significant impact on our stock price.

        It is common for equipment manufacturers in the business segments in which we operate to enter into contracts for the sale and delivery of substantial amounts of equipment, involving highly competitive bidding situations. Public announcements of contract awards often cause a reaction in the stock market and affect, sometimes significantly, the trading price of the stock of the manufacturer that received a contract award. It could also have a negative effect on the trading price of stock of competitors that did not receive such contract. This reaction may be unrelated to the historical results of operations or financial condition of the affected companies or, in the case of unsuccessful competitors, any guidance they may have provided with respect to their future financial results. An announcement that a competitor of ours was awarded a significant customer contract could have a material adverse effect on the trading price of our stock.

        In addition, there have been several recent announcements that companies offering solar power related services and materials have filed or will file for bankruptcy. For example, Solyndra filed for bankruptcy in August 2011. Such announcements, and future similar announcements, will likely have a negative effect on the trading price of our stock. This will likely be the case even if such companies do not utilize the output for the equipment we sell.

The derivative transactions related to our common stock in connection with our 2017 notes and the convertible note hedge and warrant transactions entered into in connection with our 2017 notes could depress our stock price and the value of the notes offered in this offering.

        In September 2012, we issued $220 million aggregate principal amount of our 2017 notes. Upon conversion of the 2017 notes, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. The 2017 notes may be converted, under certain conditions specified in the indenture entered into in connection with the issuance of the 2017 notes, based on an initial conversion rate of 129.7185 shares of common stock per

$1,000 principal amount of the 2017 notes (which represents an initial effective conversion price of the 2017 notes of $7.71 per share), subject to adjustment as described in the indenture. It is likely that the some or all of the holders of the 2017 notes have entered into and may unwind various derivative transactions that involve trading in our common stock or in other instruments, such as options or swaps, based upon our common stock. Such derivative transactions could adversely affect the value of our common stock and, consequently, the value of the notes offered in this offering.

        In connection with issuing the 2017 notes, we entered into convertible note hedge transactions with certain option counterparties. The convertible note hedge transactions are expected to reduce the potential dilution and/or offset any cash payments we are required to make in excess of the principal amount upon conversion of the 2017 notes. We also entered into warrant transactions with the option counterparties. We believe that the option counterparties or their affiliates entered into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the 2017 notes. The option counterparties or their affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions prior to the maturity of the 2017 notes (and are likely to do so during any observation period related to a conversion of the 2017 notes) and prior to the maturity of the notes offered in this offering.

        This activity could also cause or avoid an increase or a decrease in the market price of our common stock, the 2017 notes or the notes offered in this offering, which could affect your ability to convert the notes offered in this offering, and to the extent the activity occurs during any observation period related to the conversion of the notes, it could affect the number of shares and value of the consideration that you will receive upon the conversion of the notes offered in this offering. In addition, if any such convertible note hedge and warrant transaction is unwound early, such action could adversely affect the value of our common stock and the value of the notes offered in this offering.

Our quarterly operating results have fluctuated significantly in the past and we expect that our quarterly results will continue to fluctuate significantly in the future.

        Our quarterly operating results have fluctuated significantly in the past and we expect that our quarterly results will continue to fluctuate significantly in the future. Future quarterly fluctuations may result from a number of factors, including:

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  the size of new contracts and when we are able to recognize the related revenue, especially with respect to our polysilicon products;

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  requests for delays in deliveries by our customers;

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  delays in customer acceptances of our products;

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  delays in deliveries from our vendors;

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  our rate of progress in the fulfillment of our obligations under our contracts;

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  the degree of market acceptance of our products and service offerings;

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  the mix of products and services sold;

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  budgeting cycles of our customers;

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  product lifecycles;

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  changes in demand for our products and services;

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  the level and timing of expenses for product development and sales, general and administrative expenses;

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  competition by existing and emerging competitors, including in the PV, polysilicon and sapphire industry;

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  announcements by our competitors or customers of the awarding of a significant contract;

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  termination of or removal of contracts in our reported order backlog;

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  our success in developing and selling new products and services, controlling costs, attracting and retaining qualified personnel;

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  changes in government subsidies and economic incentives for on-grid solar electricity applications;

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  announcements regarding litigation or claims against us or others in the PV, polysilicon or sapphire industries;

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  changes in export licensing or export restrictions with respect to our products;

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  changes in our strategy;

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  negative announcements regarding solar and sapphire industry participants, such as the bankruptcies of Evergreen Solar and Solyndra, as well as government investigations of Solyndra operations;

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  foreign exchange fluctuations; and

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  general economic conditions.

        Based on these factors, we believe our future operating results will vary significantly from quarter-to-quarter and year-to-year. As a result, quarter-to-quarter and year-to-year comparisons of operating results are not necessarily meaningful nor do they indicate what our future performance will be.

We currently do not intend to pay dividends on our common stock and as a result, the only opportunity to achieve a return on an investment in our common stock is if the price appreciates.

        We currently do not expect to declare or pay dividends on our common stock in the foreseeable future. As a result, the only opportunity to achieve a return on an investment in our common stock will be if the market price of our common stock appreciates and the shares are sold at a profit. We cannot assure our investors that the market price for our common stock will ever exceed the price that was paid.

Our actual operating results may differ significantly from our guidance.

        From time to time, we release guidance in our quarterly or annual earnings releases, quarterly or annual earnings conference call or otherwise, regarding our future performance that represent our management's estimates as of the date of release. This guidance, which includes forward-looking statements, is based on projections prepared by our management. These projections are not prepared with a view toward compliance with published guidelines of the American Institute of Certified Public Accountants, and neither our registered public accountants nor any other independent expert or outside party compiles or examines the projections and, accordingly, no such person expresses any opinion or any other form of assurance with respect thereto.

        Projections are based upon a number of assumptions and estimates that, while presented with numerical specificity, are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and are based upon specific assumptions with respect to future business decisions, some of which will change. We generally state possible outcomes as high and low ranges which are intended to provide a sensitivity analysis as variables are changed but are not intended to represent that actual results could not fall outside of the suggested ranges. The principal reason that we release guidance is to provide a basis for our management to discuss our business outlook with analysts and investors. We do not accept any responsibility for any projections or reports published by any such persons. Guidance is necessarily speculative in nature, and it can be expected that some or all of the assumptions of the guidance furnished by us will not materialize or will vary significantly from actual results. Accordingly, our guidance is only an estimate of what management believes is realizable as of the date of release. Actual results will vary from our guidance and the variations may be material. In light of the foregoing, investors are urged not to rely upon, or otherwise consider, our guidance in making an investment decision in respect of our common stock.

Risks Related to the Notes

The notes are effectively subordinated to our secured debt and any liabilities of our subsidiaries.

        The notes will rank equal in right of payment with any existing and future senior unsecured indebtedness of ours; senior in right of payment to any indebtedness that is contractually subordinated to the notes; structurally subordinated to the claims of our subsidiaries' creditors, including trade creditors, and amounts payable by our subsidiaries under our Prepayment Agreement with Apple; and effectively subordinated to any secured indebtedness to the extent of the value of the collateral securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure other debt will be available to pay obligations on the notes only after the secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The indenture governing the notes does not prohibit us from incurring additional senior debt or secured debt, nor does it prohibit any of our subsidiaries from incurring additional liabilities.

        As of September 28, 2013 our total consolidated indebtedness was approximately $261 million (which amount excludes the portion of our 2017 notes allocated to the conversion feature). Subsequently, on October 30, 2013, we repaid all amounts outstanding under our senior secured credit facility and on October 31, 2013, we entered into our Prepayment Agreement with Apple. Pursuant to the Prepayment Agreement, Apple was granted a senior security interest in all of the assets and capital stock of GTAT Corporation, our primary domestic operating subsidiary. In connection with the receipt of proceeds from the notes and the concurrent stock offering, we expect that these liens will be released and Apple will continue to hold a security interest in our ASF units purchased pursuant to the prepayment agreement as well as in the equity interests in our subsidiary that owns those units. As a result of this and the receipt of our first installment payment of $225 million under the Prepayment Agreement with Apple, our total consolidated indebtedness as of the date of this prospectus supplement is approximately $338 million (which excludes the portion of our 2017 notes allocated to the conversion feature). After giving effect to the issuance of the notes (assuming no exercise of the underwriters' option to purchase additional notes), our total consolidated indebtedness would have been approximately $420 million (which excludes the portion of the notes and of the 2017 notes allocated to the conversion feature).

The notes are our obligations only and our operations are conducted through, and substantially all of our consolidated assets are held by, our subsidiaries.

        The notes are our obligations exclusively and are not guaranteed by any of our operating subsidiaries. A substantial portion of our consolidated assets is held by our subsidiaries. Accordingly, our ability to service our debt, including the notes, depends on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual or other restrictions and are subject to other business considerations. In addition, transferring cash from our foreign subsidiaries may result in adverse tax consequences to us and, therefore, we do not intend to repatriate funds from our foreign subsidiaries to repay our indebtedness.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the notes.

        We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short the common stock underlying the notes and dynamically adjusting their short position while continuing to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock.

        The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a "Limit Up-Limit Down" program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the notes.

Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the notes.

        The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement or the documents we have incorporated by reference in this prospectus supplement or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely impact the trading price of the notes. The market price of our common stock could also be affected by possible sales of our common stock by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading prices of the notes.

Despite our current debt levels, we may still incur substantially more debt or take other actions which would intensify the risks discussed above.

        Despite our current consolidated debt levels, we and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our debt instruments, some of which may be secured debt. We will not be restricted under the terms of the indenture governing the notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the notes that could have the effect of diminishing our ability to make payments on the notes when due.

We may not have the ability to raise the funds necessary to settle conversions of the notes or to repurchase the notes upon a fundamental change, and our existing debt contains and our future debt may contain limitations on our ability to pay cash upon conversion or purchase of the notes.

        Holders of the notes will have the right to require us to repurchase their notes upon the occurrence of a fundamental change at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, as described under "Description of Notes—Conversion Rights—Fundamental Change Permits Holders to Require us to Purchase Notes." In addition, upon conversion of the notes, unless we elect to deliver solely shares of our common stock to settle such conversion (other than cash in lieu of any fractional share), we will be required to make cash payments in respect of the notes being converted as described under "Description of Notes—Conversion Rights—Settlement upon Conversion." However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of notes surrendered therefor or notes being converted. In addition, our ability to repurchase the notes or to pay cash upon conversions of the notes may be limited by law, by regulatory authority or by agreements governing our existing or future indebtedness. Our failure to repurchase notes at a time when the repurchase is required by the indenture or to pay any cash payable on future conversions of the notes as required by the indenture would constitute a default under the indenture. An event of default under the indenture or the fundamental change itself could lead to a triggering event under our Prepayment Agreement (which could require immediate repayment of the Prepayment Amount to Apple) or a default under agreements governing future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes or make cash payments upon conversions thereof.

The conditional conversion feature of the notes, if triggered, may adversely affect our financial condition and operating results.

        In the event the conditional conversion feature of the notes is triggered, holders of notes will be entitled to convert the notes at any time during specified periods at their option. See "Description of Notes—Conversion Rights." If one or more holders elect to convert their notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock (other than cash in lieu of any fractional share), we would be required to settle a portion or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

        Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the convertible notes offered by us, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

The accounting method for convertible debt securities that may be settled in cash, such as the notes could have a material effect on our reported financial results.

        Under Accounting Standards Codification 470-20, Debt with Conversion and Other Options, which we refer to as ASC 470-20, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer's economic interest cost. The effect of ASC 470-20 on the accounting for the notes is that the equity component is required to be included in the additional paid-in capital section of stockholders' equity on our consolidated balance sheet, and the value of the equity component would be treated as debt discount for purposes of accounting for the debt component of the notes. As a result, we will be required to record a greater amount of non-cash interest expense and lower net income in current periods presented as a result of the amortization of the discounted carrying value of the notes to their face amount over the term of the notes. The additional non-cash interest could adversely affect our reported or future financial results, the trading price of our common stock and the trading price of the notes.

        In addition, under certain circumstances, convertible debt instruments (such as the notes) that may be settled entirely or partly in cash are currently accounted for utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion of the notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the notes exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of common stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. We cannot be sure that the accounting standards in the future will continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the notes, then our diluted earnings per share would be adversely affected.

Future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of the notes.

        We anticipate issuing up to an additional 13.8 million shares of our common stock in a concurrent offering and in the future, we may sell additional shares of our common stock to raise capital or issue additional shares of our common stock in connection with an acquisition. In addition, a substantial number of shares of our common stock is reserved for issuance upon the exercise of stock options, the vesting of restricted stock units and upon conversion of the notes and the 2017 notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

Holders of notes will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to them to the extent our conversion obligation includes shares of our common stock.

        Holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) prior to the conversion date relating to such notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than cash in lieu of any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), but holders of notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date related to a holder's conversion of its notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than cash in lieu of any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

The conditional conversion feature of the notes could result in your receiving less than the value of our common stock into which the notes would otherwise be convertible.

        Prior to the close of business on the business day immediately preceding June 15, 2020, you may convert your notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the value of the cash, common stock or a combination of cash and common stock, as applicable, into which the notes would otherwise be convertible.

Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right but before we settle our conversion obligation.

        Under the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.

        Upon conversion of the notes, we have the option to pay or deliver, as the case may be, cash, shares of our common stock, or a combination of cash and shares of our common stock. If we elect to satisfy our conversion obligation in cash or a combination of cash and shares of our common stock, the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume weighted average prices of our common stock for each trading day in a 40 trading day observation period. As described under "Description of Notes—Conversion Rights—Settlement upon Conversion," this period would be, (i) if the relevant conversion date occurs prior to June 15, 2020, the 40 consecutive trading day period beginning on, and including, the third trading day after such conversion date; and (ii) if the relevant conversion date occurs on or after June 15, 2020, and on or prior to the second scheduled trading day immediately preceding the maturity date, the 40 consecutive trading days beginning on, and including, the 42nd scheduled trading day immediately preceding the maturity date. Accordingly, if the price of our common stock decreases during this period, the amount and/or value of consideration you receive will be adversely affected. In addition, if the market price of our common stock at the end of such period is below the average of the volume weighted average price of our common stock during such period, the value of any shares of our common stock that you will receive in satisfaction of our conversion obligation will be less than the value used to determine the number of shares that you will receive.

        If we elect to satisfy our conversion obligation solely in shares of our common stock upon conversion of the notes, we will be required to deliver the shares of our common stock, together with cash for any fractional share, on the third scheduled trading day following the relevant conversion date. Accordingly, if the price of our common stock decreases during this period, the value of the shares that you receive will be adversely affected and would be less than the conversion value of the notes on the conversion date.

The notes are not protected by restrictive covenants.

        The indenture governing the notes does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change or other corporate transaction involving us except to the extent described under "Description of Notes—Conversion Rights—Fundamental Change Permits Holders to Require us to Purchase Notes," "Description of Notes—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change" and "Description of Notes—Consolidation, Merger and Sale of Assets."

The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction.

        If a make-whole fundamental change occurs prior to the maturity date, under certain circumstances, we will increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such make-whole fundamental change. The increase in the conversion rate will be determined based on the date on which the specified corporate transaction becomes effective and the price paid (or deemed to be paid) per share of our common stock in such transaction, as described below under "Description of Notes—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change." The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the price of our common stock in the transaction is greater than $          per share or less than $          per share (in each case, subject to adjustment), no additional shares will be added to the conversion rate. Moreover, in no event will the conversion rate per $1,000 principal amount of notes as a result of this adjustment exceed              , subject to adjustments in the same manner as the conversion rate as set forth under "Description of Notes—Conversion Rights—Conversion Rate Adjustments."

        Our obligation to increase the conversion rate upon the occurrence of a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

The conversion rate of the notes may not be adjusted for all dilutive events.

        The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under "Description of Notes—Conversion Rights—Conversion Rate Adjustments." However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the notes or our common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

        Upon the occurrence of a fundamental change, you have the right to require us to repurchase your notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

We cannot assure you that an active trading market will develop for the notes.

        Prior to this offering, there has been no trading market for the notes, and we do not intend to apply to list the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.

Any adverse rating of the notes may cause their trading price to fall.

        We do not intend to seek a rating on the notes. However, if a rating service were to rate the notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the notes could decline.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

        The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs on or prior to the maturity date, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See "Material U.S. Federal Income and Estate Tax Considerations." If you are a non-U.S. holder (as defined in "Material U.S. Federal Income and Estate Tax Considerations"), any deemed dividend would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be withheld from subsequent payments on the notes. See "Material U.S. Federal Income and Estate Tax Considerations."

Risks Related to Our Common Stock

The price of our common stock historically has been volatile. This volatility may affect the price at which you could sell the common stock you receive upon conversion of your notes, if any, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock.

        The market price for our common stock has varied between a high of $10.75 on November 14, 2013 and a low of $2.61 on March 4, 2013 in the twelve month period ending on November 29, 2013. This volatility may affect the price at which you could sell the common stock, if any, you receive upon conversion of your notes, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including the other factors discussed in "—Risks Related to our Business"; variations in our quarterly operating results from our expectations or those of securities analysts or investors; downward revisions in securities analysts' estimates; and announcement by us or our competitors of, or developments regarding, significant acquisitions, strategic partnerships, material customer agreements, joint ventures or capital commitments.

        In addition, the sale of substantial amounts of our common stock could adversely impact its price. As of September 28, 2013, we had outstanding approximately 123.8 million shares of our common stock, options to purchase approximately 2.9 million shares of our common stock (of which approximately 2.2 million were exercisable as of that date) and approximately 7.7 million unvested restricted stock units. The sale or the availability for sale of a large number of shares of our common stock in the public market could cause the price of our common stock to decline.

Delaware law and our charter documents may impede or discourage a takeover, which could cause the market price of our common stock to decline.

        We are a Delaware corporation, and the anti-takeover provisions of Delaware law impose various impediments to the ability of a third party to acquire control of us, even if a change in control would be beneficial to our existing stockholders. In addition, our board of directors or a committee thereof has the power, without stockholder approval, to designate the terms of one or more series of preferred stock and issue shares of preferred stock. The ability of our board of directors or a committee thereof to create and issue a new series of preferred stock and certain provisions of Delaware law and our certificate of incorporation and bylaws could impede a merger, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer for our common stock, which, under certain circumstances, could reduce the market price of our common stock and the value of your notes.

USE OF PROCEEDS

        We estimate that the net proceeds from this offering will be approximately $        million (or approximately $         million if the underwriters exercise their option to purchase additional notes in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

        We also expect that we will receive net proceeds from the sale of 12,000,000 shares in our concurrent common stock offering (13,800,000 shares if the underwriters exercise their option to purchase additional shares in full) of approximately $        million, or approximately $        million if the underwriters in that offering exercise in full their option to purchase additional shares of our common stock, after deducting underwriting discounts and commissions and estimated offering expenses payable by us in that offering.

        We intend to use the net proceeds from this offering and the concurrent common stock offering for working capital and general corporate purposes, which may include the acquisition of companies or businesses and capital expenditures. We do not have any agreements or understandings with respect to the acquisition of any companies or businesses. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities pending their use. We have not determined the amount of net proceeds to be used specifically for such purposes and, as a result, management will retain broad discretion over the allocation of net proceeds.

 PRICE RANGE OF OUR COMMON STOCK

        Our common stock is traded on The NASDAQ Global Select Market under the symbol "GTAT." The following table summarizes the high and low sale prices for our common stock for the fiscal periods indicated as reported on The NASDAQ Global Select Market.

	High	Low
2011
First Quarter	$11.95	$9.18
Second Quarter	$16.40	$9.07
Third Quarter	$17.50	$6.80
Fourth Quarter	$9.21	$6.40
2012
First Quarter	$9.89	$7.30
Second Quarter	$8.49	$3.92
Third Quarter	$7.09	$4.62
Fourth Quarter	$5.56	$2.82
2013
First Quarter	$3.94	$2.61
Second Quarter	$4.89	$3.03
Third Quarter	$6.86	$4.01
Fourth Quarter (through November 29, 2013)	$10.75	$7.42

        On November 29, 2013, the last reported sale price for our common stock on The NASDAQ Global Select Market was $9.81 per share. As of November 27, 2013 we had 21 stockholders of record.

DIVIDEND POLICY

        We have not paid cash dividends on our common stock during our two most recent fiscal years. We do not intend to pay any dividends on our common stock for the foreseeable future.

 CAPITALIZATION

        The following table sets forth our cash and cash equivalents, current portion of long-term debt and capitalization as of September 28, 2013:

  •
  on an actual basis;

  •
  on an as adjusted basis to reflect (1) the repayment of all amounts outstanding under our senior secured credit facility subsequent to September 28, 2013 but prior to the date hereof, (2) the receipt of the first installment payment of $225 million under our Prepayment Agreement with Apple and (3) receipt of the net proceeds from the sale of the notes in this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us (assuming no exercise of the underwriters' option to purchase additional notes). See "Use of Proceeds"; and

  •
  on an as-further-adjusted basis to reflect the sale of shares of common stock in our concurrent public offering (assuming no exercise of the underwriters' option to purchase additional shares) and the receipt of the net proceeds therefrom after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

        You should read the following table along with our financial statements and the accompanying notes to those statements.

	As of September 28, 2013
	Actual	As Adjusted	As Further Adjusted
	(in thousands, except per share amounts)
Cash and cash equivalents	$258,472

Current portion of long-term debt(1)	9,063
Long-term debt(1)(2)	86,875
% Convertible Senior Notes due 2020(3)	—
3.00% Convertible Senior Notes due 2017(4)	165,390
Stockholders' equity (deficit):	—
Preferred stock, 10,000 shares authorized, none issued and outstanding	—
Common stock, $0.01 par value; 500,000 shares authorized, 123,758 shares issued and outstanding as of September 28, 2013, actual and as adjusted, issued and outstanding and as further adjusted(5)	1,238
Additional paid-in capital(3)	208,631
Accumulated other comprehensive loss	1,066
Retained earnings(1)	11,807

Total stockholders' equity(3)	$222,741

Total capitalization	$484,069

(1)
As adjusted and as further adjusted amounts reflects the repayment of all amounts outstanding under our senior secured credit facility and the associated non-cash charge of approximately $3.6 million related to the write-off of deferred issuance costs.

(2)
Actual amount does not reflect receipt of any portion of the $578 million Prepayment Amount from Apple, which is expected to consist of four payments. As adjusted and as further adjusted amounts reflect receipt of the first installment payment of $225 million. We estimate the fair value of the $225 million payment received under the Prepayment Agreement to be $170 million, which reflects that the Prepayment Amount is non-interest bearing. Long-term debt, as adjusted and as further adjusted, reflects the estimated fair value amount of the initial installment payment while the full amount of the initial installment payment is currently reflected in cash and cash equivalents, as adjusted and as further adjusted.

(3)
The as adjusted and as further adjusted carrying amounts of the convertible notes reflect the issuance proceeds of the notes, less the estimated discount created by the allocation of a portion of the issuance proceeds related to the conversion feature. The amount allocated to the conversion feature is reflected as additional paid-in capital, which is included in total stockholders' equity and total capitalization.

(4)
The carrying amount of $165 million is being accreted up to the principal amount of $220 million through October 1, 2017.

(5)
The above table is based on 123.8 million shares of common stock outstanding as of September 28, 2013. Such amount does not include: approximately 2.9 million shares of our common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $6.26 per share; approximately 7.7 million shares of our common stock issuable upon the vesting of restricted stock units; an additional 6.7 million shares of our common stock available for future issuance as of September 28, 2013 under our equity incentive plans; approximately 28.5 million shares of our common stock issuable upon the conversion of our 2017 notes and outstanding warrants issued in connection with that offering and the shares of common stock to be reserved for issuance upon conversion of the notes being sold by us in this offering.

DESCRIPTION OF NOTES

        We will issue the notes under an indenture dated as of September 28, 2012 between us and U.S. Bank National Association, as trustee, as supplemented by a supplemental indenture dated December 10, 2013. We refer to the indenture as so supplemented as the "indenture." The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

        The following description is a summary of the material provisions of the notes and the indenture. We urge you to carefully read the entire indenture because it, and not this description, defines your rights as a holder of the notes. You may request a copy of the indenture from us. A copy of the indenture will be filed by us with the SEC and will be available as described under the heading "Where You Can Find More Information" in this prospectus supplement.

        For purposes of this description, references to the "Company," "we," "our" and "us" refer only to GT Advanced Technologies Inc. and not to our subsidiaries.

General

        The notes will be:

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  our general unsecured obligations;

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  equal in right of payment with any existing and future senior unsecured indebtedness of ours, including our 3.00% Convertible Senior Notes due 2017, or the 2017 notes;

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  senior in right of payment to any indebtedness that is contractually subordinated to the notes;

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  structurally subordinated to the claims of our subsidiaries' creditors, including trade creditors, and including amounts payable by our subsidiary under our Prepayment Agreement with Apple; and

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  effectively subordinated to any secured indebtedness to the extent of the value of the collateral securing such indebtedness.

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  will initially be limited to an aggregate principal amount of $125 million, or $143.75 million if the underwriters exercise their option to purchase additional notes in full;

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  mature on December 15, 2020, unless earlier converted or repurchased;

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  will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof;

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  may not be redeemed by us prior to maturity;

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  will be subject to repurchase by us at the option of the holders following a fundamental change (as defined below under "Conversion Rights—Fundamental Change Permits Holders to Require us to Purchase Notes"), at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date; and

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  will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See "Global Notes, Book-Entry Form."

        Subject to satisfaction of certain conditions and during the periods described below, the notes may be converted at the option of the holder at an initial conversion rate of             shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $    per share of common stock). The conversion rate is subject to adjustment if certain events occur. We will settle conversion of notes by paying or delivering, as the case may be, cash, shares of our common stock or cash and shares of our common stock, at our election, as described under "Conversion Rights—Settlement upon Conversion." You will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

        The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture does not contain any financial covenants and does not restrict us from incurring liens, paying dividends or issuing or purchasing the notes or our other securities. Other than restrictions described under "Conversion Rights—Fundamental Change Permits Holders to Require us to Purchase Notes" and "Consolidation, Merger and Sale of Assets" below and except for the provisions set forth under "Conversion Rights—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change," the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders or for any other reason. Our subsidiaries will not guarantee any of our obligations under the notes.

        The registered holder of a note will be treated as the owner of it for all purposes.

        We may, from time to time, without notice to or consent of the holders of the notes, issue additional notes of the same class as the notes offered hereby under the indenture in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes offered hereby for U.S. federal income tax or securities law purposes, such additional notes will have one or more separate CUSIP numbers.

        We do not intend to list the notes on any securities exchange or any automated dealer quotation system.

Purchase and Cancellation

        We will cause all notes surrendered for payment, purchase (including as described below), registration of transfer, exchange or conversion, if surrendered to any person other than the trustee (including any of our agents, subsidiaries or affiliates), to be delivered to the trustee for cancellation. All notes delivered to the trustee shall be cancelled promptly by the trustee. No notes shall be authenticated in exchange for any notes cancelled as provided in the indenture.

        We may, to the extent permitted by law, directly or indirectly (regardless of whether such notes are surrendered to us), purchase notes in the open market or otherwise, whether by us or our subsidiaries or through a privately-negotiated transaction or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case without prior notice to holders. We will cause any notes so purchased (other than notes purchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the trustee for cancellation, and they will no longer be considered "outstanding" under the indenture upon their purchase.

Payments on the Notes; Paying Agent and Registrar

        We will pay the principal of and interest on notes in global form registered in the name of or held by The Depository Trust Company, or DTC, or its nominee by wire transfer in immediately available funds in accordance with the wire transfer instructions supplied by DTC or its nominee from time to time to the trustee and paying agent (if different from the trustee).

        We will pay the principal of and interest on certificated notes at the office or agency designated by us maintained for that purpose in the Borough of Manhattan, The City of New York, or, at the option of a holder, at a corporate trust office of the trustee; provided, however, interest may be paid by check mailed to a holder's address as it appears in the note register. We have initially designated a corporate trust office of the trustee as our paying agent and registrar and its agency in New York, New York as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. We will pay the principal of and interest on notes in the legal tender of the United States of America. With respect to any holder with an aggregate principal amount of notes in excess of $5,000,000, at the application of such holder in writing to us (which application shall remain in effect until the holder provides written notice to the contrary), we will pay interest on such holder's certificated notes by wire transfer in immediately available funds to such holder's account in the United States supplied by such holder from time to time to the trustee and paying agent (if different from the trustee) not later than the applicable record date.

Transfer and Exchange

        A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note selected or surrendered for conversion or required purchase.

Interest

        The notes will bear interest at a rate of    % per year. Interest on the notes will accrue from December     , 2013, or from the most recent date to which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on June 15 and December 15 of each year, beginning June 15, 2014. We may, at our election, pay additional interest under the circumstances described under "Events of Default."

        Interest will be paid to the person in whose name a note is registered at 5:00 p.m., New York City time, on June 1 or December 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

        If any interest payment date, the maturity date or any earlier required fundamental change purchase date falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term "business day" means, with respect to any note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

        Unless the context otherwise requires, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under "Events of Default."

Ranking

        The notes will be our general unsecured obligations that rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equal in right of payment with all of our liabilities that are not so subordinated. The notes will effectively rank junior to any of our secured indebtedness and other secured obligations to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under such secured debt has been repaid in full from such assets.

        The notes will rank structurally junior to all indebtedness and other liabilities of our subsidiaries (including trade payables). Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries' earnings. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.

        As of September 28, 2013 our total consolidated indebtedness was approximately $261 million (which amount excludes the portion of our 3.00% Convertible Senior Notes due 2017 allocated to the conversion feature). Subsequently, on October 30, 2013, we repaid all amounts outstanding under our senior secured credit facility and on November 15, 2013, we received the first installment payment of $225 million under our Prepayment Agreement with Apple. In connection with the receipt of proceeds from the notes and the concurrent common stock offering, we expect that these liens will be released and Apple will continue to hold a security interest in our ASF units purchased pursuant to the Prepayment Agreement as well as in the equity interest of our subsidiary that owns those units to secure our payment obligations under the Prepayment Agreement and supply obligations to Apple. As a result of the repayment of the senior secured credit facility and the receipt of our first installment payment under the Prepayment Agreement, our total consolidated indebtedness as of the date of this prospectus supplement is approximately $338 million (which excludes the portion of our 2017 notes allocated to the conversion feature). After giving effect to the issuance of the notes (assuming no exercise of the underwriters' option to purchase additional notes), our total consolidated indebtedness would have been approximately $420 million (which excludes the portion of the notes and of the 2017 notes allocated to the conversion feature).

No Optional Redemption or Sinking Fund

        The notes will not be redeemable by us prior to maturity. No sinking fund is provided for the notes.

Conversion Rights

General

        Prior to 5:00 p.m., New York City time on the business day immediately preceding June 15, 2020, the notes will be convertible only upon satisfaction of one or more of the conditions described under the headings "—Conversion upon Satisfaction of Sale Price Condition," "—Conversion upon Satisfaction of Trading Price Condition," and "—Conversion upon Specified Corporate Events." On or after June 15, 2020 until 5:00 p.m., New York City time on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at any time irrespective of the foregoing conditions. The conversion rate will initially be     shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $    per share of common stock). Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as set forth below under "—Settlement upon Conversion." If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and number of shares of our common stock, if any, due upon conversion will be based on a daily conversion value (as defined below) calculated on a proportionate basis for each trading day in a 40 trading day observation period

(as defined below under "—Settlement upon Conversion"). The trustee will initially act as the conversion agent.

        The conversion rate and the equivalent conversion price in effect at any given time are referred to as the "applicable conversion rate" and the "applicable conversion price," respectively, and will be subject to adjustment as described below. The conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time. A holder may convert fewer than all of such holder's notes so long as the notes converted are an integral multiple of $1,000 principal amount; provided that the remaining principal amount of any note so converted is $1,000 or an integral multiple of $1,000 in excess thereof.

        Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest unless such conversion occurs between a regular record date and the interest payment date to which it relates and you were the record holder on such regular record date. Our settlement of conversions as described below under "—Settlement upon Conversion" will be deemed to satisfy our obligation to pay:

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  the principal amount of the note; and

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  accrued and unpaid interest to, but not including, the conversion date.

        As a result, accrued and unpaid interest to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of notes, accrued and unpaid interest will be deemed to be paid first out of any cash paid upon such conversion.

        Notwithstanding the preceding paragraph, if notes are converted after 5:00 p.m., New York City time, on a regular record date for the payment of interest, holders of such notes at 5:00 p.m., New York City time, on such regular record date will receive the full amount of interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any regular record date to 9:00 a.m., New York City time, on the immediately following interest payment date, must be accompanied by funds equal to the amount of interest payable on the notes so converted; provided that no such payment need be made:

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  if notes are converted after 5:00 p.m., New York City time, on the regular record date immediately preceding the maturity date and before 5:00 p.m., New York City time on the second scheduled trading day immediately preceding the maturity date;

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  if we have specified a fundamental change purchase date that is after a regular record date and on or prior to the business day immediately following the corresponding interest payment date; or

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  to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such notes.

        If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon the conversion, unless the tax is due because the holder requests any shares to be issued in a name other than the holder's name, in which case the holder will pay that tax.

        Holders may surrender their notes for conversion under the following circumstances:

Conversion upon Satisfaction of Sale Price Condition

        Prior to 5:00 p.m., New York City time on the business day immediately preceding June 15, 2020, a holder may surrender all or a portion of its notes for conversion during any calendar quarter commencing after the calendar quarter ending on March 31, 2014 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day.

        The "last reported sale price" of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the "last reported sale price" will be the last quoted bid price per share for our common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted, the "last reported sale price" will be the average of the mid-point of the last bid and ask prices per share for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose. The "last reported sale price" will be determined without regard to after hours trading or any other trading outside of regular trading session hours.

        "Scheduled trading day" means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, "scheduled trading day" means a "business day."

        "Trading day" means a day on which (i) trading in our common stock generally occurs on The NASDAQ Global Select Market or, if our common stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded and (ii) a last reported sale price for our common stock is available on such securities exchange or market. If our common stock is not so listed or traded, "trading day" means a "business day."

Conversion upon Satisfaction of Trading Price Condition

        Prior to 5:00 p.m., New York City time, on the business day immediately prior to June 15, 2020, a holder may surrender all or a portion of its notes for conversion during the five business day period after any five consecutive trading day period (the "measurement period") in which the "trading price" per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the provisions described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such trading day.

        The "trading price" of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $2.0 million principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select, which may include any or all of the underwriters; provided that if three such bids cannot reasonably be obtained by the bid solicitation agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $2.0 million principal amount of the notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on such determination date. Any such determination will be conclusive absent manifest error. If (a) we are not acting as bid solicitation agent, and we do not, when required to, instruct the bid solicitation agent to obtain bids, or if we give such instruction to the bid solicitation agent, and the bid solicitation agent fails to make such determination, or (b) we are acting as bid solicitation agent and we fail to make such determination, then, in either case, the "trading price" per $1,000 principal amount of notes shall be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each trading day of such failure.

        The bid solicitation agent (if other than us) shall have no obligation to determine the trading price per $1,000 principal amount of notes unless we have requested such determination; and we shall have no obligation to make such request (or, if we are acting as bid solicitation agent, we shall have no obligation to determine the trading price) unless a holder of a note provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. At such time, we shall instruct the bid solicitation agent (if other than us) to determine (or if we are acting as the bid solicitation agent, we shall determine) the trading price per $1,000 principal amount of notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the applicable conversion rate.

        If the trading price condition has been met, we will so notify the holders, the trustee and the conversion agent (if other than the trustee). If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the applicable conversion rate, we will so notify the holders, the trustee and the conversion agent (if other than the trustee).

        The "bid solicitation agent" means us or such other person as may be appointed, from time to time, by us to solicit bids for the trading price of the notes. We shall initially act as the bid solicitation agent.

Conversion upon Specified Corporate Events

        If, prior to 5:00 p.m., New York City time, on the business day immediately prior to June 15, 2020, we elect to:

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  issue to all or substantially all holders of our common stock any rights, options or warrants entitling them to subscribe for or purchase, for a period of not more than 45 calendar days after the date of announcement of such issuance, shares of our common stock at a price per share less than the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance; or

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  distribute to all or substantially all holders of our common stock our assets, debt securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined by our board of directors or a committee thereof, exceeding 10% of the last reported sale price of our common stock on the trading day preceding the date of announcement of such distribution, then, in either case, we must notify the holders of the notes at least 50 scheduled trading days prior to the ex-dividend date for such issuance or distribution. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of 5:00 p.m., New York City time, on the business day immediately prior to the ex-dividend date for such issuance or distribution and our announcement that such issuance or distribution will not take place, even if the notes are not otherwise convertible at such time.

        In addition, if a transaction or event that constitutes a "fundamental change" (as defined under "—Fundamental Change Permits Holders to Require us to Purchase Notes") or a "make-whole fundamental change" (as defined under "—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change") occurs prior to 5:00 p.m., New York City time on the business day immediately preceding June 15, 2020, regardless of whether a holder has the right to require us to purchase the notes as described under "—Fundamental Change Permits Holders to Require us to Purchase Notes," or if we are a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of our assets, pursuant to which our common stock would be converted into cash, securities or other assets, the notes may be surrendered for conversion at any time from or after the date that is 50 scheduled trading days prior to the anticipated effective date of the transaction (or, if later, the business day after we give notice of such transaction) until 45 trading days after the actual effective date of such transaction or, if such transaction also constitutes a fundamental change, until the related fundamental change purchase date. Subject to the immediately succeeding sentence, we will notify holders, the trustee and the conversion agent (if other than the trustee) as promptly as practicable following the date we publicly announce such transaction (and in no event less than 20 scheduled trading days prior to the anticipated effective date of such transaction), and we will use our reasonable efforts to provide such notice at least 50 scheduled trading days prior to the anticipated effective date of such transaction. However, if we do not have knowledge of such transaction at least 20 scheduled trading days prior to the anticipated effective date of such transaction, we will notify holders, the trustee and the conversion agent (if other than the trustee) within two business days of the date upon which we receive notice, or otherwise become aware of such transaction, but in no event later than the actual effective date of such transaction.

Conversions on or After June 15, 2020

        On or after June 15, 2020, a holder may convert any of its notes at any time prior to 5:00 p.m., New York City time on the second scheduled trading day immediately preceding the maturity date regardless of the foregoing conditions.

Conversion Procedures

        If you hold a beneficial interest in a global note, to convert you must comply with DTC's procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

        If you hold a certificated note, to convert you must:

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  complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

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  deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

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  if required, furnish appropriate endorsements and transfer documents; and

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  if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

        We refer to the date you comply with the relevant procedures for conversion described above as the "conversion date."

        If a holder has already delivered a purchase notice as described under "—Fundamental Change Permits Holders to Require us to Purchase Notes" with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the purchase notice in accordance with the relevant provisions of the indenture. If a holder submits its notes for required purchase, the holder's right to withdraw the purchase notice and convert the notes that are subject to purchase will terminate at 5:00 p.m., New York City time on the business day immediately preceding the relevant fundamental change purchase date.

Settlement upon Conversion

        Upon conversion, we may choose to pay or deliver, as the case may be, either cash ("cash settlement"), shares of our common stock ("physical settlement") or a combination of cash and shares of our common stock ("combination settlement"), as described below. We refer to each of these settlement methods as a "settlement method."

        All conversions occurring on or after June 15, 2020 will be settled using the same settlement method. With respect to conversions occurring prior to June 15, 2020, we will use the same settlement method for all conversions occurring on the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions that occur on different conversion dates. That is, we may choose for notes converted on one conversion date to settle conversions in physical settlement, and choose for notes converted on another conversion date cash settlement or combination settlement.

        If we elect a settlement method, we will inform holders so converting through the trustee of the settlement method we have elected (including the specified dollar amount, as defined below, if we elect combination settlement) no later than 5:00 p.m., New York City time, on the second trading day immediately following the related conversion date (or in the case of any conversion occurring on or after June 15, 2020, no later than June 15, 2020). If we do not timely elect a settlement method for a conversion, we will no longer have the right to elect cash settlement or physical settlement for such conversion and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the specified dollar amount, as described below, per $1,000 principal amount of notes will be equal to $1,000. If we elect combination settlement for a conversion, but we do not timely notify the converting holder of the specified dollar amount per $1,000 principal amount of notes, such specified dollar amount will be deemed to be $1,000. It is our current intent and policy to settle conversions through combination settlement with a specified dollar amount of $1,000.

        Settlement amounts will be computed as follows:

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  if we elect physical settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a number of shares of common stock equal to the applicable conversion rate;

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  if we elect cash settlement, we will pay to the converting holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values for each of the 40 consecutive trading days during the related observation period; and

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  if we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, to the converting holder in respect of each $1,000 principal amount of notes being converted a "settlement amount" equal to the sum of the daily settlement amounts for each of the 40 consecutive trading days during the relevant observation period.

        The "daily settlement amount," for each of the 40 consecutive trading days during the observation period, shall consist of:

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  cash equal to the lesser of (i) the maximum cash amount per $1,000 principal amount of notes to be received upon conversion as specified in the notice specifying our chosen settlement method (the "specified dollar amount"), if any, divided by 40 (such quotient, the "daily measurement value") and (ii) the daily conversion value; and

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  if the daily conversion value exceeds the daily measurement value, a number of shares of our common stock equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day, which number may include fractional shares during the pendency of the observation period.

        The "daily conversion value" means, for each of the 40 consecutive trading days during the observation period, 1/40th of the product of (1) the applicable conversion rate on such trading day and (2) the daily VWAP on such trading day.

        The "daily VWAP" means, for each of the 40 consecutive trading days during the applicable observation period, the per share volume-weighted average price as displayed under the heading "Bloomberg VWAP" on Bloomberg page "GTAT <equity> AQR" (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The "daily VWAP" will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

        The "observation period" with respect to any note surrendered for conversion means:

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  if the relevant conversion date occurs prior to June 15, 2020, the 40 consecutive trading day period beginning on, and including, the third trading day after such conversion date; and;

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  if the relevant conversion date occurs on or after June 15, 2020, and on or prior to the second scheduled trading day immediately preceding the maturity date, the 40 consecutive trading day period beginning on, and including, the 42nd scheduled trading day immediately preceding the maturity date.

        For the purposes of determining amounts due upon conversion only, "trading day" means a day on which (i) there is no "market disruption event" (as defined below) and (ii) trading in our common stock generally occurs on The NASDAQ Global Select Market or, if our common stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading. If our common stock is not so listed or admitted for trading, "trading day" means a "business day."

        "Market disruption event" means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

        Except as described under "—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change" and "—Recapitalizations, Reclassifications and Changes of our Common Stock," we will deliver the settlement amount to converting holders no later than the third scheduled trading day immediately following the relevant conversion date, if we elect physical settlement, or no later than the third scheduled trading day immediately following the last trading day of the relevant observation period, if we elect any other settlement method.

        We will deliver cash in lieu of any fractional share of common stock issuable upon conversion based on the daily VWAP on the relevant conversion date, if we elect physical settlement, or the last trading day of the applicable observation period, if we elect combination settlement.

        Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any shares of our common stock shall be issuable upon such conversion will become the holder of record of such shares as of 5:00 p.m., New York City time on the conversion date, if we elect physical settlement, or the last trading day of the relevant observation period, if we elect combination settlement.

Conversion Rate Adjustments

        The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held a number of shares of our common stock equal to the applicable conversion rate, multiplied by the principal amount of notes held by such holder, divided by $1,000.

  Adjustment events.

(1)
If we issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

  where,

  CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or combination, as applicable;

  CR' = the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date, as applicable;

  OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date, as applicable; and

  OS' = the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

        Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared that results in an adjustment under this clause (1) but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2)
If we issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the date of announcement of such issuance to subscribe for or purchase shares of our common stock, at a price per share less than the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

  where,

  CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;

  CR' = the conversion rate in effect immediately after the open of business on such ex-dividend date;

  OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;

  X = the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

  Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

        Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, the conversion rate shall be decreased to the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

        For purposes of this clause (2) and the first bullet point under "—Conversion upon Specified Corporate Events," in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of our common stock at a price per share that is less than such average of the last reported sale prices over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors or a committee thereof.

(3)
If we distribute, by dividend or otherwise, shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•
dividends, distributions or issuances as to which an adjustment was effected pursuant to clause (1) or (2) above;

•
dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below; and

•
spin-offs as to which the provisions set forth below in this clause (3) shall apply,

then the conversion rate will be increased based on the following formula:

  where,

  CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

  CR' = the conversion rate in effect immediately after the open of business on such ex-dividend date;

  SP0 = the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

  FMV = the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

        Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if "FMV" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.

        With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock in shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a "spin-off," the conversion rate will be increased based on the following formula:

  where,

  CR0 = the conversion rate in effect immediately prior to the end of the valuation period (as defined below);

  CR' = the conversion rate in effect immediately after the end of the valuation period;

  FMV0 = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of last reported sale price set forth under "—Conversion upon Satisfaction of Sale Price Condition" as if references therein to our common stock were to such capital stock or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the "valuation period"); and

  MP0 = the average of the last reported sale prices of our common stock over the valuation period.

        The adjustment to the conversion rate under the preceding paragraph will occur on the last trading day of the valuation period; provided that in respect of any conversion during the valuation period, references in the preceding paragraph to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date of such spin-off and the conversion date in determining the conversion rate. If the ex-dividend date for the spin-off is less than 10 trading days prior to, and including, the end of the observation period in respect of any conversion, references in the preceding paragraph to 10 trading days shall be deemed replaced, for purposes of calculating the affected daily conversion rates in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, the last trading day of such observation period.

        For purposes of this clause (3), clause (1) and clause (2), any dividend or distribution to which this clause (3) is applicable that also includes shares of common stock to which clause (1) applies or rights or warrants to subscribe for or purchase shares of common stock to which clause (2) applies, shall be deemed instead to be (i) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of common stock to which clause (1) applies or rights or warrants to which clause (2) applies (and any conversion rate adjustment required by this clause (3) with respect to such dividend or distribution shall then be made) immediately followed by (ii) a dividend or distribution of such shares of common stock or such rights or warrants (and any further conversion rate adjustment required by clause (1) and clause (2) with respect to such dividend or distribution shall then be made), except (A) the ex-dividend date of such dividend or distribution shall be substituted as "the ex-dividend date" and (B) any shares of common stock included in such dividend or distribution shall not be deemed "outstanding immediately prior" to such event within the meaning of clause (1). The adjustments made pursuant to the provisions of this paragraph shall be made without duplication.

(4)
If we pay any cash dividend or distribution to all or substantially all holders of our common stock, the conversion rate will be increased based on the following formula:

  where,

  CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

  CR' = the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

  SP0 = the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

  C = the amount in cash per share we distribute to all or substantially all of the holders of our common stock.

        Any increase made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors (or a committee thereof) determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if "C" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution.

(5)
If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the "expiration date"), the conversion rate will be increased based on the following formula:

  where,

  CR0 = the conversion rate in effect immediately prior to the open of business on the trading day next succeeding the expiration date;

  CR' = the conversion rate in effect immediately after the open of business on the trading day next succeeding the expiration date;

  AC = the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

  OS0 = the number of shares of our common stock outstanding immediately prior to the time (the "expiration time") such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

  OS' = the number of shares of our common stock outstanding immediately after the expiration time (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

  SP' = the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date.

        The adjustment to the conversion rate under the preceding paragraph will be determined at 5:00 p.m., New York City time on the 10th consecutive trading day immediately following, and including, the trading day next succeeding the expiration date, but will be given effect immediately after the open of business on the trading day next succeeding the expiration date; provided that in respect of any conversion during the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender offer or exchange offer, references to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date and the conversion date in determining the applicable conversion rate. If the trading day immediately following the expiration date is less than 10 trading days prior to, and including, the end of the observation period in respect of any conversion, references in this clause (5) to 10 trading days shall be deemed replaced, for purposes of calculating the affected daily conversion rates in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the trading day immediately following the expiration date to, and including, the last trading day of such observation period.

        If the application of the foregoing formulas would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made (other than as a result of a reverse share split or share combination).

        Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under "—Settlement upon Conversion" based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock based on the conversion rate not reflecting the adjustment and participate in the related dividend, distribution or other event giving rise to such adjustment.

        As used in this section, "ex-dividend date" means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and "effective date" means the first date on which the shares trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant transaction.

        Except as described in this section or under "—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change" below, we will not adjust the conversion rate. In addition, we will not adjust the conversion rate for guarantees issued in respect of any of our outstanding securities. Without limiting the foregoing, the applicable conversion rate will not be adjusted:

  •
  upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

  •
  upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

  •
  upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

  •
  solely for a change in the par value of the common stock; or

  •
  for accrued and unpaid interest, if any.

        Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share. We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustment that is less than 1% of the conversion rate, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried-forward adjustments, regardless of whether the aggregate adjustment is less than 1% (i) annually on the anniversary date of the first date of issue of the notes, (ii) upon the conversion date for any notes or, with respect to any conversions that occur on or after June 15, 2020, on each day during the related observation period and (iii) upon the occurrence of any fundamental change or make-whole fundamental change effective date.

        To the extent, in the future, we have a stockholder rights plan in effect upon conversion of the notes, you will receive, in addition to any common stock, the rights under the rights plan, unless prior to any conversion, the rights have separated from the common stock, in which case the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness or assets as described in clause (3) under

"—Conversion Rate Adjustments" above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

        We are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors or a committee thereof determines that such increase would be in our best interest. We may also, but are not required to, increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares or rights to acquire shares or similar event.

        A holder may, in some circumstances, including the distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution or dividend subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see "Material U.S. Federal Income and Estate Tax Considerations."

Recapitalizations, Reclassifications and Changes of our Common Stock

        In the case of:

  •
  any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination),

  •
  any consolidation, merger or combination involving us,

  •
  any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of ours and our subsidiaries, or

  •
  any statutory share exchange,

        in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at and after the effective time of the transaction, the right to convert each $1,000 principal amount of notes will be changed into a right to convert such principal amount of notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive (the "reference property") upon such transaction. However, at and after the effective time of the transaction, (i) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of notes, as set forth under "—Settlement upon Conversion" and (ii)(x) any amount payable in cash upon conversion of the notes as set forth under "—Settlement upon Conversion" will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under "—Settlement upon Conversion" will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction and (z) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one share of our common stock would have received in such transaction. If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. If the holders receive only cash in such transaction, then for all conversions that occur after the effective date of such transaction (i) the consideration due upon conversion of each $1,000 principal amount of notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased by any additional shares as described under "—Adjustment to

Shares Delivered upon Conversion upon a Make-Whole Fundamental Change"), multiplied by the price paid per share of common stock in such transaction and (ii) we will satisfy our conversion obligation by paying cash to converting holders on the third scheduled trading day immediately following the conversion date. We will notify holders, the trustee and the conversion agent (if other than the trustee) of the weighted average as soon as practicable after such determination is made. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

Adjustments of Prices

        Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including an observation period and the "stock price" for purposes of a make-whole fundamental change), our board of directors (or a committee thereof) will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date of the event occurs, at any time during the period when the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts are to be calculated.

Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change

        If a "fundamental change" (as defined below and determined after giving effect to any exceptions to or exclusions from such definition (including, for the avoidance of doubt, the listed stock exception (as defined below)), but without regard to the proviso in clause (2) of the definition thereof, a "make-whole fundamental change") occurs prior to the maturity date of the notes and a holder elects to convert its notes in connection with such make-whole fundamental change, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock (the "additional shares"), as described below. A conversion of notes will be deemed for these purposes to be "in connection with" such make-whole fundamental change if the conversion date of the notes occurs during the period from, and including, the effective date of the make-whole fundamental change up to, and including, the business day immediately prior to the related fundamental change purchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change).

        Upon surrender of notes for conversion in connection with a make-whole fundamental change, we will, at our option, satisfy our conversion obligation by physical settlement, cash settlement or combination settlement, as described under "—Settlement upon Conversion," based on the conversion rate as increased to reflect the additional shares pursuant to the table set forth below. However, if the consideration for our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the "stock price" (as defined below) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted notes equal to the conversion rate (including any adjustment as described in this section), multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the third scheduled trading day following the conversion date. We will notify holders and the trustee of the effective date of any make-whole fundamental change and issue a press release announcing such effective date no later than five business days after such effective date.

        The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective (the "effective date") and the price (the "stock price") paid (or deemed to be paid) per share of our common stock in the make-whole fundamental change. If the holders of our common stock receive in exchange for their common stock only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the last reported sale prices of our common stock over the five trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change.

        The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner and at the same time as the conversion rate as set forth under "—Conversion rate Adjustments."

        The following table sets forth the hypothetical stock price and the number of additional shares to be received per $1,000 principal amount of notes for each stock price and the effective date set forth below:

Stock price
Effective date	$	$	$	$	$	$	$	$	$	$	$	$
December , 2013
December 15, 2014
December 15, 2015
December 15, 2016
December 15, 2017
December 15, 2018
December 15, 2019
December 15, 2020

        The exact stock prices and effective dates may not be set forth in the table above, in which case:

  •
  If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

  •
  If the stock price is greater than $            per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

  •
  If the stock price is less than $            per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

        Notwithstanding the foregoing, in no event will the conversion rate exceed                shares of common stock per $1,000 principal amount of notes, subject to adjustment in the same manner as the conversion rate as set forth under "—Conversion Rate Adjustments."

        Our obligation to deliver additional shares as described above could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Fundamental Change Permits Holders to Require us to Purchase Notes

        If a "fundamental change" (as defined below in this section) occurs at any time prior to the maturity date, holders will have the right, at their option, to require us to purchase for cash any or all of their notes, or any portion of the principal amount thereof that is equal to $1,000 or a multiple of $1,000 in excess thereof. The price we are required to pay is equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to, but excluding, the fundamental change purchase date (unless the fundamental change purchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such regular record date, and the fundamental change purchase price will be equal to 100% of the principal amount of the notes to be purchased). The fundamental change purchase date will be a date specified by us that is not less than 20 or more than 35 calendar days following the date of our fundamental change notice as described below.

        A "fundamental change" will be deemed to have occurred at such time after the notes are originally issued that any of the following occurs:

  1)
  a "person" or "group" within the meaning of Section 13(d) of the Exchange Act, other than us, our subsidiaries and our and their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

  2)
  the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);

  3)
  our stockholders approve any plan or proposal for the liquidation or dissolution of us; or

  4)
  our common stock ceases to be listed or quoted on any of The NASDAQ Global Select Market, The NASDAQ Global Market or The New York Stock Exchange (or any of their respective successors).

        A transaction or transactions described in clauses (1), (2) or (4) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the notes become convertible into such consideration, excluding cash payments for fractional shares (subject to the provisions set forth above under

"—Conversion Rights—Settlement upon Conversion") (this exception to the fundamental change, defined as the "listed stock exception").

        On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting purchase right. Such notice shall state, among other things:

  •
  the events causing a fundamental change;

  •
  the date of the fundamental change;

  •
  the last date on which a holder may exercise the purchase right;

  •
  the fundamental change purchase price;

  •
  the fundamental change purchase date;

  •
  the name and address of the paying agent and the conversion agent, if applicable;

  •
  if applicable, the conversion rate and any adjustments to the conversion rate;

  •
  if applicable, that the notes with respect to which a fundamental change purchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change purchase notice in accordance with the terms of the indenture; and

  •
  the procedures that holders must follow to require us to purchase their notes.

        Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

        To exercise the fundamental change purchase right, you must deliver, on or before the business day immediately preceding the fundamental change purchase date, subject to extension to comply with applicable law, the notes to be purchased, duly endorsed for transfer, together with a written purchase notice to the paying agent. Each purchase notice must state:

  •
  if certificated, the certificate numbers of your notes to be delivered for purchase or if not certificated, the notice must comply with appropriate DTC procedures;

  •
  the portion of the principal amount of notes to be purchased, which must be $1,000 or an integral multiple thereof; and

  •
  that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

        Holders may withdraw any purchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to 5:00 p.m., New York City time on the business day immediately preceding the fundamental change purchase date. The notice of withdrawal shall state:

  •
  the principal amount of the withdrawn notes;

  •
  if certificated notes have been issued, the certificate numbers of the withdrawn notes or, if not certificated, the notice must comply with appropriate DTC procedures; and

  •
  the principal amount, if any, which remains subject to the purchase notice.

        We will be required (subject to postponement to comply with applicable law) to purchase notes properly tendered and not validly withdrawn on the fundamental change purchase date, subject to extension to comply with applicable law. Holders who have exercised the purchase right will receive payment of the fundamental change purchase price on the later of (i) the fundamental change purchase date and (ii) the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change purchase price of the notes on the fundamental change purchase date, then, with respect to notes that have been properly tendered and not validly withdrawn:

  •
  the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

  •
  all other rights of the holder will terminate (other than the right to receive the fundamental change purchase price).

        In connection with any purchase offer pursuant to a fundamental change purchase notice, we will, if required:

  •
  comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

  •
  file a Schedule TO or any other required schedule under the Exchange Act; and

  •
  otherwise comply with all applicable federal and state securities laws in connection with any offer by us to purchase the notes;

in each case, so as to permit the rights and obligations described in this section to be exercised in the time and in the manner specified in the indenture.

        No notes may be purchased on any date at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change purchase price with respect to such notes).

        The purchase rights of the holders could discourage a potential acquirer of us. The fundamental change purchase feature, however, is not the result of management's knowledge of any specific effort to obtain control of us or part of a plan by management to adopt a series of anti-takeover provisions.

        We will not be required to make an offer to purchase the notes upon a fundamental change if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not validly withdrawn under its offer.

        To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture relating to our obligations to purchase the notes upon a fundamental change, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under such provisions of the indenture by virtue of such conflict.

        The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition or the value of the notes. In addition, the requirement that we offer to purchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

        The definition of fundamental change includes a phrase relating to the sale, lease or transfer of "all or substantially all" of our consolidated assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of the notes to require us to purchase its notes as a result of the sale, lease or transfer of less than all of our assets may be uncertain.

        If a fundamental change were to occur, we may not have enough funds to pay the fundamental change purchase price. Moreover, our ability to purchase the notes may be limited by restrictions on our ability to obtain funds for such purchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See "Risk Factors—Risks Related to the

Notes—We May Not Have the Ability to Raise the Funds Necessary to Settle Conversions of the Notes or to Purchase the Notes upon a Fundamental Change, and our Existing Debt Contains and our Future Debt May Contain Limitations on our Ability to Pay Cash upon a Conversion or Purchase the Notes." If we fail to purchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we may in the future incur other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, Merger and Sale of Assets

        The indenture provides that we will not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person, if not us, is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such person, if not us, expressly assumes by supplemental indenture all of our obligations under the notes and the indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture. Upon any such consolidation, merger or sale, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of, ours under the indenture, and we shall be discharged from our obligations under the notes and the indenture, except in the case of any such lease.

        Notwithstanding anything to the contrary herein, following an acquisition of 100% of our stock by a person that is a corporation for U.S. federal income tax purposes in a transaction in which our stockholders receive as consideration stock of that corporation, we may convert into a limited liability company organized and existing under the laws of the United States of America, any state thereof or the District of Columbia that is wholly owned by that corporation if the conditions set forth in clauses (i) and (ii) above are otherwise satisfied.

        Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change as defined above permitting each holder to require us to purchase the notes of such holder as described above.

        This "—Consolidation, Merger and Sale of Assets" section replaces the section of the accompanying prospectus entitled "Description of Debt Securities—Consolidation, Merger or Conveyance" in its entirety.

Events of Default

        Each of the following is an event of default:

  1)
  default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;

  2)
  default in the payment of principal of any note when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

  3)
  failure by us to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder's conversion right and the default continues for a period of five days;

  4)
  failure by us to comply with our obligations under "Consolidation, Merger and Sale of Assets;"

  5)
  failure by us for a period of 5 days to give a fundamental change notice as described under "Conversion Rights—Fundamental Change Permits Holders to Require us to Purchase Notes"

    or notice of a specified corporate event as described under "Conversion Rights—Conversion upon Specified Corporate Events";

  6)
  failure by us for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of our other agreements contained in the notes or indenture;

  7)
  any indebtedness for money borrowed by us or one of our significant subsidiaries in an aggregate outstanding principal amount in excess of $15.0 million (or the foreign currency equivalent thereof) is not paid at final maturity or upon acceleration and such indebtedness is not discharged, or such acceleration is not otherwise cured or rescinded, within 30 days;

  8)
  certain events of bankruptcy, insolvency, or reorganization of us or any of our significant subsidiaries as defined in Article 1, Rule 1-02 of Regulation S-X promulgated by the SEC; or

  9)
  a final judgment for the payment of $15.0 million (or the foreign currency equivalent thereof) or more (excluding any amounts covered by insurance) rendered against us or any of our significant subsidiaries, which judgment is not discharged or stayed within 30 days after (i) the date on which the right to appeal has expired if no appeal has been commenced, or (ii) the date on which all rights to appeal have been extinguished.

        If an event of default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, if any, on all the notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. However, upon an event of default related to the events described in clause (8) above, the aggregate principal amount and accrued and unpaid interest, if any, will automatically become due and payable immediately.

        Notwithstanding the foregoing, the indenture will provide that, to the extent we elect, the sole remedy for an event of default relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our obligations as set forth under "—Reports" below, will, for the first 180 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the notes at a rate equal to 0.25% per annum of the principal amount of the notes outstanding for each day during the first 90 days after the occurrence of such an event of default and 0.50% per annum of the principal amount of the notes outstanding from the 91st day until the 180th day following the occurrence of such an event of default during which such event of default is continuing.

        If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 181st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 181st day), such additional interest will cease to accrue and the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay additional interest following an event of default in accordance with the preceding paragraph, the notes will be immediately subject to acceleration as provided above.

        In order to elect to pay additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraphs, we must notify all holders of notes and the trustee and paying agent of such election prior to the beginning of such 180-day period. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.

        If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

        The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal or interest or with respect to the failure to deliver the consideration due upon conversion) and rescind any such acceleration with respect to the notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

        Each holder shall have the right to receive payment or delivery, as the case may be, of:

  •
  the principal (including the fundamental change purchase price, if applicable) of;

  •
  accrued and unpaid interest, if any, on; and

  •
  the consideration due upon conversion of,

        its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such holder.

        Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:

  1)
  such holder has previously given the trustee written notice that an event of default is continuing;

  2)
  holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

  3)
  such holders have offered the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

  4)
  the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  5)
  the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        The indenture provides that if a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the default within 90 days after it has gained knowledge of such default. Except in the case of a default in the payment of principal of or interest on any note or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as a committee of trust officers of the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after becoming aware of the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action we are taking or propose to take in respect thereof.

        This "—Events of Default" section replaces the section of the accompanying prospectus entitled "Description of Debt Securities—Events of Default" in its entirety.

Modification and Amendment

        Subject to certain exceptions, the notes and the terms of the indenture relating to the notes may be amended with the consent of the holders of at least a majority in principal amount of the notes then outstanding, including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes, and, subject to certain exceptions, any past default or compliance with any provisions relating to the notes may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes. However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

  1)
  reduce the amount of notes whose holders must consent to an amendment;

  2)
  reduce the rate, or extend the stated time for payment, of interest on any note;

  3)
  reduce the principal, or extend the stated maturity, of any note;

  4)
  make any change that adversely affects the conversion rights of any notes;

  5)
  reduce the fundamental change purchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payment, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

  6)
  change the place or currency of payment of principal or interest in respect of any note;

  7)
  change the ranking of the notes;

  8)
  impair the right of any holder to receive payment of principal of and interest on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes; or

  9)
  make any change in the amendment provisions which require each holder's consent or in the waiver provisions.

        Without the consent of any holder, we and the trustee may amend the indenture to:

  1)
  cure any ambiguity, omission, defect or inconsistency or conform the indenture to the "Description of Notes" section in this prospectus supplement, as supplemented by the related pricing term sheet;

  2)
  provide for the assumption by a successor person of our obligations under the indenture;

  3)
  add guarantees with respect to the notes;

  4)
  secure the notes;

  5)
  add to our covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us;

  6)
  make any change that does not adversely affect the rights of any holder (as determined by our board of directors);

  7)
  comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

  8)
  to provide for a successor trustee in accordance with the terms of the indenture or to otherwise comply with any requirement of the indenture;

  9)
  to provide for the issuance of additional notes, to the extent that we deem such amendment necessary or advisable in connection with such issuance; provided that no such amendment or supplement may impair the rights or interests of any holder (as determined by our board of directors); and provided further that if any such additional notes are not fungible with the notes offered hereby for U.S. federal income tax or securities law purposes, such additional notes will have one or more separate CUSIP numbers;

  10)
  to increase the conversion rate; or

  11)
  to provide for additional rights and benefits for the holders.

        The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

        This "—Modification and Amendment" section replaces the section of the accompanying prospectus entitled "Description of Debt Securities—Waiver, Modifications and Amendment" in its entirety.

Discharge

        We may satisfy and discharge our obligations under the indenture by delivering to the note registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at stated maturity, or any fundamental change purchase date, or upon conversion or otherwise, cash or cash and/or shares of common stock, solely to satisfy outstanding conversions, if applicable, sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

        This "—Discharge" section replaces the section of the accompanying prospectus entitled "Description of Debt Securities—Defeasance and Covenant Defeasance" in its entirety.

Calculations in Respect of Notes

        Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, the daily VWAPs, the daily conversion values, the settlement amounts, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Reports

        The indenture provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be filed by us with the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by us with the SEC via the EDGAR system or any successor thereof will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR.

Trustee

        U.S. Bank National Association is the trustee, note register, paying agent and conversion agent.

        U.S. Bank National Association, in each of its capacities, including without limitation as trustee, note register, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any party other than itself contained in this document and the related documents or for any failure by us or any such other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

Form, Denomination and Registration

        The notes will be issued:

  •
  in fully registered form;

  •
  without interest coupons; and

  •
  in denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof.

Global Notes, Book Entry Form

        Notes will be evidenced by one or more global notes. We will deposit the global note or notes with DTC and register the global notes in the name of Cede & Co. as DTC's nominee. Except as set forth below, a global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        Beneficial interests in a global note may be held directly through DTC if such holder is a participant in DTC, or indirectly through organizations that are participants in DTC, whom we refer to as participants. Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that some persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global note to such persons may be limited.

        Holders who are not participants may beneficially own interests in a global note held by DTC only through participants, or some banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly, who we refer to as indirect participants. So long as Cede & Co., as the nominee of DTC, is the registered owner of a global note, Cede & Co. for all purposes will be considered the sole holder of such global note. Except as provided below, owners of beneficial interests in a global note will:

  •
  not be entitled to have certificates registered in their names;

  •
  not receive physical delivery of certificates in definitive registered form; and

  •
  not be considered holders of the global note.

        We will pay interest on the principal amount of a global note to Cede & Co., as the registered owner of the global note, by wire transfer of immediately available funds on each interest payment date, the fundamental change repurchase date or at maturity, as the case may be. Neither we, the trustee nor any paying agent will be responsible or liable:

  •
  for the records relating to, or payments made on account of, beneficial ownership interests in a global note; or

  •
  for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We have been informed that DTC's practice is to credit participants' accounts upon receipt of funds on that payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount represented by a global note as shown in the records of DTC. Payments by participants to owners of beneficial interests in the principal amount represented by a global note held through participants will be the responsibility of the participants, as is now the case with securities held for the accounts of customers registered in "street name."

        Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing its interest.

        Neither we, the trustee, registrar, paying agent nor conversion agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of notes, including the presentation of notes for conversion, only at the direction of one or more participants to whose account with DTC interests in the global note are credited, and only in respect of the principal amount of the notes represented by the global note as to which the participant or participants has or have given such direction.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global note among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time.

Certificated Notes

        Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

  •
  DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

  •
  an event of default with respect to the notes has occurred and is continuing and such beneficial owner requests that its notes be issued in physical, certificated form.

Information Concerning the Trustee; Reports by the Company

        We have appointed U.S. Bank National Association, the trustee under the indenture, as paying agent, conversion agent, note registrar and custodian for the notes. The trustee or its affiliates may provide banking and other services to us in the ordinary course of their business.

        The indenture contains limitations on the rights of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims in some cases or to realize on some property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. However, if the trustee or any affiliate continues to have any conflicting interest and a default occurs with respect to the notes, the trustee must eliminate such conflict or resign.

        In the indenture, we have agreed to file with the trustee and transmit to holders of the notes such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the time and in the manner required by such Act.

Governing Law

        The notes and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

 CONCURRENT COMMON STOCK OFFERING

        Concurrently with this offering of our senior convertible notes, we are offering 12,000,000 shares of our common stock (13,800,000 shares if the underwriters in that offering exercise their option in full to purchase additional shares of our common stock) pursuant to a separate prospectus supplement in an underwritten public offering. Through this offering and our concurrent common stock offering, we intend to raise gross proceeds of approximately $242.7 million, based on an assumed common stock offering price of $9.81 per share (the closing price of our common stock on November 29, 2013) (up to $279.1 million if the underwriters in this offering exercise in full their option to purchase additional notes and the underwriters in the concurrent common stock offering exercise in full their option to purchase additional shares of our common stock). However, amounts sold in each offering may increase or decrease based on market conditions relating to a particular security. This offering is not contingent upon our common stock offering and our common stock offering is not contingent upon this notes offering. We cannot assure you that our common stock offering will be completed.

        Assuming no exercise of the underwriters' option with respect to the additional shares of common stock, we estimate that the net proceeds of the common stock offering, after deducting the underwriting discount and estimated expenses payable by us, will be approximately $         million.

        This description and the other information in this prospectus supplement regarding the common stock offering is included in this prospectus supplement solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, our common stock.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

        The following is a summary of the material United States federal income tax considerations (and, in the case of non-U.S. holders, estate tax considerations) as of the date hereof of the ownership of notes and the shares of our common stock that may be received upon conversion of the notes. This summary deals only with a note or share of our common stock held as a capital asset (generally property held for investment) by an investor that purchases the note on original issuance at its "issue price," which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the notes is sold for money, and does not represent a detailed description of the United States federal income and estate tax consequences applicable to you if you are subject to special treatment under the United States federal income or estate tax laws, including if you are:

  •
  a dealer in securities;

  •
  a financial institution;

  •
  a regulated investment company;

  •
  a real estate investment trust;

  •
  a tax-exempt organization;

  •
  an insurance company;

  •
  a person holding the notes or shares of our common stock as part of an integrated, conversion or constructive sale transaction or a straddle;

  •
  a trader in securities that has elected the mark-to-market method of tax accounting for your securities;

  •
  a person liable for alternative minimum tax;

  •
  a person who is an investor in a partnership or other pass-through entity;

  •
  a United States person whose "functional currency" is not the U.S. dollar;

  •
  a "controlled foreign corporation";

  •
  a "passive foreign investment company"; or

  •
  a United States expatriate.

        The summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax considerations different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with all tax considerations that may be relevant to investors in light of their personal circumstances. This summary also does not discuss the 3.8% additional tax on unearned income.

        For purposes of this discussion, a "U.S. holder" is a beneficial owner of a note or share of our common stock that is, for United States federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

        The term "non-U.S. holder" means a beneficial owner of a note or share of our common stock (other than a partnership) that is not a U.S. holder.

        If an entity or arrangement treated as a partnership for United States federal income tax purposes holds the notes or shares of common stock, the tax treatment of the partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding the notes or shares of our common stock, you should consult your own tax advisors.

        If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the ownership of the notes and shares of our common stock, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

U.S. Holders

        The following discussion is a summary of certain United States federal income tax consequences that will apply to you if you are a U.S. holder of notes or shares of our common stock into which the notes may be converted.

Stated Interest

        Stated interest paid on a note will be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of accounting for United States federal income tax purposes. If you are a cash method taxpayer, which is the case for most individuals, you must report interest on the notes in your income when you receive it. If you are an accrual method taxpayer, you must report interest on the notes in your income as it accrues.

        This discussion assumes that the notes will not be issued with original issue discount ("OID"). If, however, the notes' principal amount exceeds the issue price by at least a de minimis amount, as determined under applicable Treasury regulations, you will be required to include such excess in income as original issue discount, as it accrues, in accordance with a constant-yield method based on a compounding of interest, before the receipt of cash attributable to this income.

        We may, in certain circumstances, be required to make additional payments to holders of the notes. See "Description of Notes—Events of Default." This requirement may cause the notes to be treated as "contingent payment debt instruments." According to the applicable U.S. Treasury regulations, contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if such contingencies, as of the date of issuance, are either remote or incidental. We believe that such additional contingencies are remote and/or incidental, and that the notes are not contingent payment debt instruments. Our position is not, however, binding on the Internal Revenue Service (the "IRS") and, if the IRS were to challenge this position successfully, you might be required to accrue interest income on the notes under the rules applicable to contingent payment debt instruments. Under these rules, you would be required to accrue interest income based upon a "comparable yield," regardless of your method of accounting. Such yield would be higher than the stated coupon on the notes. In addition, you would be required to treat as ordinary interest income any gain realized on the taxable disposition of a note (which for this purpose would include conversion of a note). You should consult your tax advisors regarding the tax considerations relating to the additional payments to investors in the notes. The remainder of this discussion assumes that our position is correct.

Sale, Exchange, Retirement or Other Taxable Disposition of Notes

        Except as provided below under "—Conversion of Notes into Cash, Common Stock, or a Combination of Cash and Common Stock," you will generally recognize gain or loss upon the sale, exchange, retirement or other taxable disposition of a note equal to the difference between the amount realized upon the sale, exchange, retirement or other taxable disposition and your adjusted tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued interest, which will be treated as described above under "—Stated Interest." Your tax basis in a note will generally be equal to the amount you paid for the note. Any gain or loss recognized on a taxable disposition of the note will be capital gain or loss. If you are an individual and have held the note for more than one year, such capital gain will be subject to reduced rates of taxation. Your ability to deduct capital losses may be limited.

Conversion of Notes Into Cash, Common Stock, or a Combination of Cash and Common Stock

        If, upon conversion of a note, we elect to satisfy our conversion obligation solely with cash, your gain or loss will be determined in the same manner as if you disposed of the notes in a taxable disposition, as described above under "—Sale, Exchange, Retirement or Other Taxable Disposition of Notes."

        If, upon conversion of a note, we elect to satisfy our conversion obligation solely with shares of our common stock (and cash in lieu of a fractional share of our common stock), you generally will not recognize any income, gain or loss upon conversion of a note into shares of our common stock, except with respect to cash received in lieu of a fractional share of our common stock and any cash or stock attributable to accrued interest (which will be treated as described above under "—Stated Interest"). Your adjusted basis in the shares of our common stock received will be the same as your adjusted basis in the note at the time of the conversion, reduced by any basis allocable to a fractional share. The holding period for the shares of our common stock (other than shares attributable to accrued interest) will generally include the holding period of the note converted.

        Your adjusted tax basis in shares of our common stock attributable to accrued interest generally will equal the amount of accrued interest included in income and the holding period with respect to such shares will begin on the day following the date of conversion.

        Cash received in lieu of a fractional share of our common stock will be treated as a payment in exchange for a fractional share of our common stock and generally will result in capital gain or loss equal to the difference between the cash received for the fractional share and your adjusted tax basis allocable to the fractional share.

        The conversion of a note into a combination of cash and shares of our common stock may be treated as a recapitalization for U.S. federal income tax purposes. In order for an exchange of notes for a combination of cash and shares of our common stock to qualify as a recapitalization, the notes must be treated as "securities" under the relevant provisions of the Code. Neither the Code nor the Treasury Regulations define the term security. Whether a debt instrument is a security is based on all of the facts and circumstances, but most authorities have held that the term to maturity of the debt instrument is one of the most significant factors. In this regard, debt instruments with a term of 10 years or more generally have qualified as securities, whereas debt instruments with a term of less than five years generally have not qualified as securities. U.S. holders are urged to consult their own tax advisors regarding a conversion of the notes into a combination of cash and shares of our common stock.

        If the transaction were treated as a recapitalization, you generally would not be permitted to recognize loss, but generally would be required to recognize capital gain in an amount equal to the lesser of (i) the excess (if any) of (A) the amount of cash (excluding any cash received attributable to accrued and unpaid interest, which will be treated as described above under "—Stated Interest") plus the fair market value of shares of our common stock received upon conversion (treating a fractional share of our common stock as issued and redeemed for this purpose and excluding any such common stock that is attributable to accrued and unpaid interest) over (B) your adjusted tax basis in the converted note, and (ii) the amount of cash received upon conversion (other than any cash received in lieu of a fractional share of our common stock and any cash received attributable to accrued and unpaid interest). Your adjusted tax basis in the shares of common stock received (including any fractional share of our common stock for which cash is paid, but excluding shares attributable to accrued and unpaid interest) generally would equal the adjusted tax basis of the note, decreased by the amount of any cash received (other than cash in lieu of a fractional share of our common stock and any cash attributable to accrued and unpaid interest), and increased by the amount of gain recognized (other than any gain recognized with respect to cash received in lieu of a fractional share of our common stock).

        Gain or loss recognized on the receipt of cash in lieu of a fractional share would be capital gain or loss and would be equal to the difference between the amount of cash you receive in respect of the fractional share and the portion of your tax basis in the common stock received that is allocable to the fractional share. Your tax basis in a fractional share will be determined by allocating your tax basis in the common stock between the shares of our common stock you receive upon conversion and the fractional share, in accordance with their respective fair market values. Your holding period for the shares of common stock received on conversion (other than shares attributable to accrued and unpaid interest) would include the holding period for the converted note. Your tax basis in the shares of our common stock you receive with respect to accrued interest will equal the fair market value of the stock received, and your holding period for such shares will begin the day after the date of receipt.

        Any capital gain you recognize upon conversion will be long-term capital gain if at the time of conversion you have held the notes for more than one year. Long-term capital gains recognized by non-corporate U.S. holders will be subject to reduced tax rates.

        Alternatively, it may be appropriate to treat the transaction as a partial conversion of your note into shares of our common stock and a partial redemption of your note for cash (the tax consequences of such redemption would be as described above under "—Sale, Exchange, Retirement or Other Taxable Disposition of Notes"). With respect to the portion of a note treated as converted into stock, you generally would not recognize any gain or loss. To compute the amount of any gain resulting from the taxable portion of the conversion, you generally would be required to allocate your tax basis in a note between the portion of the note that is deemed to have been converted and the portion of the note that is deemed to have been redeemed for cash (which would include cash received in lieu of a fractional share) based on the relative fair market values of common stock and cash received upon conversion. Your tax basis in the common stock received upon conversion generally would be equal to your tax basis in the portion of your note deemed converted and your holding period for such common stock generally would include the period during which you held the note.

        The tax consequences of converting a note into a combination of cash and shares of common stock are unclear. Furthermore, there is no direct authority concerning the right of the issuer to settle its conversion obligation in cash and stock of the issuer, and it is possible that such settlement would be treated as fully taxable as described above under "—Sale, Exchange, Retirement or Other Taxable Disposition of Notes." It is possible that other characterizations exist. You are strongly encouraged to consult your own tax advisors regarding the appropriate treatment of a conversion of the notes into a combination of common stock and cash.

Constructive Distributions

        The conversion rate of the notes will be adjusted in certain circumstances. Under section 305(c) of the Code, an adjustment (or failure to make an adjustment) that has the effect of increasing your proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to you, notwithstanding the fact that you do not receive a cash payment. An adjustment to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the beneficial owners of the notes, however, will generally not be considered to result in a deemed distribution to you. Certain of the possible conversion rate adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock) may not qualify as being pursuant to a bona fide reasonable adjustment formula. If such an adjustment is made, the U.S. holders of the notes (or, in certain circumstances, holders of common stock) will be deemed to have received a distribution even though they have not received any cash or property as a result of such adjustments. Any deemed distribution will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules described below under "—Distributions on Common Stock." It is not clear whether a constructive dividend deemed paid to you would be eligible for the preferential rates of United States federal income tax for non-corporate U.S. holders. It is also unclear whether corporate U.S. holders would be entitled to claim the dividends-received deduction with respect to any such constructive dividend.

Possible Effect of a Consolidation or Merger

        In certain situations, we may consolidate or merge into another entity (as described above under "Description of Notes—Consolidation, Merger and Sale of Assets"). Depending on the circumstances, a change in the obligor of the notes as a result of the consolidation or merger could result in a deemed taxable exchange to a U.S. holder and the modified note could be treated as newly issued at that time, potentially resulting in the recognition of taxable gain or loss.

Distributions on Common Stock

        If, after you acquire shares of common stock upon conversion of a note, we make a distribution in respect of such common stock from our current or accumulated earnings and profits as determined under United States federal income tax principles, the distribution generally will be treated as a dividend and generally will be includible in your income when paid. If the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of your investment, up to the basis in your common stock, and any excess will be treated as capital gain. If you are a corporation, subject to certain requirements, you generally will be able to claim a dividends-received deduction on a portion of any distribution taxed as a dividend. If you are a non-corporate U.S. holder, eligible dividends received by you will generally be subject to tax at the special reduced rate generally applicable to long-term capital gains, provided that certain requirements, including those relating to holding periods, are satisfied.

        As discussed above under "—Constructive Distributions," if an event occurs that dilutes the note holder's interest and the conversion price is not adjusted, the resulting increase in the proportionate interests of our shareholders could be treated as a taxable stock dividend to them.

Sale, Exchange or Other Taxable Disposition of Common Stock

        You generally will recognize gain or loss on a sale, exchange or other taxable disposition of a share of our common stock. Your gain or loss will equal the difference between the proceeds received by you and your adjusted tax basis in the stock. The proceeds received by you will include the amount of any cash and the fair market value of any other property received for the stock. The gain or loss you recognize on a sale, exchange or other taxable disposition of a share of common stock will be capital gain or loss and will be long-term capital gain or loss if you have held the common stock for more than a year. If you are a non-corporate U.S. holder, any long-term capital gain will be subject to reduced rates of taxation. Your ability to deduct capital losses may be limited.

Information Reporting and Backup Withholding

        Information reporting requirements generally will apply with respect to payments of principal and stated interest on the notes, to payments of dividends on shares of common stock, and to proceeds of a sale of a note or share of common stock paid to you unless you are an exempt recipient. Backup withholding may apply to those payments if you fail to provide your taxpayer identification number, or certification of exempt status, or if you have failed to report in full interest and dividend income.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

Non-U.S. Holders

        The following is a summary of the United States federal tax consequences that will apply to you if you are a non-U.S. holder of the notes or shares of our common stock.

Payments on the Notes

        Subject to the discussion below concerning backup withholding, payments of principal and interest on the notes by us or any paying agent to you will not be subject to United States federal income or withholding tax, provided that, in the case of interest,

  •
  you do not own, actually or constructively, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

  •
  you are not a controlled foreign corporation (as defined in the Code) related, directly or indirectly, to us through stock ownership;

  •
  you are not a bank receiving interest on the notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business;

  •
  you certify on a properly executed IRS Form W-8BEN, under penalties of perjury, that you are not a United States person; and

  •
  it is not effectively connected with your conduct of a trade or business in the United States as described below.

        If you cannot satisfy one of the first four requirements described above and interest on the notes is not effectively connected with your conduct of a trade or business in the United States as described below, payments of interest on the notes will be subject to withholding tax at a rate of 30%, subject to an applicable treaty providing otherwise (as described below).

        If interest on a note is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), you will generally be subject to United States federal income tax on a net-income basis at applicable graduated individual or corporate rates. In this case, you will be exempt from the withholding tax on interest discussed above, although you will be required to provide a properly executed IRS Form W-8ECI (or other applicable form) in order to claim an exemption from withholding. You are urged to consult your tax advisor with respect to other United States tax consequences of the ownership and disposition of notes, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.

        A non-U.S. holder of the notes who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements on an IRS Form W-8BEN (or other applicable form). If you are eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Dividends and Constructive Dividends

        Subject to the discussions below concerning backup withholding and FATCA, any dividends paid to you with respect to shares of our common stock (including any deemed dividends with respect to the notes or shares of our common stock resulting from certain adjustments, or failure to make adjustments, to the conversion rate including, without limitation, adjustments in respect of taxable dividends to holders of our common stock, see "—U.S. Holders—Constructive Distributions" above) will be subject to withholding tax at a 30% rate (or lower applicable income tax treaty rate). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to you, including, but not limited to, sales or conversion proceeds subsequently paid or credited to you. However, dividends that are effectively connected with the conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to a United States permanent establishment, are not subject to the withholding tax, but instead are subject to United States federal income tax on a net-income basis at applicable graduated individual or corporate rates. Certain certification requirements and disclosure requirements on an IRS Form W-8ECI (or other applicable form) must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate (or lower applicable income tax treaty rate).

        A non-U.S. holder of shares of our common stock who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements on an IRS Form W-8BEN (or other applicable form). If you are eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, Exchange, Retirement, Conversion or Other Taxable Disposition of Notes or Shares of Common Stock

        Any gain from the sale, exchange, retirement or other taxable disposition of a note or upon the conversion of a note into cash, common stock, or a combination of cash and shares of our common stock in the manner described above in "—U.S. Holders—Sale, Exchange, Retirement or Other Taxable Disposition of Notes" and "—U.S. Holders—Conversion of Notes into Cash, Common Stock, or a Combination of Cash and Common Stock," as applicable, generally will not be subject to United States federal income tax unless:

  •
  that gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment);

  •
  you are an individual who is present in the United States for 183 or more days in the taxable year of that disposition, and certain other conditions are met; or

  •
  we are or have been a "United States real property holding corporation" for United States federal income tax purposes, and certain other conditions are met.

        If you are an individual described in the first bullet point above, you will be subject to tax on the net gain derived from the sale, exchange, retirement, conversion or other taxable disposition under regular graduated United States federal income tax rates. If you are an individual described in the second bullet point above, you will be subject to a flat 30% tax on the gain derived from the sale, exchange, retirement, conversion or other taxable disposition, which may be offset by United States source capital losses, even though you are not considered a resident of the United States. If you are a foreign corporation that falls under the first bullet point above, you will be subject to tax on your net gain under regular graduated rates and, in addition, you may be subject to the branch profits tax equal to 30% of your effectively connected earnings and profits or such lower rate as may be specified by an applicable income tax treaty.

        We believe that we are not and do not anticipate becoming a "United States real property holding corporation" for United States federal income tax purposes, although there can be no assurance that we will not become such a corporation. If we do become a U.S. real property holding corporation, and certain other conditions are satisfied, non-U.S. holders could be subject to additional U.S. taxes.

Section 871(m) Withholding

        Section 871(m) of the Code causes certain "dividend equivalents" paid to non-U.S. persons to be subject to withholding tax at a 30% rate (or a reduced rate specified by an applicable income tax treaty). Proposed Treasury regulations under Section 871(m), when finalized, may require withholding with respect to the notes to the extent the conversion rate is adjusted as a result of a dividend paid on our common stock, or potentially in the absence of an adjustment. It is possible that the final regulations will be retroactively applied to dividend equivalents previously deemed paid. The amount and timing of any withholding tax imposed under Section 871(m) may differ from the general withholding required on deemed dividends, as described above under "—Dividends and Constructive Distributions." It is possible that the applicable tax imposed under Section 871(m) would be withheld from cash payments of interest or from cash otherwise deliverable to a non-U.S. holder upon conversion, retirement or repurchase of a note.

United States Federal Estate Tax

        If you are an individual who, for United States federal estate tax purposes is not a citizen or resident of the United States at death, your estate will not be subject to United States federal estate tax on notes beneficially owned by you at the time of your death, provided that payments with respect to such notes are not effectively connected with the conduct by you of a trade or business in the United States and you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations. However, shares of common stock held by you at the time of your death will be included in your gross estate for United States federal estate tax purposes unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

        Generally, the amount of any interest or dividends paid to you and the amount of tax withheld with respect to those payments will be reported to the IRS. Copies of the information returns reporting such interest or dividends and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

        In general, you will not be subject to backup withholding with respect to payments of interest or dividends provided that the payor does not have knowledge or reason to know that you are a United States person, as defined under the Code, and we (or other paying agents) have received from you the applicable statement described above in "—Payments on the Notes" and "—Dividends and Constructive Dividends."

        In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale of a note or shares of common stock made within the United States or conducted through certain United States-related financial intermediaries, if the payor receives the applicable statement described above and does not have knowledge or reason to know that you are a United States person or you otherwise establish an exemption.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA

        Legislation and administrative guidance (commonly referred to as FATCA) generally will impose a United States federal withholding tax of 30% on any dividends paid after June 30, 2014 and the proceeds of a sale of our common stock paid after December 31, 2016 to (i) a "foreign financial institution" (as specially defined under these rules), whether such foreign financial institution is the beneficial owner or an intermediary, unless such institution enters into an agreement with the United States government to withhold on certain payments and to collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners) or (ii) a non-financial foreign entity, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial United States owners or provides the withholding agent with a certification identifying the direct and indirect United States owners of the entity. Under certain circumstances, a non-United States holder might be eligible for refunds or credits of such taxes. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our common stock.

        Under final Treasury regulations, withholding under FATCA generally does not apply to debt obligations outstanding on June 30, 2014, unless they undergo a material modification (within the meaning of applicable Treasury regulations) after that date. Accordingly, withholding under FATCA will not apply to payments with respect to the notes unless the notes are materially modified (within the meaning of the Treasury regulations) on or after June 30, 2014.

        The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular United States federal, state and local and non-United States tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

UNDERWRITING

        Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC and Goldman, Sachs & Co. are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the principal amount of notes indicated below:

Name	Principal Amount of Notes
Morgan Stanley & Co. LLC
Goldman, Sachs & Co.
Canaccord Genuity Inc.

Total	$125,000,000

        The underwriters and the representatives are collectively referred to as the "underwriters" and the "representatives," respectively. The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The obligations of the underwriters to make any payment for and accept delivery of the notes offered by this prospectus supplement and the accompanying prospectus are subject to the approval of certain legal matters by their counsel and to certain other customary conditions. The underwriting agreement provides for a firm commitment underwriting, and the underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement and the accompanying prospectus if any such notes are taken. However, the underwriters are not required to take or pay for the notes covered by the underwriters' option to purchase additional notes described below.

        The underwriters initially propose to offer the notes directly to the public at the offering price listed on the cover page of this prospectus supplement or to certain dealers at a price that represents a concession not in excess of $            per note under the public offering price. After the initial offering of the notes, the offering price and other selling terms may from time to time be varied by the underwriters.

        We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to $18,750,000 aggregate principal amount of additional notes at the public offering price listed on the cover page of this prospectus supplement. To the extent the option is exercised, the underwriters will become obligated, subject to certain conditions, to purchase about the same percentage of the aggregate principal amount of additional notes as the principal amount listed next to the underwriter's name in the preceding table bears to the aggregate principal amount of notes listed next to the names of all underwriters in the preceding table.

        The following table shows the per note and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase up to an additional $18,750,000 aggregate principal amount of notes.

	Per Note	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$

        The expenses of this offering and the concurrent offering of our common stock that are payable by us are estimated to be $            (excluding underwriting discounts and commissions payable in connection with this offering and the concurrent offering of our common stock).

        Our shares of common stock are listed on The NASDAQ Global Select Market under the trading symbol "GTAT."

        The notes will be a new issue of securities for which there is presently no market. The underwriters have advised us that the underwriters presently intend to make a market in the notes as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the notes and any such market making may be discontinued at any time at the discretion of the underwriters, without notice to the holders. Accordingly, no assurance can be given as to the liquidity or trading markets for the notes.

        We and our directors and executive officers have agreed that, without the prior written consent of Morgan Stanley & Co. LLC and Goldman, Sachs & Co. on behalf of the underwriters, we and they will not, during the period ending 60 days after the date of this prospectus supplement (the "restricted period"):

  •
  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock (including any restricted stock units);

  •
  file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or

  •
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, we and each such person agrees that, without the prior written consent of Morgan Stanley & Co. LLC and Goldman, Sachs & Co. on behalf of the underwriters, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

        The restrictions described in the immediately preceding paragraph do not apply to:

  •
  the sale of shares to the underwriters in the concurrent common stock offering;

  •
  the sale of notes by us in this offering;

  •
  the issuance by us of shares of common stock upon the exercise of an option or a warrant, the vesting of restricted stock units or the conversion of a security outstanding on the date of this prospectus supplement of which the underwriters have been advised in writing;

  •
  the issuance by us of any stock option or other equity security to any employee, director, officer or contractor under any employee benefit plan existing on the date of this prospectus supplement;

  •
  transactions by any person other than us relating to shares of common stock or other securities acquired in open market transactions after the completion of the offering of the shares; provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is required or voluntarily made in connection with subsequent sales of the common stock or other securities acquired in such open market transactions;

  •
  sales of shares of common stock pursuant to a Rule 10b5-1 trading plan in effect on the date of this prospectus supplement;

  •
  the exercise, conversion or forfeiture or exchange of shares of common stock pursuant to our long term incentive plans (including, without limitation, to finance a "cashless" exercise or to satisfy tax withholding obligations), which we expect will not exceed approximately 250,000 shares in the aggregate; or

  •
  transfers of up to 83,000 shares of common stock by one of our directors pursuant to a settlement agreement to which he is party.

        Morgan Stanley & Co. LLC and Goldman, Sachs & Co., in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.

        In order to facilitate this offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes or our common stock. Specifically, the underwriters may sell more notes than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of notes available for purchase by the underwriters under their option to purchase additional notes from us. The underwriters can close out a covered short sale by exercising their option to purchase additional notes from us or purchasing notes in the open market. In determining the source of notes to close out a covered short sale, the underwriters will consider, among other things, the open market price of notes compared to the price available under their option to purchase additional notes. The underwriters may also sell notes in excess of their option to purchase additional notes, creating a naked short position. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering of the notes. As an additional means of facilitating the offering of the notes, the underwriters may bid for, and purchase, notes or shares of our common stock in the open market to stabilize the price of the notes or our common stock. These activities may raise or maintain the market price of the notes or our common stock above independent market levels or prevent or retard a decline in the market price of the notes or our common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

        We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

        A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of notes to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. The representatives and certain of the other underwriters are acting as underwriters in our concurrent common stock offering for which they will receive customary underwriting discounts and commissions.

        In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State) with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) an offer of the notes being offered hereby may not be made to the public in that Relevant Member State other than:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of the notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

        Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of any notes being offered hereby in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (b)
  it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Japan

        The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Hong Kong

        The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

        This prospectus supplement and the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust will not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A) of the SFA and in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

 LEGAL MATTERS

        The validity of the notes will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, Menlo Park, California.

EXPERTS

        The financial statements incorporated in this prospectus supplement by reference from the Company's Transition Report on Form 10-K for the transition period from April 1, 2012 to December 31, 2012, and the effectiveness of GT Advanced Technologies Inc.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the financial statements and includes an explanatory paragraph regarding the Company's change in fiscal year end from the Saturday closest to March 31 to December 31 and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

GT Advanced Technologies Inc.

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

        We may offer the securities described in this prospectus from time to time in one or more transactions. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, before you invest.

        We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

General Information

        Our common stock is traded on The NASDAQ Global Select Market under the symbol "GTAT." On November 27, 2013, the closing price of our common stock was $9.82.

        Investing in our securities involves certain risks. See "Item 1A-Risk Factors" in our Transition Report on Form 10-K incorporated by reference in this Prospectus, and in any Quarterly Report on Form 10-Q or applicable Prospectus Supplement, for a discussion of the factors you should carefully consider before deciding to purchase our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 2, 2013

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the "SEC," using a "shelf" registration process. Specific information about the terms of an offering will be included in a prospectus supplement relating to such offering. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the caption "Where You Can Find More Information."

        We have not authorized anyone to give you any additional information different from that contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus provided in connection with an offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted.

        The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of when this prospectus is delivered or when any sale of our securities occurs. Our business, financial condition, results of operations and prospects may have changed since that date.

        This prospectus is not an offer to sell or solicitation of an offer to buy our securities in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful.

        Unless the context otherwise indicates, the terms "GTAT," "GT Advanced Technologies," "Company," "we," "us," and "our" as used in this prospectus refer to GT Advanced Technologies Inc. and its subsidiaries. The phrase "this prospectus" refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

 OUR COMPANY

        GT Advanced Technologies Inc., through its subsidiaries, is a leading diversified technology company producing advanced materials and innovative crystal growth equipment for the global consumer electronics, power electronics, solar and LED industries. Our technical innovations accelerate the use of advanced materials, enabling a new generation of products across this diversified set of global markets.

        We operate through three business segments: our sapphire business, our polysilicon business and our photovoltaic, or PV, business.

        Our principal executive offices are located at 243 Daniel Webster Highway, Merrimack, New Hampshire 03054 and our telephone number is (603) 883-5200. Our website address is www.gtat.com. The information found on our website is not part of this prospectus.

 NOTE REGARDING FORWARD LOOKING STATEMENTS

        This prospectus contains "forward-looking statements" that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The statements contained in this prospectus that are not purely historical are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements are identified by the use of words such as, but not limited to, "anticipate," "believe," "continue," "could," "estimate," "prospects," "forecasts," "expect," "intend," "may," "will," "plan," "target," and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to factors discussed in the section of any accompanying prospectus supplement entitled "Risk Factors" and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under "Item 1A: Risk Factors" and elsewhere in our Transition Report on Form 10-K for the transition period from April 1, 2012 to December 31, 2012, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

        Forward-looking statements speak only as of the date of this prospectus or, if provided in another filing with the SEC, as of the date given. We undertake no obligation to publicly update or review any forward-looking statements to reflect events or circumstances after the date of such statements.

 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

        Our consolidated ratio of earnings to fixed charges for each of the periods indicated are as follows:

(in thousands)
	Nine Months Ended	Transition Period Ended	Fiscal Year Ended
	September 28, 2013	December 31, 2012	March 31, 2012	April 2, 2011	April 3, 2010	March 28, 2009
Ratio of earnings(1) to fixed charges(2)	-1.90X	-14.30X	19.15X	63.71X	97.93X	146.38X

(1)
"Earnings" is calculated by adding (a) pre-tax income from continuing operations; (b) fixed charges (excluding capitalized interest); and (c) amortization of capitalized interest.

(2)
"Fixed Charges" means the sum of the following: (a) interest expensed and capitalized (excluding interest expense related to uncertain tax positions), (b) amortized premiums, discounts and capitalized expenses related to indebtedness, and (c) an estimate of the interest within rental expense.

        The amount of the deficiency is $61,390 for the nine months ended September 28, 2013 and $156,004 for the transition period ended December 31, 2012.

        For the periods indicated above, we had no outstanding shares of preferred stock with required dividend payments. Therefore, the ratios of earnings to fixed charges and preferred stock dividends are identical to the ratios presented in the table above.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of any securities offered by us under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

GENERAL DESCRIPTION OF SECURITIES

        We may offer under this prospectus:

  •
  common stock;

  •
  preferred stock;

  •
  debt securities;

  •
  warrants to acquire common stock, preferred stock or debt securities; or

  •
  any combination of the foregoing, either individually or as units consisting of two or more securities.

        The following description of the terms of these securities sets forth some of the general terms and provisions of securities that may be offered. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities, will be described in the related prospectus supplement. In addition, if we offer securities as units, the terms of the units will be described in the applicable prospectus supplement. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.

        Whenever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may be permitted under applicable law, rules or regulations.

 DESCRIPTION OF CAPITAL STOCK

General Matters

        Our total amount of authorized capital stock is 500,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share. As of November 1, 2013, we had 123,830,191 shares of common stock and zero shares of preferred stock outstanding.

        The discussion set forth below describes the most important terms of our capital stock, amended and restated certificate of incorporation and bylaws. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description you should refer to our amended and restated certificate of incorporation and bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to "Where You Can Find More Information" below for directions on obtaining these documents.

Common Stock

        All of our outstanding common stock is fully paid and nonassessable.

        Dividend Rights.    Subject to preferences that may apply to shares of preferred stock outstanding at the time, holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available at the times and in the amounts as the board of directors may from time to time determine.

        Voting Rights.    Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders.

        Preemptive or Similar Rights.    Our common stock is not entitled to preemptive or other similar subscription rights to purchase any of our securities.

        Conversion Rights.    Our common stock is not convertible.

        Right to Receive Liquidation Distributions.    Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

        Nasdaq Listing.    Our common stock is listed on The Nasdaq Global Select Market under the symbol "GTAT."

Preferred Stock

        Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of up to 10,000,000 shares of preferred stock in a series and may, at the time of issuance, determine the rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of our liquidation, dissolution or winding-up before any payment is made to the holders of shares of common stock. Under specified circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, the board of directors, without stockholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of common stock. We have no shares of preferred stock outstanding.

Anti-takeover Effects of our Amended and Restated Certificate of Incorporation and Bylaws

        Our amended and restated certificate of incorporation and bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deterring or preventing a future takeover or change in control of the company unless such takeover or change in control is approved by the board of directors.

        Removal and Appointment of Directors.    Our amended and restated certificate of incorporation provides that our directors may only be removed by the affirmative vote of the holders of two-thirds of the shares of our capital stock entitled to vote. In addition, provisions of our amended and restated certificate of incorporation and bylaws authorize the board of directors to fill vacant directorships or increase the size of the board of directors pursuant to a resolution adopted by a majority of the board of directors. These provisions may deter a stockholder from removing incumbent directors and simultaneously gaining control of the board of directors by filling the vacancies created by this removal with its own nominees.

        Action by Written Consent; Special Meetings of Stockholders.    Our amended and restated certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our amended and restated certificate of incorporation and the bylaws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the chairman of the board or our chief executive officer, or pursuant to a resolution adopted by a majority of the board of directors. Stockholders are not permitted to call a special meeting or to require the board of directors to call a special meeting.

        Advance Notice Procedures.    Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting.

        In the case of an annual meeting of stockholders, notice by a stockholder, in order to be timely, must be received at our principal executive offices not less than 90, or more than 120, days prior to the anniversary date of the immediately preceding annual meeting of stockholders. In the event that the annual meeting is called for a date that is not within 30 days before or 60 days after the anniversary date, in order to be timely, notice by a stockholder must be received by the close of business on the tenth day following the day on which notice of the annual meeting was mailed or public disclosure of the date of the annual meeting was made.

        In the case of a special meeting of stockholders called for the purpose of electing directors, notice by the stockholder, in order to be timely, must be received not less than 90, or more than 120, days prior to the date of the special meeting. In the event that public announcement of the special meeting is less than 100 days prior to the date of the special meeting, notice by the stockholder, in order to be timely, must be received not later than the tenth day following the date on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made.

        Although the bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company.

        Authorized but Unissued Shares.    Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render it more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Anti-takeover Effects of Delaware Law

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 provides that, subject to exceptions specified therein, an "interested stockholder" of a Delaware corporation shall not engage in any "business combination," including general mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the time that such stockholder becomes an interested stockholder unless:

  •
  prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction which resulted in the stockholder becoming an "interested stockholder," the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding specified shares); or

  •
  on or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% percent of the outstanding voting stock not owned by the interested stockholder.

        Under Section 203, the restrictions described above also do not apply to specified business combinations proposed by an interested stockholder following the announcement or notification of one of the specified transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors, if such transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

        Except as otherwise specified in Section 203, an "interested stockholder" is defined to include:

  •
  any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

  •
  the affiliates and associates of any such person.

        Under some circumstances, Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Shareowner Services LLC. The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

 DESCRIPTION OF WARRANTS

        We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

        The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

  •
  the specific designation and aggregate number of, and the price at which we will issue, the warrants;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  the designation, amount and terms of the securities purchasable upon exercise of the warrants;

  •
  if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

  •
  if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that class or series of our preferred stock;

  •
  if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise, and a description of that series of debt securities;

  •
  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

  •
  whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

  •
  any applicable material U.S. federal income tax consequences;

  •
  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

  •
  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

  •
  if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  the anti-dilution provisions of the warrants, if any;

  •
  any redemption or call provisions;

  •
  whether the warrants are to be sold separately or with other securities as parts of units; and

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

        The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

        The following description of the debt securities sets forth the material terms and provisions of the debt securities. In the description that follows, "we", "us" and "our" refers only to GT Advanced Technologies Inc. and not to any of its subsidiaries. The debt securities will be issued under the indenture, dated as of September 28, 2012 between us and U.S. Bank National Association, as trustee (as amended and supplemented from time to time, the "Indenture"). We have included a copy of the Indenture as an exhibit to this registration statement that contains this prospectus. The specific terms applicable to a particular issuance of debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.

        The following is a summary of the material terms and provisions of the Indenture and the debt securities. You should refer to the Indenture and the applicable prospectus supplement for complete information regarding the terms and provisions of the Indenture and the debt securities.

General

        The debt securities will be our senior unsecured obligations and will rank equal in right of payment to all of our other existing and future indebtedness and other liabilities that are not, by their terms, expressly subordinated in right of payment to the debt securities. In addition, any of our secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligation.

        A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. Under the Indenture, the specific terms of a particular series of debt securities will include the following:

  •
  the title of the debt securities;

  •
  any limit on the amount(s) that may be issued;

  •
  the person to whom any interest on the debt securities shall be payable, if other than the registered holder;

  •
  the maturity date(s) or the method by which this date or these dates will be determined;

  •
  the interest rate, if any, or the method of computing the interest rate;

  •
  the date or dates from which interest will accrue, or how this date or these dates will be determined, and the interest payment date or dates, if any, and any related record dates;

  •
  the place(s) where payments, if any, will be made on the debt securities and the place(s) where debt securities may be presented for transfer or exchange;

  •
  the period or periods within which, the price or prices at which, and the terms and conditions on which, we may redeem the debt securities;

  •
  the period or periods within which, the price or prices at which, and the terms and conditions on which, we may be required to redeem the debt securities;

  •
  any mandatory or optional sinking fund or similar provisions;

  •
  if other than denominations of $1,000 and integral multiples thereof, the denominations in which any debt securities shall be issuable;

  •
  if other than the full principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

  •
  if other than United States dollars, the foreign currency or units of two or more foreign currencies in which payment of the principal of (and premium, if any) or interest on the debt securities shall be payable;

  •
  if the principal of (and premium, if any) or interest on the debt securities is payable, at our election or election of the holders, in a currency or units of two or more currencies other than that in which the debt securities are stated to be payable, the period or periods within which, and the terms and conditions, upon which, such election may be made;

  •
  any index used to determine the amount of payment of the principal of (and premium, if any) or interest on the debt securities;

  •
  whether the debt securities will not be subject to defeasance or covenant defeasance in advance of the date for redemption or the stated maturity date;

  •
  whether the debt securities will be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

  •
  any additional or different events of default and any change in the right of the trustee or the holders to declare principal due and payable;

  •
  any additional or different covenants;

  •
  the form of debt securities;

  •
  whether the debt securities will be convertible into or exchangeable for shares of our common stock, preferred stock, or any other debt securities issued by us, or any property owned by us and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders' option) conversion or exchange features, and the applicable conversion or exchange period;

  •
  the applicability of any guarantees; and

  •
  any other terms of the debt securities.

        We will have the ability under the Indenture to "reopen" a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series.

        Unless otherwise indicated in the applicable prospectus supplement, the covenants contained in the Indenture may not protect holders of the debt securities in the event of a highly leveraged or other transaction involving us or our subsidiaries that may adversely affect the holders of the debt securities.

        Debt securities may be issued under the Indenture as original issue discount securities. An original issue discount security is a security, including any zero-coupon security, that under applicable U.S. federal income tax law has a "stated redemption price at maturity" that exceeds its "issue price" by an amount that equals or exceeds a defined de minimis threshold. If a series of debt securities is issued as original issue discount securities, the special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be discussed in the applicable prospectus supplement.

Form, Exchange and Transfer

        The debt securities will be issuable as registered securities. The ownership or transfer of debt securities will be listed in the security register described in the Indenture.

        The Indenture provides that debt securities may be issuable in global form which will be deposited with, or on behalf of, a depositary, identified in an applicable prospectus supplement. If debt securities are issued in global form, one certificate will represent a large number of outstanding debt securities which may be held by separate persons, rather than each debt security being represented by a separate certificate.

        If the purchase price, or the principal of, or any premium or interest on any debt securities is payable in, or if any debt securities are denominated in, one or more foreign currencies, the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, debt securities denominated in U.S. dollars will be issued only in denominations of $1,000 and integral multiples thereof.

        Debt securities may be presented for registration of transfer with the applicable form of transfer duly executed, at the office of the Security Registrar, as defined in the Indenture, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. This registration of transfer or exchange will be effected upon the Security Registrar being satisfied with the documents of title and identity of the person making the request.

        A debt security in global form may not be transferred except as a whole by or between the depositary for the debt security and any of its nominees or successors. A debt security in global form may be exchanged for definitive debt securities only if the depositary notifies us that it is unwilling or unable to continue as depositary, we decide to issue definitive securities, or an event of default shall have occurred and is continuing with respect to the series of debt securities issued in global form. If any debt security of a series is issuable in global form, the applicable prospectus supplement will describe:

  •
  the manner of payment of principal, premium and interest, if any, on that global debt security, and

  •
  the specific terms of the depositary arrangement with respect to that global debt security.

Payment and Paying Agents

        Unless otherwise specified in an applicable prospectus supplement, we will pay principal, any premium and interest on debt securities at the office of the paying agents we have designated, except that we may pay interest by check mailed to, or wire transfer to the account of, the holder. Unless otherwise specified in any applicable prospectus supplement, payment of any installment of interest on debt securities will be made to the person in whose name the debt security is registered at the close of business on the record date for this interest payment.

        The paying agents outside the United States initially appointed by us for a series of debt securities will be named in the applicable prospectus supplement. In addition, we will be required to maintain at least one paying agent in each place of payment for the series.

Consolidation, Merger or Conveyance

        We have the ability to merge or consolidate with, or convey, transfer or lease all or substantially all of our property, to another corporation, provided that:

  •
  in the event we consolidate with or merge into another corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, the corporation formed by such consolidation or into which we are merged or the person which acquires by conveyance or transfer, or which leases, our properties and assets substantially as an entirety is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance and observance of every covenant in the Indenture on the part of us to be performed or observed;

  •
  immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or a subsidiary as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has happened and is continuing; and

  •
  we have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with all requirements of the Indenture and that all conditions precedent provided for in the Indenture relating to the transaction have been complied with.

Events of Default

        The following are events of default with respect to any series of debt securities issued:

  •
  default in the payment of any interest upon any security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

  •
  default in the payment of the principal of (or premium, if any, on) any security of that series at its maturity;

  •
  default in the deposit of any sinking fund payment, when and as due by the terms of any security of that series;

  •
  default in the performance, or breach, of any covenant or warranty in the Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in the Indenture specifically dealt with or which has expressly been included in the Indenture solely for the benefit of a series of securities other than the series in respect of which the event of default is being determined), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding securities of that series a written notice specifying such default or breach and requiring it to be remedied;

  •
  a default under any bond, debenture, note or other evidence of or agreement for indebtedness of ours for money borrowed (including a default with respect to securities of any series other than that series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of ours for money borrowed (including the Indenture), whether such indebtedness exists now or is created in the future, and either (1) such default results from the failure to pay the aggregate outstanding principal of such indebtedness in excess of $100,000,000 at the final stated maturity of such indebtedness or (2) such default results in such indebtedness in an aggregate principal amount of $100,000,000 or more becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, in each case, without such indebtedness having been discharged or such acceleration having been cured, rescinded or annulled, within a period of 30 business days after given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding securities of that series a written notice specifying such default and requiring us to cause such indebtedness to be discharged or such acceleration to be rescinded or annulled;

  •
  specified events of our bankruptcy, insolvency or reorganization; or

  •
  any other events of default provided with respect to debt securities of that series.

        If an event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare each debt security of that series due and payable immediately by a notice in writing to us, and to the trustee if given by holders. If an event of default occurs because of specified events of bankruptcy, insolvency or reorganization, the principal amount of each series of debt securities will be automatically accelerated, without any action by the trustee or any holder thereof.

        A holder of the debt securities of any series will only have the right to institute a proceeding under the Indenture or to seek other remedies if:

  •
  the holder has given written notice to the trustee of a continuing event of default;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

  •
  these holders have offered indemnity reasonably satisfactory to the trustee to institute proceedings as trustee;

  •
  the trustee does not institute a proceeding within 60 days; and

  •
  the trustee has not received written directions inconsistent with the request from the holders of a majority of the principal amount of the outstanding debt securities of that series during that 60 day period.

        We will annually file statements with the trustee regarding our compliance with the covenants in the Indenture. The trustee will generally give the holders of debt securities notice within 90 days after the Trustee has gained knowledge of the occurrence of an event of default.

Waiver, Modifications and Amendment

        The holders of a majority of the principal amount of the outstanding debt securities of any particular series may, on behalf of the holders of all debt securities of the series, waive past defaults with respect to that particular series, except for:

  •
  the payment of the principal of (or premium, if any) or interest on any security of such series; or

  •
  defaults relating to any covenants of the Indenture which cannot be changed without the consent of each holder of a debt security directly affected by the change.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected may, on behalf of the holders of all debt securities of the series, waive our compliance with the restrictive provisions of the Indenture.

        We and the trustee may amend the Indenture with the consent of the holders of a majority of the principal amount of the outstanding debt securities of each series that is affected. However, without the consent of each directly affected holder, such changes shall not include the following with respect to debt securities held by a non-consenting holder:

  •
  change the stated maturity of, the principal of, or any installment of principal of or interest on, any security, or reduce the principal amount, the rate of interest or any premium payable upon the redemption, or reduce the amount of the principal due and payable upon a declaration of acceleration of maturity of a discount security, or change any place of payment where, or currency in which, any security or any premium or the interest is payable, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity (or, in the case of redemption, on or after the redemption date);

  •
  reduce the percentage in principal amount of the outstanding securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults provided for in the Indenture; or

  •
  modify any of the above requirements or the ability to waive certain past defaults or covenants, except to increase any percentage or to provide that certain other provisions of the Indenture cannot be modified or certain past defaults cannot be waived without the consent of the holder of each outstanding security directly affected.

        For purposes of computing the required consents referred to above, the aggregate principal amount of any outstanding debt securities not payable in U.S. dollars is the amount of U.S. dollars that could be obtained for this principal amount based on the market rate of exchange for the applicable foreign currency or currency unit as determined by the trustee, upon our direction, in accordance with the terms of the Indenture.

        We and the trustee may amend the Indenture without the consent of the holders for any of the following purposes:

  •
  to evidence the succession of another person succeeding us and the assumption by any such successor of our covenants in the Indenture and in the debt securities;

  •
  to add to our covenants for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon us in the Indenture;

  •
  to add any additional events of default with respect to all or any series of debt securities (and if such events of default are to be for the benefit of less than all series of debt securities, stating that such events of default are expressly being included solely for the benefit of such series);

  •
  to add to or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

  •
  to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective only when there is no security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

  •
  to make a change to the debt securities of any series that does not adversely affect the rights of any holder of the debt securities of such series;

  •
  to establish the form or terms of debt securities of any series as permitted by the Indenture;

  •
  to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the debt securities of one or more series or to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;

  •
  to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, provided such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect;

  •
  to comply with any requirement of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended from time to time; or

  •
  to conform the Indenture or the debt securities to the description thereof in the related prospectus, offering memorandum or disclosure document.

Defeasance and Covenant Defeasance

        Unless otherwise specified in the prospectus supplement relating to a series of debt securities, subject to certain conditions, we may elect either:

  •
  defeasance for a series of debt securities, whereby we are discharged from any and all obligations with respect to the debt securities of that series, except as may be otherwise provided in the Indenture; or

  •
  covenant defeasance for a series of debt securities, whereby we are released from our obligations with respect to certain covenants that apply to that series.

        We may do so by depositing with the trustee money, and/or certain government securities which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal and any premium and interest on the applicable series of debt securities, and any mandatory sinking fund or analogous payments on their scheduled due dates. This type of a trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel meeting the requirements set forth in the Indenture.

Governing Law

        The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Trustee

        U.S. Bank National Association is the trustee under the Indenture. We may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with U.S. Bank National Association or its affiliates in the ordinary course of business.

PLAN OF DISTRIBUTION

        General.    We may sell the securities offered hereby directly to one or more purchasers, through agents, or through underwriters or dealers designated from time to time. The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

  •
  the terms of the securities to which such prospectus supplement relates;

  •
  the name or names of any underwriters, if any;

  •
  the purchase price of the securities and the proceeds we will receive from the sale;

  •
  any underwriting discounts and other items constituting underwriters' compensation; and

  •
  any discounts or concessions allowed or reallowed or paid to dealers.

        Underwriters named in the prospectus supplement, if any, are only underwriters of the securities offered with the prospectus supplement.

        Sales Directly to Purchasers.    We may enter into agreements directly with one or more purchasers. Such agreements may provide for the sale of securities at a fixed price, based on the market price of the securities or otherwise.

        Use of Underwriters and Agents.    If underwriters are used in the sale of securities, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

        Securities may be sold directly to or through agents from time to time. Any agent involved in the offering and sale of securities will be named and any commissions paid to the agent will be described in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment. Agents or underwriters may be authorized to solicit offers by certain types of institutional investors to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions paid for solicitation of these contracts will be described in the prospectus supplement. We may engage in "at the market" offerings only of our common stock. An "at the market" offering is defined in Rule 415(a)(4) under the Securities Act as an offering of equity securities into an existing trading market for outstanding shares of the same class at other than a fixed price.

        Deemed Underwriters.    In connection with the sale of the securities offered with this prospectus, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers or agents which participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions received by them and any profit on the resale of the securities received by them may be deemed to be underwriting discounts and commissions under the Securities Act. Anyone deemed to be an underwriter under the Securities Act may be subject to statutory liabilities, including Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

        Indemnification and Other Relationships.    We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        Listing of Securities.    Except as indicated in the applicable prospectus supplement, the securities are not expected to be listed on a securities exchange or market, except for the common stock, which is listed on The Nasdaq Global Select Market, and any underwriters or dealers will not be obligated to make a market in the securities.

 WHERE YOU CAN FIND MORE INFORMATION

        We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the SEC. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC's website at http://www.sec.gov.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

GT Advanced Technologies Inc.
243 Daniel Webster Highway
Merrimack, New Hampshire 03054
(603) 883-5200
Attention: Secretary

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" certain information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must carefully review all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. However, we undertake no obligation to update or revise any statements we make, except as required by law.

        This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

  •
  our Transition Report on Form 10-K for the transition period from April 1, 2012 to December 31, 2012 filed with the SEC on March 1, 2013;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 30, 2013, June 29, 2013 and September 28, 2013, filed with the SEC on May 9, 2013, August 8, 2013 and November 7, 2013, respectively;

  •
  our Current Reports on Form 8-K filed with the SEC on January 4, 2013, January 10, 2013 (and amended on February 28, 2013), January 18, 2013, February 7, 2013, April 19, 2013, May 20, 2013, June 7, 2013, August 2, 2013, August 23, 2013, September 9, 2013 and November 4, 2013;

  •
  our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 26, 2013 to the extent incorporated by reference into our Transition Report on Form 10-K for the transition period ended December 31, 2012; and

  •
  the description of our common stock, par value $0.01 per share, included under the caption "Description of Capital Stock" in the Prospectus forming a part of the Company's Registration Statement on Form S-1, initially filed with the SEC on April 26, 2007 (File No. 333-142383), including exhibits, and as amended, which description has been incorporated by reference in Item 1 of our Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, on July 23, 2008 (File No. 001-34133).

 VALIDITY OF SECURITIES

        Unless the applicable prospectus supplement indicates otherwise, the validity of any securities offered from time to time by this prospectus and any related prospectus supplement will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts.

EXPERTS

        The financial statements incorporated in this Prospectus by reference from the Company's Transition Report on Form 10-K for the transition period from April 1, 2012 to December 31, 2012, and the effectiveness of GT Advanced Technologies Inc.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the financial statements and includes an explanatory paragraph regarding the Company's change in fiscal year end from the Saturday closest to March 31 to December 31 and (2) express an unqualified opinion in the effectiveness of internal control over financial reporting), which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$125,000,000

% Convertible Senior Notes due 2020

GT Advanced Technologies Inc.

Prospectus Supplement

Morgan Stanley	Goldman, Sachs & Co.

Canaccord Genuity

December    , 2013